FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207132-13

The information in this free writing prospectus is preliminary and may be supplemented or changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This free writing prospectus is not an offering to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED AUGUST 3, 2017
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any other underwriter or dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

The securities offered by these collateral materials (“Materials”) will be described in greater detail in the prospectus expected to be dated in August 2017 (the “Preliminary Prospectus”) that will be included as part of our registration statement (SEC File No. 333-207132). The Preliminary Prospectus will contain material information that is not contained in these Materials (including, without limitation, a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors”).

These Materials are subject to change. Information in these Materials regarding the securities and the mortgage loans backing any securities discussed in these Materials supersedes all prior information regarding such securities and mortgage loans and will be superseded by any subsequent information delivered prior to the time of sale.

The Securities May Not Be a Suitable Investment for You

The securities offered by these Materials are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered securities will be subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in these Materials.

These Materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in these Materials may not pertain to any securities that will actually be sold. The information contained in these Materials may be based on assumptions regarding market conditions and other matters as reflected in these Materials. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and these Materials should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these Materials may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in these Materials or derivatives thereof (including options). Information contained in these Materials is current as of the date appearing on these Materials only.

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LOAN #1: general motors building

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(3)		MSMCH / CGMRC
Location (City/State)	New York, New York	Cut-off Date Balance(4)		$92,700,000
Property Type	Mixed Use	Cut-off Date Balance per SF(2)		$738.70
Size (SF)	1,989,983	Percentage of Initial Pool Balance		9.8%
Total Occupancy as of 6/1/2017(1)	95.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/1/2017(1)	95.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1968 / 2017	Mortgage Rate		3.43000%
Appraised Value	$4,800,000,000	Original Term to Maturity (Months)		120
Appraisal Date	5/8/2017	Original Amortization Term (Months)		NAP
Borrower Sponsor	Boston Properties Limited Partnership; 767 LLC; Sungate Fifth Avenue LLC	Original Interest Only Period (Months) First Payment Date	120 7/9/2017
Property Management	Boston Properties Limited Partnership	Maturity Date	6/9/2027

Underwritten Revenues	$334,764,418
Underwritten Expenses	$107,458,009		Escrows(5)
Underwritten Net Operating Income (NOI)	$227,306,409		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$221,544,794	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	30.6%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	30.6%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	4.45x / 4.33x	TI/LC(6)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	15.5% / 15.1%	Other(6)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Pari Passu Notes	$1,470,000,000	63.9%	Loan Payoff	$1,606,000,000	69.8%
Junior Non-Trust Notes	830,000,000	36.1	Principal Equity Distribution	652,892,324	28.4
			Closing Costs	41,107,676	1.8

Total Sources	$2,300,000,000	100.0%	Total Uses	$2,300,000,000	100.0%

(1)	Occupancy includes Under Armour, which has an executed lease but is not expected to be in occupancy at the General Motors Building Property until January 1, 2019.

(2)	DSCR, LTV, Debt Yield and Balance / SF calculations are based on the aggregate outstanding principal balance of the General Motors Building Senior Pari Passu Notes (as defined below) and exclude the outstanding principal balance of the General Motors Building Junior Non-Trust Notes (as defined below). Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI, DSCR Based on Underwritten NCF, Debt Yield Based on Underwritten NOI, Debt Yield Based on Underwritten NCF, and Cut-off Date Balance per SF based on the aggregate outstanding principal balance of the General Motors Building Loan Combination (as defined below) are 47.9%, 47.9%, 2.84x, 2.77x, 9.9%, 9.6%, and $1,156, respectively.

(3)	The General Motors Building Loan Combination (as defined below) was co-originated by Citigroup Global Markets Realty Corp. (“CGMRC”), Deutsche Bank AG, acting through its New York Branch (“DBNY”), Wells Fargo Bank, National Association (“Wells Fargo”), and Morgan Stanley Bank, N.A. (“MSBNA”).

(4)	The Cut-off Date Balance of $92,700,000 represents the non-controlling notes A-1-A2, A-1-C3-2, A-3-C3-1 and A-3-A2-2 which are part of a loan combination evidenced by 37 notes having an aggregate outstanding principal balance as of the Cut-off Date of $2,300,000,000. The related companion loans are evidenced by (i) 29 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $1,377,300,000 and (ii) four junior notes with an aggregate outstanding principal balance as of the Cut-off Date of $830,000,000.

(5)	See “Escrows” below.

(6)	At closing, Boston Properties Limited Partnership (“BPLP”) provided a guaranty in lieu of depositing (i) $107,946,183 for existing tenant improvement and leasing commission costs and (ii) $161,161,013 in existing gap rent and free rent obligations.

■	The Mortgage Loan. The mortgage loan (the “General Motors Building Loan”) is part of a loan combination (the “General Motors Building Loan Combination”) evidenced by 37 notes comprising (i) 33 senior pari passu notes (collectively the “General Motors Building Senior Pari Passu Notes”) with a combined outstanding principal balance as of the Cut-off Date of $1,470,000,000, and (ii) four junior pari passu notes (collectively, the “General Motors Building Junior Non-Trust Notes”) with a combined outstanding principal balance as of the Cut-off Date of $830,000,000. The General Motors Building Junior Non-Trust Notes are subordinate to the General Motors Building Senior Pari Passu Notes as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations—The General Motors Building Loan Combination” in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the General Motors Building Loan Combination is $2,300,000,000. The General Motors Building Loan Combination is secured by the borrower’s fee simple interest in a Class A mixed use, office and retail building located in New York, New York (the “General Motors Building Property”). The General Motors Building Loan, which is evidenced by the non-controlling notes A-1-A2, A-1-C3-2, A-3-C3-1, and A-3-A2-2, has an aggregate outstanding principal balance as of the Cut-off Date of $92,700,000 and represents approximately 9.8% of the Initial Pool Balance. The related companion loans are evidenced by 29 senior pari passu notes (collectively, the “General Motors Building Senior Pari Passu Companion Loans”) which have an aggregate outstanding principal balance as of the Cut-off Date of $1,377,300,000 and the General Motors Building Junior Non-Trust Notes, as detailed in the note summary table below. The General Motors Building Loan Combination was originated by CGMRC, DBNY, Wells Fargo, and MSBNA, on June 7, 2017. MSMCH is expected to contribute notes A-1-A2 and A-1-C3-2 to this securitization transaction, which notes have an aggregate outstanding principal balance of $52,700,000 as of the Cut-off Date, and CGMRC is expected to contribute notes A-3-C3-1 and A-3-A2-2 to this securitization transaction, which notes have an aggregate outstanding principal balance of $40,000,000 as of the Cut-off Date. Each note evidencing the General Motors Building Loan Combination has an interest rate of 3.43000% per annum. The borrower utilized the proceeds of the General Motors Building Loan Combination to refinance the existing debt on the General Motors Building Property, return equity to the borrower sponsors and pay origination costs.

LOAN #1: general motors building

Note Summary

Note	Current or Anticipated Holder of Securitized Note	Cut-off Date Balance
General Motors Building Loan
A-1-A2, A-1-C3-2, A-3-C3-1 and A-3-A2-2	CGCMT 2017-B1	$92,700,000(1)
General Motors Building Senior Pari Passu Companion Loans
A-1-S, A-1-C1, A-2-S, A-2-C1, A-3-S, A-3-C1, A-4-S and A-4-C1	BXP 2017-GM	$725,000,000
A-1-C2, A-1-C3-1, and A-4-A3	BANK 2017-BNK6(2)	$90,000,000
A-1-C4 and A-1-A3	MSBNA	$111,900,000
A-1-A1, A-2-A1, A-3-A1, and A-4-A1	CCRE(3)	$85,000,000
A-2-C2-2, A-2-C3, A-2-A2, and A-2-A3	DBNY	$95,200,000
A-2-C2-1, A-3-C2, and A-3-C3-2	CD 2017-CD5(2)	$100,000,000
A-3-A2-1 and A-3-A3	CGMRC	$55,200,000
A-4-C2, A-4-C3 and A-4-A2	WFCM 2017-C38	$115,000,000
General Motors Building Junior Non-Trust Notes
B-1-S, B-2-S, B-3-S, and B-4-S	BXP 2017-GM	$830,000,000

(1)	CGMRC is expected to contribute $40,000,000 and MSMCH is expected to contribute $52,700,000 to the CGCMT 2017-B1 trust.

(2)	Expected to be contributed to the related securitization upon closing of such securitization.

(3)	Cantor Commercial Real Estate Lending L.P.

The General Motors Building Loan Combination had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The General Motors Building Loan Combination requires payment of interest only until the scheduled maturity date, which is the due date in June 2027. Voluntary prepayment of the General Motors Building Loan Combination without payment of a yield maintenance premium is permitted on or after the due date in December 2026. Defeasance of the General Motors Building Loan Combination with direct, non-callable obligations of the United States of America or other obligations which are “government securities” is permitted under the General Motors Building Loan Combination documents at any time after the earlier of June 7, 2020 or the second anniversary of the securitization of the last portion of the General Motors Building Loan Combination.

■	The Mortgaged Property. The General Motors Building Property is a 50-story mixed use office building comprised of approximately 1,989,983 total SF, including approximately 188,000 SF of retail space in the two-story retail base that wraps around the building and the below grade concourse. Originally developed in 1968 for the General Motors Corporation to serve as its headquarters, the General Motors Building Property occupies the entire city block bound by 58th Street, 59th Street, Madison Avenue and Fifth Avenue on the southeast corner of Central Park. The Fifth Avenue frontage of the General Motors Building Property features an open plaza with seating and is topped by the glass Apple cube, which serves as the entrance to Apple’s store in the below grade concourse. Because of its location, the General Motors Building Property features excellent light and unobstructed, protected views of Central Park from every office floor.

The General Motors Building Property is 95.0% leased as of June 1, 2017 by a diverse roster of office and retail tenants. Approximately 54.0% of the General Motors Building Property’s gross leasable area (“GLA”) is leased by investment grade or large law firm tenants, which contribute approximately 49.0% of the General Motors Building Property’s underwritten gross rent. The General Motors Building Property serves as the global headquarters for Weil, Gotshal & Manges (“Weil”) (24.6% of GLA, 19.4% of underwritten gross rent), headquarters for Aramis (15.1% of GLA, 12.4% of underwritten gross rent), is expected to serve as a flagship retail location for Under Armour (2.5% of GLA, 10.2% of underwritten gross rent), BAMCO (5.3% of GLA, 7.4% of underwritten gross rent) and Apple’s flagship retail store (5.3% of GLA, 6.6% of underwritten gross rent). The top five tenants by underwritten gross rent at the General Motors Building Property occupy 52.8% of GLA and comprise 56.1% of the underwritten gross rent. The weighted average remaining lease term for the top five tenants is approximately 11.7 years, and the weighted average remaining lease term for the entire General Motors Building Property is approximately 9.4 years.

The General Motors Building Property has retained two original office tenants since it was constructed in 1968 – Weil and Aramis, which represent a combined 39.7% of GLA and 31.8% of underwritten gross rent. Weil executed an early

LOAN #1: general motors building

renewal of its lease in September 2014, extending it through August 2034 at an initial rent of $114.00 per SF, representing a premium to its existing weighted average in place gross rent of $92.37 per SF. The General Motors Building Property has retail frontage in the Upper Fifth Avenue retail submarket, which runs along Fifth Avenue between 49th Street and 60th Street, and is leased by Apple, Under Armour and Cartier, as well as frontage in the Madison Avenue retail submarket which is leased by Tumi and JP Morgan Chase.

The General Motors Building Property has a nine year average historical occupancy of 97.4% dating back to 2008. Since acquiring the General Motors Building Property in 2008 and through 2016, based on information provided by the borrower, the borrower has invested approximately $98.0 million in capital expenditures for tenant improvements and other capital projects at the General Motors Building Property.

As of June 1, 2017, the General Motors Building Property was approximately 95.0% leased to 38 tenants. The top five tenants by underwritten gross rent at the General Motors Building Property lease 52.8% of GLA and comprise 56.1% of the underwritten gross rent, and the top ten tenants by underwritten gross rent at the General Motors Building Property lease 67.3% of GLA and comprise 73.9% of the underwritten gross rent. The weighted average underwritten base rent for office tenants in the top 10 is $110.51 per SF and the weighted average underwritten base rent for retail tenants in the top 10 is $361.70 per SF.

The majority of the General Motors Building Property’s annual underwritten rent comes from office tenants (73.2%), with the remaining underwritten rent coming from retail tenants (26.3%) and storage space (0.4%).

The following table presents certain information relating to historical leasing at the General Motors Building Property:

Historical Leased %(1)

	2008	2009	2010	2011	2012	2013	2014	2015	2016	As of 6/1/2017(2)
Owned Space	98.5%	97.5%	98.5%	98.2%	95.5%	96.9%	98.5%	96.7%	96.3%	95.0%

(1)	As provided by the borrower and which represents occupancy as of July 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll.

The following table presents certain information relating to historical average annual rent per SF at the General Motors Building Property:

Historical Average Base Rent per SF(1)

	2014	2015	2016	As of 6/1/2017(2)(3)
Base Rent per SF	$99.08	$97.37	$103.95	$118.01

(1)	As provided by the borrower.

(2)	Based on the underwritten rent roll.

(3)	Based on the entire General Motors Building Property of 1,989,983 SF, which includes vacant SF.

LOAN #1: general motors building

The following table presents certain information relating to the General Motors Building Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Weil, Gotshal & Manges(4)	NR / NR / NR	489,867	24.6%	$51,278,352	19.3%	$104.68	8/31/2034	2, 5-year options
Under Armour(5)	NR / Baa2 / BB+	49,582	2.5	29,999,945	11.3	605.06	6/30/2034	2, 5-year options
Aramis(6)	NR / A2 / A+	299,895	15.1	27,530,236	10.3	91.80	3/31/2020	2, 5-year options
BAMCO(7)	NR / NR / NR	105,579	5.3	21,290,010	8.0	201.65	5/31/2035	1, 5-year option
Apple(8)	NR / Aa1 / AA+	105,748	5.3	18,057,615	6.8	170.76	1/31/2034	3, 5-year options
Perella Weinberg	NR / NR / NR	130,155	6.5	12,392,687	4.7	95.21	1/31/2022	N/A
JP Morgan Chase	A+ / A3 / A-	7,500	0.4	10,980,750	4.1	1,464.10	5/31/2021	1, 5-year option
Cartier	NR / NR / NR	11,745	0.6	8,891,545	3.3	757.05	12/31/2018	2, 10-year options
Balyasny Asset Management(9)	NR / NR / NR	63,606	3.2	8,150,250	3.1	128.14	12/31/2027	1, 5-year option
GM(10)	BBB- / Baa3 / BBB	76,200	3.8	7,010,400	2.6	92.00	3/31/2020	N/A
Ten Largest Owned Tenants		1,339,877	67.3%	$195,581,790	73.4%	$145.97
Remaining Tenants		550,242	27.7	70,735,275	26.6	128.55
Vacant		99,864	5.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		1,989,983	100.0%	$266,317,065	100.0%	$140.90

(1)	Based on the underwritten rent roll dated June 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent and UW Base Rent $ per SF exclude $11,269,632 ($5.66 per SF) of straight line rents through the tenants’ respective lease terms associated with Weil ($6,010,916) and Apple ($4,107,800), as well as four other tenants, which are included in the “Cash Flow Analysis” table below.

(4)	Weil leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF of space on the 32nd floor, on or after August 31, 2022. Weil most recently extended its lease for 389,843 SF of its space through August 2034 at an initial base rent of $114.00 per SF, above its current in place weighted average gross rent of $92.37 per SF. BPLP, one of the borrower sponsors, provided a payment guaranty for the gap rent between Weil’s current rent and Weil’s underwritten rent which commences in September 2019.

(5)	Under Armour’s lease commences on the substantial completion of landlord’s work, which is projected to be January 1, 2019. Under Armour has the right to terminate its lease if its space is not delivered by July 1, 2019 and the failure to deliver the space is not due to tenant-caused delays or force majeure. Under Armour’s space is currently occupied by Apple while the Apple Cube Space (as defined below) and expansion is under construction. Under Armour is not currently in occupancy or paying rent. BPLP provided a payment guaranty with respect to Under Armour’s gap rent (for the difference between the rent being paid by Apple for the space anticipated to be occupied by Under Armour and the rent that will be due upon commencement of Under Armour’s lease) as well as with respect to Under Armour’s free rent. Under Armour has 12 months of free rent, equal to $30,000,000, beginning after its lease commencement date.

(6)	Aramis subleases 9,725 SF of its space on the 46th floor to GF Capital Management at $107.00 per SF.

(7)	BAMCO has executed a renewal to extend its lease to May 2035, commencing in January 2024 for a weighted average base rent of approximately $201.65 per SF. BAMCO’s in place weighted average base rent is approximately $147.77 per SF. BPLP provided a payment guaranty with respect to BAMCO’s gap rent between closing and the renewal rent commencing in January 2024. After the expiration of the guaranty by BPLP, the lower of market or in place rent has been underwritten.

(8)	Apple is temporarily occupying the space expected to be occupied by Under Armour once Under Armour’s lease commences, while the Apple Cube Space and expansion is under construction. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 SF of storage space through December 31, 2018 and 102,994 SF through January 1, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 SF of expansion space commencing in August 2017. Once Apple has moved back into its expanded and redeveloped space, it will be required to pay 2.25% in percentage rent above $200,000,000 a year in sales. BPLP provided a guaranty for the estimated gap percentage rent of $8,962,500, as well as with respect to Apple’s free rent in the amount of $9,562,000.

(9)	Balyasny Asset Management may terminate its lease effective December 31, 2022 with a minimum of one year’s notice and payment of a termination fee. Balyasny Asset Management has six months of free rent on its 34th floor space, totaling $1,481,625.

(10)	GM subleases 38,100 SF on the 14th floor to Grosvenor Capital at $80.00 per SF and 38,100 SF on the 16th floor to Reservoir Operations at $85.00 per SF.

The following table presents the lease rollover schedule at the General Motors Building Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Tenants
2017	11,226	0.6%	0.6%	$993,600	0.4%	$88.51	1
2018	52,373	2.6	3.2%	15,456,871	5.8	295.13	3
2019	106,096	5.3	8.5%	9,123,113	3.4	85.99	2
2020	532,016	26.7	35.3%	50,741,831	19.1	95.38	6
2021	35,486	1.8	37.0%	16,570,250	6.2	466.95	3
2022	144,898	7.3	44.3%	14,412,478	5.4	99.47	2
2023	2,747	0.1	44.5%	1,870,937	0.7	681.08	1
2024	38,100	1.9	46.4%	3,429,000	1.3	90.00	1
2025	66,347	3.3	49.7%	6,783,128	2.5	102.24	2
2026	48,201	2.4	52.1%	9,096,994	3.4	188.73	2
2027	99,324	5.0	57.1%	12,273,236	4.6	123.57	5
2028 & Thereafter	753,305	37.9	95.0%	125,565,627	47.1	166.69	10
Vacant	99,864	5.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,989,983	100.0%		$266,317,065	100.0%	$140.90	38

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent and UW Base Rent $ per SF exclude $11,269,632 of total underwritten straight line rents associated with Weil ($6,010,916), which leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034, and Apple ($4,107,800) which leases 2,754 SF of storage space through December 31, 2018 and 102,994 SF through January 1, 2034, as well as four other tenants.

LOAN #1: general motors building

Major Tenants

Weil, Gotshal & Manges (489,867 SF, 24.6% of GLA, 19.3% of underwritten base rent). Weil, an international corporate law firm, has its global headquarters at the General Motors Building Property. Founded in 1931, Weil currently has over 1,100 lawyers in 19 offices worldwide. Weil’s specialty practice areas include litigation, corporate, restructuring, tax and benefits. Weil was ranked #15 in a legal industry publication ranking for profits per partner for 2016. Weil is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968 and has expanded its space multiple times in its 49 years at the General Motors Building Property. Weil most recently extended its lease for 389,843 SF of its space through August 2034 at an initial base rent of $114.00 per SF, above its current in-place weighted average gross rent of $92.37 per SF. BPLP provided a payment guaranty for the gap rent between Weil’s current rent and Weil’s underwritten rent which commences in September 2019. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF space on the 32nd floor, on or after August 31, 2022.

Aramis (299,895 SF, 15.1% of GLA, 10.3% of underwritten base rent). The General Motors Building Property serves as headquarters for Aramis, a brand launched in 1964 by The Estée Lauder Companies. Aramis was the first prestige men’s fragrance to be sold in department stores and continues to be engaged in the men’s fragrance and grooming retail category. Aramis is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968. Aramis currently subleases 9,725 SF of its space that is noncontiguous on the 46th floor, and has two five-year extension options remaining, each with 18 months’ notice at 95% of fair market rents.

Under Armour (49,582 SF, 2.5% of GLA, 11.3% of underwritten base rent). Under Armour is a developer, manufacturer and retailer of performance apparel, footwear and accessories for men, women and youth. Under Armour’s space at the General Motors Building Property is expected to be used as its flagship “Under Armour Brand House” retail store. Under Armour’s lease commences on the substantial completion of landlord’s work, which is projected to be January 1, 2019. Under Armour has the right to terminate its lease if its space is not delivered by July 1, 2019 and the failure to deliver the space is not due to tenant-caused delays or force majeure. Under Armour’s space is currently occupied by Apple while the Apple Cube Space (as defined below) and expansion is under construction. Under Armour is not currently in occupancy or paying rent. BPLP provided a payment guaranty with respect to Under Armour’s gap rent (for the difference between the rent being paid by Apple for the space anticipated to be occupied by Under Armour and the rent that will be due upon commencement of Under Armour’s lease) and free rent due to Under Armour. Under Armour will have 12 months of free rent, equal to $30,000,000, beginning after its lease commencement date.

BAMCO (105,579 SF, 5.3% of GLA, 8.0% of underwritten base rent). BAMCO is a privately owned investment manager that provides services to investment companies and manages separate client-focused equity portfolios. BAMCO is a subsidiary of Baron Capital Group Inc., both of which are headquartered at the General Motors Building Property. BAMCO has executed a renewal to extend its lease to May 2035, commencing in January 2024 for a weighted average base rent of approximately $201.65 per SF. BAMCO’s in place weighted average base rent is approximately $147.77 per SF. BPLP provided a payment guaranty with respect to BAMCO’s gap rent between closing and the renewal rent commencing in January 2024. After the expiration of the guaranty by BPLP, the lower of market or in place rent has been underwritten.

Apple (105,748 SF, 5.3% of GLA, 6.8% of underwritten base rent). Apple is a designer, developer and retailer of consumer electronics, computer software and online services headquartered in Cupertino, California. Apple has its flagship retail location at the General Motors Building Property underneath a 35-foot glass cube at the center of the pedestrian plaza on the Fifth Avenue side of the General Motors Building Property (the “Apple Cube Space”). Apple recently executed an extension for 102,994 SF through January 2034 and is currently occupying the former FAO Schwarz space on the 58th Street side of the General Motors Building Property, while its store undergoes a renovation to expand its space by approximately 34,000 SF, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its expanded Apple Cube Space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 SF of storage space through December 31, 2018 and 102,994 SF through January 1, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 SF of expansion space commencing in August 2017. BPLP provided a payment guaranty with respect to Apple’s free rent.

LOAN #1: general motors building

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the General Motors Building Property:

Cash Flow Analysis(1)

	2013	2014	2015	2016	Underwritten(2)	Underwritten $ per SF(2)
Base Rent(2)	$188,477,818	$197,172,437	$193,759,747	$206,851,492	$266,317,065	$133.83
Straight Line Rent(3)	0	0	0	0	11,269,632	5.66
Rent Abatements(4)	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	16,547,756	8.32
Reimbursements	29,544,790	35,800,858	38,501,366	39,027,298	27,629,542	13.88
Mark to Market(5)	0	0	0	0	17,100,676	8.59
Apple Percentage Rent	13,435,678	11,075,213	9,266,920	5,301,583	4,921,916	2.47
Direct Utilities	2,040,806	2,298,058	2,229,659	1,242,134	2,345,676	1.18
Service Income	2,596,805	2,976,371	3,277,203	3,357,322	4,425,456	2.22
Other Income(6)	16,176,651	7,995,847	2,733,268	569,626	754,455	0.38
Gross Revenue	$252,272,548	$257,318,784	$249,768,162	$256,349,455	$351,312,174	$176.54
Vacancy & Credit Loss	0	0	0	0	(16,547,756)	(8.32)
Effective Gross Income	$252,272,548	$257,318,784	$249,768,162	$256,349,455	$334,764,418	$168.22

Real Estate Taxes	$48,843,713	$56,588,425	$64,304,184	$69,746,440	$76,093,094	$38.24
Insurance	5,185,870	4,151,381	3,138,234	2,868,853	2,820,108	1.42
Management Fee(7)	5,242,237	5,338,307	5,478,829	5,405,290	1,000,000	0.50
Other Operating Expenses	24,989,132	25,925,053	26,335,252	26,903,525	27,544,807	13.84
Total Operating Expenses	$84,260,952	$92,003,166	$99,256,499	$104,924,109	$107,458,009	$54.00

Net Operating Income(8)	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$227,306,409	$114.23
TI/LC	0	0	0	0	5,363,618	2.70
Capital Expenditures	0	0	0	0	397,997	0.20
Net Cash Flow	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$221,544,794	$111.33

Occupancy	96.9%	98.5%	96.7%	96.3%	95.0%(9)
NOI Debt Yield(10)	11.4%	11.2%	10.2%	10.3%	15.5%
NCF DSCR(10)	3.29x	3.23x	2.94x	2.96x	4.33x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent and Underwritten $ per SF reflects contractual rents as of June 1, 2017, and includes rent steps through June 2018. Various adjustments have been made to the in place rents which are detailed below:

(i)	Apple is currently undergoing a major renovation to their Apple Cube Space. During the renovations, Apple is occupying the former FAO Schwarz space as temporary space until the earlier of the completion of their renovations or the outside kick out date of December 31, 2018. Base rent for Apple as of January 2019 has been underwritten in conjunction with the Under Armour lease commencement date. Apple is currently paying annual contractual rent of $12,500,004 on the temporary space, which steps up to $24,000,000 annually in August 2018 in addition to their existing lease for the Apple Cube Space. Lenders are underwriting $18,057,615 in base rent and $19,429,881 in gross rent (base rent plus recoveries) for Apple.

(ii)	Under Armour has executed a lease commencing in January 2019 for the space that is currently occupied by Apple as temporary space. Contractual rent has been underwritten for Under Armour based on the rent due date as of January 2019 when the lease is expected to commence. BPLP provided a payment guaranty for the gap rent between the rent Apple is currently paying to occupy its temporary space and the rent that will be due under Under Armour’s lease once such lease commences.

(iii)	Weil has executed a renewal for 389,843 SF of its space through August 2034, commencing in September 2019. Underwritten Base Rent for Weil uses rents effective as of September 2019. With respect to the space not extended, contractual in-place rent inclusive of 12 months’ rent steps and existing recoveries has been underwritten. BPLP provided a payment guaranty for the gap rent between Weil’s current rent and their underwritten rent which commences in September 2019.

(iv)	BAMCO has executed a renewal to extend its lease to May 2035, commencing in January 2024 for a weighted average base rent of approximately $201.65 per SF. BAMCO’s in place weighted average base rent is approximately $147.77 per SF. The gap rent between closing and the renewal rent commencing in January 2024 is guaranteed by BPLP. After the expiration of the guaranty by BPLP, the lower of market or in place rent has been underwritten.

(v)	Continental Grain is currently subleasing from GM and has executed a direct lease commencing in April 2020 on the expiration of their existing sublease. GM is currently paying $92.00 per SF in base rent. Continental Grain’s direct rent in 2020 of $110.00 per SF has been underwritten. BPLP provided a guaranty for the gap rent until 2020.

(3)	Underwritten Straight Line Rent is based on net present value of future contractual rent steps after June 1, 2018 for investment grade tenants and law firm tenants included in a listing of the largest 100 United States law firms through the tenants’ lease expirations (which in the case of certain tenants, expire beyond the loan term). Tenants with underwritten straight line rents include Weil ($6,010,916), Apple ($4,107,800) and four other tenants.

(4)	Apple has an abatement period for its percentage rent component that commences in October 2017 until it has moved into its expanded and redeveloped space. Once Apple has moved back into its expanded and redeveloped space, it will be required to pay 2.25% in percentage rent above $200,000,000 a year in sales. BPLP provided a guaranty for the estimated gap percentage rent. Underwritten Apple Percentage Rent is equal to the average Apple sales from 2013 through 2016 over the new $200,000,000 breakpoint and the 2.25% percentage rent.

(5)	Rents have been marked up or down, as applicable, based on the appraiser’s conclusion of market rents.

(6)	Underwritten Other Income primarily consists of net antenna income.

(7)	Contractual management fee is equal to 2.0% of Effective Gross Income. Underwritten management fee is capped at $1,000,000.

(8)	The Net Operating Income for the period beginning on January 1, 2017 and ending on March 31, 2017 was $49,643,832.

(9)	Underwritten Occupancy includes Under Armour, which has an executed lease but is not expected to be in occupancy at the General Motors Building Property until January 1, 2019.

(10)	NOI Debt Yield and NCF DSCR calculations are based on the aggregate outstanding principal balance of the General Motors Building Senior Pari Passu Notes and exclude the outstanding principal balance of the General Motors Building Junior Non-Trust Notes.

LOAN #1: general motors building

■	Appraisal. According to the appraisal, the General Motors Building Property has an “as-is” appraised value of $4,800,000,000 as of May 8, 2017.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$4,600,000,000	N/A	3.50%
Discounted Cash Flow Approach	$4,800,000,000	6.00%	4.50%(2)

(1)	Based on the “as-is” appraised value.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated May 9, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the General Motors Building Property.

■	Market Overview and Competition. The General Motors Building Property is located on the entire city block bound by Fifth Avenue and Madison Avenue between East 58th Street and East 59th Street. This area of Midtown Manhattan is known as the Madison/Fifth Avenue subdistrict and is considered one of Manhattan’s premier office locations according to the appraisal. The General Motors Building Property is surrounded by many of New York’s landmarks, restaurants, hotels, shops and tourist attractions, made accessible by the presence of several major transportation hubs. The General Motors Building Property is located within the boundaries of the Plaza District, which is generally bound by 47th Street to the south and 65th Street to the north, and from Avenue of the Americas to the East River.

As of the first quarter of 2017, the three office statistical areas that comprise the Plaza District contain 81.1 million SF of Class A office space, 6.4 million SF of Class B office space and 481,485 SF of Class C office space. Historically, the Plaza District has evidenced the highest rents in Midtown Manhattan due to the demand generated by its location and quality space, according to the appraisal. As of the first quarter of 2017, the Class A office space in the Plaza District had a direct vacancy rate of 9.4% and average asking rents of $99.69 per SF, above the direct primary Midtown Manhattan average of $88.93 per SF.

According to the appraisal, as of the first quarter of 2017, the Madison/Fifth Avenue subdistrict consisted of approximately 19.8 million SF of Class A office space and had a direct vacancy rate of 11.0% and overall direct weighted average asking rents of $110.15 per SF. Overall vacancy of Class A office space in the Madison/Fifth Avenue subdistrict dropped by 2.0% from 13.3% in the first quarter 2016 to 11.3% in the first quarter 2017, the lowest quarterly total since the first quarter of 2008. Direct weighted average Class A office rental rates increased by $5.10 per SF over the same time period.

The following table presents certain information relating to the Class A Office Market for the Plaza District as of first quarter 2017:

Plaza District - Class A Office Market Summary(1)
	Inventory (SF)	Overall Vacancy	Direct Vacancy	Direct Rental Rate	YTD Leasing Activity
Madison/Fifth	19,782,877	11.8%	11.0%	$110.15	296,980
Park Avenue	21,842,808	12.4%	9.2%	$101.41	249,730
Sixth Avenue/Rockefeller Center	39,485,121	10.9%	8.8%	$92.13	890,591
Total / Wtd. Avg.	81,110,806	11.5%	9.4%	$99.69	1,437,301

(1)	Source: Appraisal.

The appraiser identified 10 comparable recent office leases ranging in tenant size from 4,002 SF to 110,025 SF. The comparable leases are all located in buildings similar in class to the General Motors Building Property, and in the General Motors Building Property’s general competitive market according to the appraisal. The comparable leases have terms ranging from six to fifteen years and exhibit a range of rents from $108.50 per SF to $180.00 per SF, with an average of $148.95 per SF, prior to adjustments. After adjustments for rent concessions, the comparables’ rents range from $108.37 per SF to $189.50 per SF, with an average of $156.50 per SF. Free rent concessions ranged from zero to 13 months. Tenant improvement allowances ranged from $35.00 per SF to $100.00 per SF.

LOAN #1: general motors building

The following table presents certain information relating to recent office leasing activity for the General Motors Building Property’s office market:

Recent Office Leasing Activity(1)
Address	590 Madison Avenue	520 Madison Avenue	375 Park Avenue	9 West 57th Street	650 Madison Avenue	450 Park Avenue	399 Park Avenue	9 West 57th Street	375 Park Avenue	375 Park Avenue
Year Built	1982	1982	1958	1971	1987	1972/2003	1961	1971	1958	1958
Office GLA (SF)	1,016,413	849,600	830,009	1,500,000	521,544	247,242	1,250,000	1,500,000	830,009	830,009
No. Stories	43	43	38	50	27	33	39	50	38	38
Lease Information
Tenant Name	Cemex	CIC Union	Servcorp NYC	Qatar Investment Authority	Carson Family Trust	Banco Bradesco	Morgan Stanley	Zimmer Partners	Fried Frank	Strategic Asset Services
Floor(s) Leased	Pt. 27th	Ent. 36th-37th	Pt. 26th	Pt. 38th	Pt. 26th	Ent. 32nd-33rd	Ent. 12th, Ent. 23rd, Ent. 24th	Pt. 33rd	Pt. 36th-37th	Pt. 20th
Lease Date	Feb-2017	Jan-2017	Jan-2017	Jan-2017	Jan-2017	Dec-2016	Jul-2016	Jul-2016	Jun-2016	May-2016
Term (Years)	15	10	10	10	10	13	15	10	6	7
Lease Type	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross
Tenant Size	5,903	46,822	9,572	14,000	4,002	21,822	110,025	20,100	11,703	16,000
Rent per SF	$145.00	$127.00	$173.00	$180.00	$120.00	$149.00	$108.50	$155.00	$167.00	$165.00
Rent Steps	$155.00 (Yr. 5)	$136.00 (Yr. 6)	$183.00 (Yr. 6)	$185.00 (Yr. 6)	$130.00 (Yr. 6)	$159.00 (Yr. 6)	$118.50 (Yr. 6)	$165.00 (Yr. 6)	$174.00 (Yr. 5)	$170.00 (Yr. 5)
	$165.00 (Yr. 10)	$145.00 (Yr. 11)					$128.50 (Yr. 11)
Free Rent (Months)	8	13	4	6	6	11	10	0	6	3
Workletter (per SF)	$75.00	$77.50	$40.00	$65.00	$65.00	$70.00	$90.00	$110.00	$100.00	$35.00
Adjustments
Rent Concessions	$2.89	($1.81)	$14.53	$9.50	$6.50	$0.96	($0.13)	$11.50	$8.92	$22.68
Effective Adjusted Rent per SF	$147.89	$125.19	$187.53	$189.50	$126.50	$149.96	$108.37	$166.50	$175.92	$187.68

(1)	Source: Appraisal.

LOAN #1: general motors building

The following table presents certain information relating to the appraiser’s concluded office rental rate for the General Motors Building Property:

Office Market Rent Conclusion(1)
Market Rent	Floors	Rent per SF
	3 to 6	$110.00
	7 to 10	$115.00
	11 to 16	$120.00
	17 to 26	$140.00
	27 to 37	$155.00
	38 to 43	$175.00
	44 to 50	$210.00
Tenant Category	Minor	Major
Size	Partial Floor	Full Floor
Lease Term (years)	10	15
Free Rent (months)	10	12
Tenant Improvements (per SF)	$65.00	$70.00
Lease Type (reimbursements)	Mod. Gross	Mod. Gross
Contract Rent Increase Projection	10.0% in Year 6	10.0% in every 5 years

(1)	Source: Appraisal.

The appraisal identified 29 comparable office properties totaling approximately 20.0 million SF that exhibited a gross rental range of $75.00 per SF to $200.00 per SF and a weighted average occupancy rate of approximately 90.5% for direct space. Of the 29 buildings surveyed, seven are considered directly competitive with the General Motors Building Property in terms of building classification, asking rents, rentable office area and current occupancy. The directly competitive properties exhibited a gross rental range of $85.00 per SF to $200.00 per SF and a weighted average direct occupancy of approximately 86.0%, and excluding 9 West 57th Street, the average direct occupancy rate for these buildings is 94.0%, compared to 90.5% for all the competitive buildings compared with the General Motors Building Property, and 91.3% for Class A space within Midtown as a whole.

Directly Competitive Buildings(1)
Property	Office Area (GLA SF)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent (per SF)
						Low	High
650 Madison Avenue	521,544	18,094	0	96.5%	96.5%	$120.00	$130.00
660 Madison Avenue	239,113	0	6,676	100.0%	97.2%	N/A	N/A
667 Madison Avenue	267,135	59,435	0	77.8%	77.8%	$135.00	$195.00
712 Fifth Avenue	457,281	31,408	9,813	93.1%	91.0%	$85.00	$140.00
375 Park Avenue	830,009	7,650	0	99.1%	99.1%	$150.00	$180.00
390 Park Avenue	260,000	36,979	10,726	85.8%	81.7%	$185.00	$185.00
9 West 57th Street	1,500,000	416,505	0	72.2%	72.2%	$110.00	$200.00
Total / Wtd. Avg.	4,075,082	570,071	27,215	86.0%	85.3%	$85.00	$200.00

(1)	Source: Appraisal.

The General Motors Building Property is located in both the Upper Fifth Avenue retail submarket, which is defined as Fifth Avenue between the north side of 49th Street to the south side of 60th Street, as well as the Madison Avenue retail submarket, which is defined as Madison Avenue between the north side of 57th Street and the south side of 72nd Street. The appraiser noted that the leasing markets along Fifth Avenue and Madison Avenue are among those with the highest rental rates in Manhattan and the United States as a whole. As of the first quarter 2017, direct asking rents in the Upper Fifth Avenue retail submarket and Madison Avenue retail submarket were $3,123 per SF and $1,407 per SF, respectively. The availability, the number of available retail spaces available divided by the total number of retail spaces in a given market, was 17.4% for the Upper Fifth Avenue retail submarket and 22.9% for the Madison Avenue retail submarket, for the first quarter 2017. The appraisal identified eight recent comparable retail leases which are detailed in the following chart.

LOAN #1: general motors building

The following table presents certain information relating to recent retail leasing activity in the General Motors Building Property’s retail market:

Comparable Retail Leases(1)
Address	723 Madison Avenue	650 Fifth Avenue	680 Madison Avenue	683 Fifth Avenue	685 Fifth Avenue	683 Madison Avenue	730 Fifth Avenue	650 Madison Avenue
Tenant Name	Paule Ka	Nike	Tom Ford	Stuart Weitzman	Coach	Bally’s	Zegna	Moncler
Frontage	Madison Avenue	Fifth Avenue & 52nd Street	61st Street & Madison Avenue	Fifth Avenue	Fifth Avenue & 54th Street	Madison Avenue & 61st Street	West 57th Street	Madison Avenue & East 60th Street
Lease Date	Dec-16	Dec-16	Aug-16	Jun-16	Feb-16	Jan-16	Feb-16	Sep-15
Original Term	10	15.5	10	10	10	10	15	10
Lease Type	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross
Tenant Size (SF)	867 Grade	7,008 Grade	3,470 Grade	1,281 Grade	4,627 Grade	3,013 Grade	1,600 Grade	3,000 Grade
	415 LL	4,706 LL	5,000 2nd		5,247 LL		850 LL
	379 2nd	9,500 2nd			1,601 Mezz		1,600 Mezz
		12,000 3rd			6,337 2nd		7,530 2nd
		12,000 4th			6,337 3rd
12,000 5th
12,000 6th
Base Rent	$1,452,225	$33,190,000	$6,300,000	$5,000,000	$21,000,000	$5,001,580	$7,200,000	$4,500,000
Base Rent (per SF)	$1,600 Grade	$3,500 Grade	$1,650 Grade	$3,903 Grade	$3,550 Grade	$1,660 Grade	$3,515 Grade	$1,500 Grade
	$50 LL	$50 LL	$115 2nd		$150 LL		$150 LL
	$125 2nd	$350 2nd			$200 Mezz		$200 Mezz
		$200 3rd			$400 2nd		$150 2nd
		$75 4th			$150 3rd
$75 5th
$75 6th
Escalations	N/A	% Incr. / Yr.	N/A	% Incr. / Yr.	9% Incr. / 3 Yrs.	% Incr. / Yr.	% Incr. / Yr.	% Incr. / Yr.
Free Rent (Months)	5	6	6	6	9	6	6	6
Workletter (per SF)	$0.00	$508.00	$1,534.83	$0.00	$869.60	$0.00	$1,727.12	$0.00

(1)	Source: Appraisal.

LOAN #1: general motors building

The following table presents certain information relating to the appraiser’s concluded retail rental rate for the General Motors Building Property:

Retail Market Rent Conclusion(1)
Tenant Category	Rent per SF
Retail (Lobby)	$140.00
Retail (Basement)	$250.00
Retail (Concourse)	$75.00
Retail (Madison Corner)	$1,250.00
Retail (Madison Midblock)	$1,200.00
Retail (Fifth Avenue)	$1,500.00
Retail (2nd Floor)	$250.00
Lease Term (years)	10
Free Rent (mos)	6
Tenant Improvements (Per SF)	$0.00
Lease Type (reimbursements)	Mod. Gross
Contract Rent Increase Projection	10.0% in year 6

(1)	Source: Appraisal.

■	The Borrower. The borrower is 767 Fifth Partners LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the General Motors Building Loan Combination. The sponsors for the General Motors Building Loan are BPLP, a Delaware limited partnership, 767 LLC, a Delaware limited liability company, and Sungate Fifth Avenue LLC, a Delaware limited liability company. Other than the borrower, no person or entity guarantees the non-recourse carveouts or provides environmental indemnities with respect to the General Motors Building Loan Combination. Boston Properties, Inc. (“Boston Properties”) is a self-administered and self-managed publicly traded real estate investment trust that conducts its business through BPLP, which in turn holds all of Boston Properties’ interests. BPLP is one of the largest owners, managers and developers of Class A office properties in the United States, with significant presence in five markets: Boston, Los Angeles, New York, San Francisco and Washington, D.C. As of May 31, 2017, BPLP owned or had interests in 175 commercial real estate properties, aggregating approximately 48.2 million net rentable SF. New York is BPLP’s largest market by net operating income, generating annualized net operating income of approximately $452 million as of the first quarter of 2017. For the same time period, BPLP reported that its New York CBD portfolio was 94.3% leased at an average rental rate of $102.50 per SF with over 3.4 million SF of office space under development nationwide. BPLP’s office buildings under development are 65% pre-leased and include Salesforce Tower in San Francisco, California, which is expected to be the tallest building in San Francisco when complete.

■	Escrows. During the continuance of a Cash Management Sweep Period (as defined below), the borrower is required to deposit on each due date an amount equal to one-twelfth of (i) the taxes that the lender reasonably estimates will be payable during the next ensuing 12 months, and (ii) the insurance premiums that the lender reasonably estimates will be payable for renewal of the coverage afforded by the policies upon their expiration, provided that the borrower’s obligation to deposit such amount is provisionally suspended upon delivery to the lender of evidence satisfactory to the lender that some or all of the policies of insurance required to be maintained by the borrower pursuant to the General Motors Building Loan documents are maintained pursuant to blanket insurance policies which blanket insurance policies otherwise comply with the requirements of the General Motors Building Loan documents. Notwithstanding the foregoing, in connection with the origination of the General Motors Building Loan, the borrower has the right to deliver the lender a guaranty (a “BPLP Guaranty”) from BPLP (in the context of the BPLP Guaranty, the “BPLP Guarantor”), in lieu of making the payments to any of the reserve accounts, so long as BPLP’s senior unsecured credit rating is BBB or higher by S&P and Baa3 or higher by Moody’s (the “BPLP Guarantor Required Rating”). The aggregate amount guaranteed under any such BPLP Guaranty (together with any cash delivered by the borrower to the lender in lieu of making the deposits to any reserve accounts and/or any letter of credit delivered by the borrower to the lender) related to any such purpose, must at all times be at least equal to the aggregate amount

LOAN #1: general motors building

which the borrower is required to have on deposit for such purpose. The aggregate amount guaranteed under any such BPLP Guaranty will be reduced as the borrower expends funds for the purposes which such funds would have otherwise been deposited in the reserve account. The aggregate amount of any BPLP Guaranty may not at any time exceed 11.8% of the outstanding principal balance of the General Motors Building Loan Combination.

In the event of any downgrade, withdrawal or qualification of the rating of BPLP Guarantor by any rating agency such that BPLP Guarantor no longer satisfies the BPLP Guarantor Required Rating, within 10 business days of such downgrade, withdrawal or qualification, the borrower is required to (i) deposit with the lender cash in the amount of the guaranteed obligations under each BPLP Guaranty then outstanding, and/or (ii) provide the lender with a letter of credit with a face amount equal to the guaranteed obligations under each BPLP Guaranty then outstanding.

At closing, BPLP provided a BPLP Guaranty in lieu of depositing $107,946,183 for existing tenant improvement and leasing commission costs and $161,161,013 in existing gap rent and free rent obligations.

■	Lockbox and Cash Management. The General Motors Building Loan documents require a hard lockbox with springing cash management. The General Motors Building Loan documents required the borrower to deliver tenant direction letters at closing, directing tenants to pay rent directly to a lender-controlled lockbox account and require rents received by the borrower or the property manager with respect to the General Motors Building Property be deposited into such lockbox account within five business days after receipt thereof during the term of the General Motors Building Loan. During the continuance of a Cash Management Sweep Period (as defined below), all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis and, provided no event of default under the General Motors Building Loan documents is continuing, applied to payment of debt service and funding of required reserves, with the remainder (i) to the extent a Cash Management Sweep Period is continuing, first applied to pay monthly operating expenses and then deposited into an excess cash flow reserve and held by the lender as additional collateral for the General Motors Building Loan; provided, however, if no event of default is continuing, such funds are required to be disbursed to the borrower within ten days after the lender’s receipt of a written request from the borrower (at its election) (a) to pay shortfalls on debt service on the General Motors Building Loan Combination, (b) to disburse monthly operating expenses (including payments to any affiliate of the borrower if set forth in the approved annual budget or otherwise approved by the lender) as set forth in the approved annual budget and extraordinary expenses reasonably approved by the lender, (c) to pay capital expenditures (other than payments to any affiliate of the borrower unless set forth in the approved annual budget or otherwise approved by the lender) subject to the satisfaction of certain capital expenditure release conditions and (d) to pay tenant improvement costs, tenant improvement allowances or leasing expenses as set forth in the approved annual budget or incurred on commercially reasonable terms in connection with leases which do not require the lender’s approval, subject to satisfaction of certain tenant improvement release conditions or leasing commission/allowance release conditions, and (ii) to the extent no Cash Management Sweep Period is continuing, to be swept into the borrower’s operating account. After the occurrence and during the continuance of an event of default under the General Motors Building Loan documents, the lender may apply any funds in the cash management account to amounts payable under the General Motors Building Loan (and/or toward the payment of expenses of the General Motors Building Property), in such order of priority as the lender may determine.

A “Cash Management Sweep Period” will commence upon the occurrence of (a) an event of default under the General Motors Building Loan documents or (b) the debt service coverage ratio being less than 1.20x as of the last day of any calendar quarter and will terminate upon (x) in the case of clause (a), the cure of such event of default, and (y) in the case of clause (b) (A) the debt service coverage ratio of the General Motors Building Loan Combination being 1.20x or greater for one calendar quarter and no event of default is continuing or (B) the borrower’s delivery of (x) cash in an amount that would have to be prepaid to bring the debt service coverage ratio to 1.20x to be held as an additional reserve fund, (y) a letter of credit satisfying the requirements in the General Motors Building Loan documents or (z) so long as BPLP’s senior unsecured credit rating is BBB or higher by S&P and Baa3 or higher by Moody’s, a guaranty by BPLP, in each case in an amount that would be required to be prepaid in order for the debt service coverage ratio to equal at least 1.20x.

LOAN #1: general motors building

■	Property Management. The General Motors Building Property is managed by BPLP, a borrower affiliate. The lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or any voluntary bankruptcy or insolvency proceeding; (ii) an event of default under the General Motors Building Loan Combination documents has occurred and is continuing; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. The borrower has the right to replace the property manager without the lender’s consent, provided no event of default is continuing under the General Motors Building Loan documents with a Qualified Manager (as defined below) provided that the borrower enters into a replacement property management agreement on an arms-length basis and commercially reasonable market terms and a subordination of management agreement reasonably acceptable to the lender, and, if such Qualified Manager is an affiliate of the borrower, upon delivery of a new non-consolidation opinion.

A “Qualified Manager” means (a) any affiliate of BPLP, (b) a property manager which has at least 10 years’ experience in the management of Class-A office buildings in Manhattan, New York which at the time of its engagement as property manager of the General Motors Building Property has under management at least five million leasable SF comprising at least ten Class-A office buildings, provided that such property manager is not the subject of a bankruptcy or similar insolvency proceeding; or (c) any other management organization approved by the lender in its reasonable discretion, for which the lender shall have received a rating agency confirmation in connection therewith.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the General Motors Building Property with no deductible in excess of $100,000 (except with respect to earthquake and windstorm coverage), plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional extended period of indemnity for up to six months after the physical loss has been repaired. Notwithstanding the foregoing, in the event TRIPRA is no longer in effect, in no event is the borrower required to pay insurance premiums for terrorism insurance exceeding two times the amount of the then-current annual premium for the required comprehensive all risk insurance (excluding any terrorism, earthquake or flood component thereof) and business income/rent loss insurance (“Terrorism Premium Cap”) and, if the cost of such terrorism insurance exceeds the Terrorism Premium Cap, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Premium Cap. Provided that TRIPRA remains in effect, the borrower is permitted to maintain terrorism coverage from a captive insurance company pursuant to the conditions of the General Motors Building Loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #2: lakeside shopping center

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		MSMCH
Location (City/State)	Metairie, Louisiana	Cut-off Date Balance(3)		$59,000,000
Property Type	Retail	Cut-off Date Balance per SF(2)		$144.47
Size (SF)	1,211,349	Percentage of Initial Pool Balance		6.3%
Total Occupancy as of 6/1/2017(1)	97.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/1/2017(1)	97.5%	Type of Security	Fee Simple / Leasehold
Year Built / Latest Renovation	1960 / 2002	Mortgage Rate		3.77000%
Appraised Value	$365,000,000	Original Term to Maturity (Months)		120
Appraisal Date	6/7/2017	Original Amortization Term (Months)		NAP
Borrower Sponsor	Jeffrey J. Feil	Original Interest Only Period (Months)		120
Property Management	Broadwall Management Corp.	First Payment Date		9/1/2017
		Maturity Date		8/1/2027

Underwritten Revenues(1)	$32,713,717
Underwritten Expenses	$12,933,343	Escrows(4)
Underwritten Net Operating Income (NOI)	$19,780,375		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$18,307,305	Taxes	$0	Springing
Cut-off Date LTV Ratio(2)	47.9%	Insurance	$0	Springing
Maturity Date LTV Ratio(2)	47.9%	Replacement Reserve(5)	$0	Springing
DSCR Based on Underwritten NOI / NCF(2)	2.96x / 2.74x	TI/LC	$0	Springing
Debt Yield Based on Underwritten NOI / NCF(2)	11.3% / 10.5%	Other	$8,820,522	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$175,000,000	100.0%	Loan Payoff	$95,495,796	54.6%
			Principal Equity Distribution	69,947,856	40.0
			Reserves	8,820,522	5.0
			Closing Costs	735,826	0.4
Total Sources	$175,000,000	100.0%	Total Uses	$175,000,000	100.0%

(1)	Occupancy and Underwritten Revenues includes five tenants including Zara, Charles Schwab, Flemings Prime Steakhouse, J. Jill and Free People, representing 4.8% of GLA and 8.0% of underwritten base rent, which have executed leases and are anticipated to take occupancy between November 2017 and June 2018. Only the gap rent relating to Zara, Charles Schwab and Flemings Prime Steakhouse, representing 9.1% of underwritten base rent have been reserved.

(2)	Calculated based on the aggregate outstanding principal balance of the Lakeside Shopping Center Loan Combination (as defined below).

(3)	The Cut-off Date Balance of $59,000,000 represents the controlling note A-1, which is part of a loan combination evidenced by three pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $175,000,000. The related companion loans are evidenced by (i) the non-controlling note A-2, which has an outstanding principal balance as of the Cut-off Date of $58,000,000, and is expected to be contributed to the WFCM 2017-C39 securitization transaction and (ii) the non-controlling note A-3, which has an outstanding principal balance as of the Cut-off Date of $58,000,000, is currently held by Barclays Bank PLC or an affiliate, and is expected to be contributed to one or more future commercial mortgage securitization transactions. See “The Mortgage Loan” below.

(4)	See “—Escrows” below.

(5)	In the event that the Replacement Reserve is triggered, the borrower is not required to make the monthly deposit to the Replacement Reserve if it would cause the amount then on deposit to exceed $1,000,000.

■	The Mortgage Loan. The mortgage loan (the “Lakeside Shopping Center Loan”) is part of a loan combination (the “Lakeside Shopping Center Loan Combination”) evidenced by three pari passu notes that are collectively secured by a first mortgage encumbering the borrower’s fee and leasehold interest in a super regional mall located in Metairie, Louisiana (the “Lakeside Shopping Center Property”). The Lakeside Shopping Center Loan, which is evidenced by the controlling note A-1, had an original principal balance of $59,000,000, has an outstanding principal balance as of the Cut-off Date of $59,000,000 and represents approximately 6.3% of the Initial Pool Balance. The related companion loans had an aggregate original principal balance of $116,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $116,000,000 and are evidenced by (i) the non-controlling note A-2, which has an outstanding principal balance as of the Cut-off Date of $58,000,000, is currently being held by Wells Fargo Bank, National Association and is expected to be contributed to the WFCM 2017-C39 securitization transaction and (ii) the non-controlling note A-3, which has an outstanding principal balance as of the Cut-off Date of $58,000,000, is currently held by Barclays Bank PLC and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Lakeside Shopping Center Loan Combination was co-originated by Morgan Stanley Bank N. A., Wells Fargo Bank, National Association and Barclays Bank PLC on July 28, 2017, had an original principal balance of $175,000,000, has an outstanding principal balance as of the Cut-off Date of $175,000,000 and accrues interest at an interest rate of 3.77000% per annum. The proceeds of the Lakeside Shopping Center Loan Combination were primarily used to retire the existing debt of the Lakeside Shopping Center Loan Property, return equity to the borrower sponsor, fund reserves and pay origination costs.

The Lakeside Shopping Center Loan Combination has an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Lakeside Shopping Center Loan Combination requires interest only payments on each due date. The scheduled maturity date of the Lakeside Shopping Center Loan Combination is the due date in August 2027. Provided that no event of default has occurred and is continuing under the Lakeside Shopping Center Loan Combination documents, at any time after the earlier of July 28, 2020 and the second anniversary of the securitization of the last portion of the Lakeside Shopping Center Loan Combination, the Lakeside Shopping Center Loan Combination may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Lakeside Shopping Center Loan Combination documents. Voluntary prepayment of the Lakeside Shopping Center Loan Combination is permitted (in whole, but not in part) without penalty on or after the due date in April 2027.

LOAN #2: lakeside shopping center

■	The Mortgaged Property. The Lakeside Shopping Center Property comprises a one-story 1,211,349 SF super regional mall located in Metairie, Louisiana, approximately 7.8 miles northwest of New Orleans. The Lakeside Shopping Center Property is anchored by Dillard’s, Macy’s and JC Penney, all of which serve as collateral for the Lakeside Shopping Center Loan Combination. There are seven free-standing, outparcel buildings, which include three traditional multi-tenant strip retail structures, a free-standing bank branch, and three free-standing restaurants which are also included in the collateral. Other notable tenants at the Lakeside Shopping Center Property include Zara, Apple, Forever 21, Victoria’s Secret, Restoration Hardware, Pottery Barn, J. Crew, Willams Sonoma, Microsoft, Athleta and other major national and regional retailers. The Lakeside Shopping Center Property contains a total of 5,232 parking spaces comprised of three parking garage structures totaling 3,203 parking spaces and 2,029 surface parking spaces (approximately 4.3 spaces per 1,000 SF).

The Lakeside Shopping Center Property was originally constructed in 1960 and subsequently expanded several times. The borrower acquired the Lakeside Shopping Center Property in 1970 and, according to the borrower, has invested over $86.7 million ($72 per SF) in capital improvements since 2005, including approximately $46.9 million in 2007-2008 to construct two new parking garages, approximately $5.0 million in 2012-2013 to construct a Cheesecake Factory, approximately $3.0 million on a new mall entrance, approximately $7.4 million in 2014 to remodel the food court and its entrances, bathrooms and common area upgrades and recently constructed a new strip center and two pad sites. A $10.0 million capital improvement plan for 2017-2018 includes a complete remodel of all common areas, the installation of skylights, new lighting and columns, and updated soft seating and amenities. The capital improvement plan will also include the construction and build-out of the Zara space. Zara’s lease is expected to commence in June 2018. Such capital improvements are permitted but not required under the Lakeside Shopping Center Loan Combination documents and have not been escrowed for.

As of June 1, 2017, the Lakeside Shopping Center Property was approximately 97.5% leased to over 120 tenants. From 2007 to 2016, occupancy at the Lakeside Shopping Center Property averaged 97.7%, never dropping below 95.2%. Apart from the anchor tenants, no tenant represents more than 3.0% of the GLA. JC Penney and Zara account for 5.6% and 4.3% of underwritten base rent, respectively, with no other tenant accounting for more than 3.2% of underwritten base rent. Total sales for all tenants, including anchors, that reported sales as of the trailing 12 month period ending April 30, 2017 were approximately $359.6 million. Total sales for all in-line and food court tenants that reported sales as of the trailing 12 month period ending April 30, 2017 were approximately $186.9 million. Sales per SF for comparable inline and food court tenants occupying less than 10,000 SF in 2014, 2015, 2016 and the trailing 12 month period ending April 30, 2017 were approximately $740, $784, $799 and $795, respectively, including Apple, and $608, $648, $657 and $651, respectively, excluding Apple. Occupancy costs for comparable inline and food court tenants occupying less than 10,000 SF for the same years were approximately 10.6%, 10.0%, 9.8% and 9.9%, respectively, including Apple and 12.8%, 12.0%, 11.9% and 12.0%, respectively, excluding Apple.

Anchor Sales Summary(1)

Tenant Name	2014	2015	2016	4/31/2017 TTM	Sales per SF
J.C. Penney	$20,123,607	$24,937,466	$23,676,934	NAV	$116(2)
Macy’s(3)	$46,918,633	$43,337,465	$39,222,133	$38,523,848	$168
Dillard’s	$64,544,357	$62,962,609	$57,212,818	$57,919,534	$199

(1)	Information as provided by the borrower sponsor.

(2)	J. C. Penney’s Sales per SF represents 2016 data.

(3)	Macy’s is subject to a ground lease and owns its own improvements.

The Lakeside Shopping Center Property is subject to two separate long-term ground leases encompassing a total 24,560 SF with a current aggregate annual ground rent payment of $67,710. Both ground leases expire in 2056. The 5,760 SF ground lease is subject to re-appraisal after August 31, 2017, which may result in rent escalation.

LOAN #2: lakeside shopping center

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Lakeside Shopping Center Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration(4)	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options
JC Penney	B+/B1/B+	203,410	16.8%	$1,320,131	5.6%	$6.49	11/30/2022	$116	8.5%	4, 5-year options
Zara	NR/NR/NR	34,722	2.9	1,009,716	4.3	29.08	4/30/2028(5)	NA	NA	1, 5-year option
Victoria’s Secret	NR/NR/NR	13,459	1.1	740,245	3.2	55.00	11/30/2025	$742	10.3%	NA
Forever 21	NR/NR/NR	15,094	1.2	724,512	3.1	48.00	1/31/2018	$417	16.6%	NA
Macy’s(6)	BBB/Baa3/BBB-	229,520	18.9	649,542	2.8	2.83	1/31/2029	$168	2.1%	4, 5-year options, 1, 10-yr option
Dick’s Sporting Goods	NR/NR/NR	36,667	3.0	531,672	2.3	14.50	1/31/2021	$252	8.6%	4, 5-year options
Dillards	BBB-/Baa3/BBB-	291,700	24.1	499,974	2.1	1.71	12/31/2019	$199	0.9%	1, 10-year option
Champs	NR/NR/NR	4,500	0.4	495,000	2.1	110.00	1/31/2024	$1,191	11.2%	NA
Apple	NR/Aa1/AA+	5,260	0.4	466,667	2.0	88.72	1/31/2019	$7,096	1.3%	NA
Express	NR/NR/NR	8,464	0.7	465,520	2.0	55.00	7/31/2027	$596	9.2%	NA
Ten Largest Owned Tenants		842,796	69.6%	$6,902,978	29.5%	$8.19
Other		338,554	27.9%	$16,521,985	70.5%	48.80
Vacant		29,999	2.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		1,211,349	100.0%	$23,424,962	100.0%	$19.34

(1)	Based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	U/W Base Rent and U/W Base Rent $ per SF include contractual rent steps through July 30, 2018 totaling $420,066.

(4)	Most tenants have existing co-tenancy options to terminate their lease or cease operations at the Lakeside Shopping Center Property generally related to one or more anchor tenants or tenants in excess of 100,000 SF not being open for business and/or certain occupancy thresholds for inline gross leasable area being maintained for a period of six to twelve months.

(5)	Zara has an early termination option if net sales for the third full lease year are less than $8.0 million. Zara’s lease is expected to commence June 2018.

(6)	Macy’s is subject to a ground lease and owns its own improvements.

The following table presents certain information relating to the lease rollover schedule at the Lakeside Shopping Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	3,020	0.2%	0.2%	$24,002	0.1%	$ 7.95	4
2017	2,322	0.2	0.4	549,668	2.3%	236.72	2
2018	52,024	4.3	4.7	2,442,261	10.4%	46.94	26
2019	358,007	29.6	34.3	3,195,857	13.6%	8.93	15
2020	30,050	2.5	36.8	1,729,215	7.4%	57.54	14
2021	63,990	5.3	42.1	2,088,586	8.9%	32.64	11
2022	235,698	19.5	61.5	3,021,892	12.9%	12.82	12
2023	24,888	2.1	63.6	1,747,188	7.5%	70.20	11
2024	30,568	2.5	66.1	1,613,418	6.9%	52.78	7
2025	53,657	4.4	70.5	2,613,729	11.2%	48.71	13
2026	7,183	0.6	71.1	603,132	2.6%	83.97	4
2027	19,274	1.6	72.7	877,383	3.7%	45.52	4
2028 & Thereafter	300,669	24.8	97.5	2,918,633	12.5%	9.71	9
Vacant	29,999	2.5	100.0	0	0.0%	0.00	0
Total / Wtd. Avg.	1,211,349	100.0%		$23,424,962	100.0%	$19.83	132(4)

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted average annual UW Base Rent $ per SF excludes vacant space.

(4)	MiMi’s Kids Boutique, Starbucks and Maggie G each operate under two leases.

LOAN #2: lakeside shopping center

The following table presents certain information relating to historical leasing at the Lakeside Shopping Center Property:

Historical Leased %(1)

2012	2013	2014	2015	2016	As of 6/1/2017(2)
99.7%	98.3%	97.1%	98.2%	98.9%	97.5%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated June 1, 2017. Occupancy as of June 1, 2017 includes five tenants, Zara, Charles Schwab, Flemings Prime Steakhouse, J. Jill and Free People, representing 4.8% of GLA, which have executed leases but are not expected to take occupancy until November 2017 to June 2018.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lakeside Shopping Center Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 3/31/2017	Underwritten(2)	Underwritten $ per SF
Base Rent	$22,511,952	$22,224,455	$22,643,543	$22,644,279	$23,424,962	$19.34
Overage Rent	1,904,324	1,892,475	1,601,600	1,558,077	1,462,657(3)	1.21
Total Reimbursement Revenue	7,819,042	7,732,795	7,909,595	7,853,546	7,415,542	6.12
Other Income	413,733	556,196	460,051	447,054	410,556	0.34
Gross Revenue	$32,649,051	$32,405,920	$32,614,789	$32,502,956	$32,713,717	$27.01

Effective Gross Income	$32,649,051	$32,405,920	$32,614,789	$32,502,956	$32,713,717	$27.01

Total Operating Expenses	$12,900,841	$13,228,233	$13,589,313	$13,680,575	$12,933,343	$10.68

Net Operating Income	$19,748,210	$19,177,687	$19,025,476	$18,822,381	$19,780,375	$16.32
TI/LC	0	0	0	0	1,230,800	1.02
Capital Expenditures	0	0	0	0	242,270	0.20
Net Cash Flow	$19,748,210	$19,177,687	$19,025,476	$18,822,381	$18,307,305	$15.11

Occupancy	97.1%	98.2%	98.9%	98.9%	97.5%(4)
NOI Debt Yield	11.3%	11.0%	10.9%	10.8%	11.3%
NCF DSCR	2.95x	2.87x	2.84x	2.81x	2.74x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent is based on the rent roll as of June 1, 2017 and includes contractual rent increases through July 30, 2018 totaling $420,066 and income from Zara, Charles Schwab, Flemings Steakhouse, J. Jill and Free People, representing 8.0% of underwritten base rent, which have executed leases but are not yet in occupancy. Gap rent was reserved only for Zara, Charles Schwab and Flemings Prime Steakhouse, which total 6.8% of underwritten base rent.

(3)	Overage Rent is based on April 30, 2017 TTM actual sales.

(4)	Underwritten Occupancy includes five tenants, Zara, Charles Schwab, Flemings Prime Steakhouse, J. Jill, and Free People, which have executed leases but are not expected to take occupancy until November 2017 to June 2018.

■	Appraisal. According to the appraisal, the Lakeside Shopping Center Property had an “as-is” appraised value of $365,000,000 as of June 7, 2017.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$372,000,000	N/A	5.25%
Discounted Cash Flow Approach	$365,000,000	6.50%	5.50%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to the Phase I environmental report, dated June 13, 2017, certain elevated environmental matters related to prior automotive service uses at the Lakeside Shopping Center Property were identified, one of which is identified in the ESA as a controlled recognized environmental condition. The borrower has an existing Premises Pollution Liability-type environmental insurance policy covering multiple locations with an aggregate $20,000,000 limits of liability and $5,000,000 per claim (with a $2,000,000 sublimit being set-aside for the Lakeside Shopping Center Property) with a term expiring June 18, 2022 and a $25,000 deductible. In addition, the loan documents include the borrower’s covenant to renew the environmental insurance policy for an additional 5-year term in 2022, and for an additional 3 year term in 2027. The lender and its successors will be an additional named insured to the environmental insurance policy. The Lakeside Shopping Center Loan Combination documents further provide that the borrower and guarantor are personally liable for losses related to such environmental matters. See “Description of the Mortgage Pool–Environmental Considerations” in the Preliminary Prospectus.

LOAN #2: lakeside shopping center

■	Market Overview and Competition. The Lakeside Shopping Center Property is located in Metairie, Louisiana, approximately 8.0 miles northwest of downtown New Orleans, Louisiana. Metairie is located in Jefferson Parish, and is bordered by Lake Pontchartrain to the north, the Mississippi River to the south, the Louis Armstrong International Airport to the west and New Orleans to the East. The Lakeside Shopping Center Property is located at the northwest corner of the North Causeway Boulevard and Veterans Memorial Boulevard intersection, approximately one half mile north of Interstate 10. North Causeway Boulevard serves as the primary north-south arterial for the submarket while Interstate 10 serves as the primary east-west arterial through southern Louisiana. The local area surrounding the Lakeside Shopping Center Property is primarily commercial along primary roadways with residential along secondary roadways. According to the appraisal, the Lakeside Shopping Center Property has a primary trade area encompassing a five-mile radius and a secondary trade area spanning up to ten miles.

The port of New Orleans serves as one of the primary employment and economic drivers for the region, contributing to an employment base dominated by the energy, manufacturing, port and pipeline, and tourism industries, with healthcare systems and multiple universities also serving as some of the largest employers in the metropolitan statistical area. According to the appraisal, the top three employers in the New Orleans metropolitan statistical area are the Ochsner Health System, Naval Air Station Joint Reserve Base New Orleans and Louisiana State University Health, employing approximately 14,500, 7,200 and 7,000 people, respectively.

According to the appraisal, the estimated 2016 population within a three-, five- and 10-mile radius of the Lakeside Shopping Center Property was 122,663, 277,319 and 656,089, respectively. The estimated 2016 average household income within a three-, five- and 10-mile radius of the Lakeside Shopping Center Property was $80,218, $77,112 and $67,288, respectively. The estimated 2016 population and average household income for the New Orleans core based statistical area (CBSA) are 1,262,777 and $70,321, respectively.

According to a third party report the Lakeside Shopping Center Property is located in the Causeway Corridor submarket of the New Orleans/Metairie/Kenner retail market. As of the second quarter of 2017, the Causeway Corridor retail submarket contained 146 buildings comprising approximately 2.4 million SF with a vacancy rate of 2.4%. As of the same period, the Mall subsector of the New Orleans/Metairie/Kenner retail market contained 10 centers comprising approximately 5.8 million SF with a vacancy rate of 4.7%. Between 2009 and 2016, the Mall subsector of the New Orleans/Metairie/Kenner retail market has maintained an average year-end occupancy of 94.5%, never falling below 91.7%.

According to the appraisal, primary competitors within the Lakeside Shopping Center Property’s primary trade area include the Clearview Mall and The Esplanade. According to the appraisal, the Clearview Mall is a Target and Sears-anchored mall with estimated sales of approximately $285 per SF and The Esplanade is a Macy’s, Dillard’s and Target anchored mall with sales of approximately $235 per SF.

The following table presents certain information relating to the primary competition for the Lakeside Shopping Center Property:

Competitive Set(1)

	Lakeside Shopping Center (Subject)	Clearview Mall	The Esplanade	The Shops at Canal Place	Oakwood Center
Distance from Subject	-	1.6 miles	5.5 miles	6.7 miles	9.2 miles
Property Type	Super Regional Mall	Super Regional Mall	Super Regional Mall	Fashion/Specialty Center	Super Regional Mall
Year Built	1960	1966	1984	1982	1966
Total GLA	1,211,349(2)	700,000	965,858	269,376	907,145
Total Occupancy	97.5%(2)	90.0%	89.0%	98.0%	98.0%
Anchors	Dillard’s, Macy’s, JCPenney, Dick’s Sporting Goods	Target, Sears, AMC Theatres, Bed Bath & Beyond	Macy’s (closing), Dillard’s, Target, The Grand Theatre	Saks Fifth Avenue	Sears (closing), Dillard’s, JCPenney, Dick’s Shoe Dept/Encore

(1)	Source: Appraisal.

(2)	Per underwritten rent roll.

■	The Borrower. The borrower is Causeway LLC, a Delaware limited liability company, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Lakeside Shopping Center Loan Combination. The borrower sponsor is Jeffrey J. Feil. The non-recourse carveout guarantor for the Lakeside Shopping Center Loan Combination is Jeffrey J. Feil.

Jeffrey J. Feil is the CEO of the Feil Organization. The Feil Organization, founded over 60 years ago, is a real estate company that developed and manages over 26.0 million SF of retail, commercial and industrial properties, over 5,000 residential rental units, as well as hundreds of net leased properties and thousands of acres of undeveloped land across the United States. The Feil Organization’s New Orleans market real estate holdings include approximately 1.7 million SF of retail, 2.9 million SF of space, 700,000 SF of industrial space and 942 multifamily units.

LOAN #2: lakeside shopping center

■	Escrows. The Lakeside Shopping Center Loan Combination documents provide for upfront escrows at closing in the amount of $7,606,095 for tenant improvement and leasing commission (“TI/LC”) costs relating to Zara ($3,000,000), Charles Schwab ($2,000,000), Whitney Bank ($1,035,325), Free People ($475,000), Express ($423,200), Flemings Prime Steakhouse ($390,320), J. Jill ($247,250) and Regis Corporation ($35,000); and $1,214,427 for gap rent relating to Zara ($841,430), Charles Schwab ($325,000), and Flemings Prime Steakhouse ($47,997).

During a Lakeside Shopping Center Trigger Period (as defined below), the borrower is required to deposit monthly escrows equal to, one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of the coverage (unless the Lakeside Shopping Center Property is insured under an acceptable blanket insurance policy), the monthly amount due under the ground lease, into a ground rent reserve, $20,193 into a replacement reserve (provided that the borrower is not required to make the monthly deposit to the replacement reserve if it would cause the amount then on deposit to exceed $1,000,000), and an amount equal to $0.10 per SF for leases at the Lakeside Shopping Center Property covering less than 20,000 SF into a tenant improvements and leasing commissions reserve.

■	Lockbox and Cash Management. The Lakeside Shopping Center Loan Combination is structured with a hard lockbox with springing cash management. The Lakeside Shopping Center Loan Combination documents require the borrower to direct all tenants to pay their rents directly into a lender-controlled lockbox account. The Lakeside Shopping Center Loan Combination documents also require that all rents received by the borrower or the property manager be deposited into such lockbox account within one business day of receipt. If no Lakeside Shopping Center Trigger Period exists, all funds in the lockbox account are required to be swept on a daily basis to the borrower’s operating account. Upon the first occurrence of a Lakeside Shopping Center Trigger Period, the lender has the right to establish a lender controlled cash management account. During the continuance of a Lakeside Shopping Center Trigger Period, all cash flow is required to be swept daily from the lockbox account into such lender-controlled cash management account and applied in accordance with the Lakeside Shopping Center Loan Combination documents to make deposits into reserve funds, as described under “-Escrows” above, to pay debt service on the Lakeside Shopping Center Loan Combination; provided that the Lakeside Shopping Center Loan Combination has not been accelerated, to pay approved operating expenses in accordance with the approved annual budget, and to deposit the remainder into a cash sweep account to be held as additional collateral for the Lakeside Shopping Center Loan Combination during the continuance of such Lakeside Shopping Center Trigger Period.

A “Lakeside Shopping Center Trigger Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default under the Lakeside Shopping Center Loan Combination or (ii) the debt yield being less than 8.0% for two consecutive calendar quarters. A Lakeside Shopping Center Trigger Period will end, with respect to clause (i), upon the cure of such event of default; or, with respect to clause (ii), upon the debt yield being at least 8.0% for two consecutive calendar quarters. However, with respect to clause (ii), the failure to maintain a debt yield of at least 8.0% for two consecutive calendar quarters will not result in the occurrence of a Lakeside Shopping Center Trigger Period if within 10 business days after borrower’s receipt of written notice of the failure to satisfy the debt yield requirement, the borrower delivers a letter of credit in an amount which, if applied as a partial prepayment of the Lakeside Shopping Center Loan Combination, would cause the debt yield to be greater than or equal to 8.0%.

■	Property Management. The Lakeside Shopping Center Property is managed by Broadwall Management Corp., an affiliate of the borrower, pursuant to the terms of the management agreement. If (a) an event of default under the Lakeside Shopping Center Loan Combination has occurred and is continuing, or (b) the manager shall no longer be affiliated with the borrower, or (c) as provided in the related assignment of management agreement, then the lender, at its option, may require the borrower to engage a replacement management agent that is a Qualified Manager (as defined below) chosen by the borrower.

A “Qualified Manager” means a manager that is a reputable and experienced professional management organization (a) having at least 15 years’ experience managing, and at such time manages, at least 2,000,000 SF of like or better quality retail space (excluding the Lakeside Shopping Center Property) or (b) any other reputable and experienced professional management organization approved by the lender.

The borrower may not replace the property manager without the consent of the lender, which may not be unreasonably withheld.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

LOAN #2: lakeside shopping center

■	Terrorism Insurance. The Lakeside Shopping Center Loan Combination documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Lakeside Shopping Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity; provided that so long as TRIPRA is in effect, and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA in satisfaction of the foregoing requirements. If TRIPRA or a similar or subsequent statute is not in effect, provided that terrorism insurance coverage is commercially available, the borrower is required to carry terrorism insurance coverage as described above, provided that the borrower is not required to spend on terrorism insurance more than one and a half (1.5) times the insurance premium then payable for the property and business interruption coverage required under the Lakeside Shopping Center Loan Combination (without giving effect to the cost of terrorism components of such coverage). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #3: 411 EAST WISCONSIN

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		MSMCH
Location (City/State)	Milwaukee, Wisconsin	Cut-off Date Balance(3)		$56,250,000
Property Type	Office	Cut-off Date Balance per SF(2)		$138.10
Size (SF)	678,839	Percentage of Initial Pool Balance		6.0%
Total Occupancy as of 6/6/2017(1)	87.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/6/2017(1)	87.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	1984 / 2014-2016	Mortgage Rate		4.14000%
Appraised Value	$133,200,000	Original Term to Maturity (Months)		120
Appraisal Date	5/23/2017	Original Amortization Term (Months)		360
Borrower Sponsor	Middleton Partners LLC	Original Interest Only Term (Months)		36
Property Management	Inland Companies, Inc. D/B/A Colliers International	First Payment Date		8/1/2017
		Maturity Date		7/1/2027

Underwritten Revenues(1)	$17,818,325
Underwritten Expenses	$7,761,032	Escrows(4)
Underwritten Net Operating Income (NOI)(1)	$10,057,294		Upfront	Monthly
Underwritten Net Cash Flow (NCF)(1)	$7,991,778	Taxes	$467,778	$233,889
Cut-off Date LTV Ratio(2)	70.4%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	61.1%	Replacement Reserve	$0	$11,135
DSCR Based on Underwritten NOI / NCF(1)(2)	1.84x / 1.46x	TI/LC(5)	$0	$75,089
Debt Yield Based on Underwritten NOI / NCF(1)(2)	10.7% / 8.5%	Other(6)	$627,920	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$93,750,000	73.6%	Purchase Price(7)	$122,329,235	96.1%
Principal’s New Cash Contribution	33,550,286	26.4%	Reserves	1,095,698	0.9
			Closing Costs	3,875,353	3.0
Total Sources	$127,300,286	100.0%	Total Uses	$127,300,286	100.0%

(1)	Occupancy includes Northwestern Mutual Life Insurance (56,320 SF, 8.3% of GLA), which is currently in occupancy but expected to vacate upon lease expiration on March 31, 2019. Rent from such tenant was not underwritten.

(2)	Calculated based on the aggregate outstanding principal balance of the 411 East Wisconsin Loan Combination (as defined below).

(3)	The Cut-off Date Balance of $56,250,000 represents the controlling note A-1 of the $93,750,000 411 East Wisconsin Loan Combination, which is evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $93,750,000. The related companion loan is evidenced by the non-controlling note A-2, which has an outstanding principal balance as of the Cut-Off Date of $37,500,000, is currently held by Morgan Stanley Bank, N.A., and is expected to be contributed to one or more future commercial mortgage securitization transactions. See “—The Mortgage Loan” below.

(4)	See “—Escrows” below.

(5)	The borrower is not required to make the monthly deposit to the TI/LC reserve if it would cause the amount then on deposit to exceed the TI/LC reserve cap of $2,703,191.

(6)	The Upfront Other reserve includes $388,645 in outstanding tenant improvements and leasing commissions, a $175,000 deferred maintenance reserve and $64,275 in outstanding free rent.

(7)	The borrower acquired the 411 East Wisconsin Property for a contract purchase price of $124,600,000. $124,600,000 less a seller credit of $2,270,765, which represents tenant improvement obligations for Quarles & Brady LLP (which were paid at closing) and the balance of outstanding tenant improvement obligations, and free rent owed to existing tenants, results in a net purchase price of $122,329,235.

■	The Mortgage Loan. The mortgage loan (the “411 East Wisconsin Loan”) is part of a loan combination (the “411 East Wisconsin Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 678,839 SF office building located in Milwaukee, Wisconsin (the “411 East Wisconsin Property”). The 411 East Wisconsin Loan, which is evidenced by the controlling note A-1, had an original principal balance of $56,250,000, has an outstanding principal balance as of the Cut-off Date of $56,250,000 and represents approximately 6.0% of the Initial Pool Balance. The related companion loan is evidenced by the non-controlling note A-2, which had an original principal balance of $37,500,000, has an outstanding principal balance as of the Cut-off Date of $37,500,000, is currently held by Morgan Stanley Bank, N.A, and is expected to be contributed to one or more future commercial mortgage securitization transactions. The 411 East Wisconsin Loan Combination, which accrues interest at an interest rate of 4.14000% per annum, was originated by Morgan Stanley Bank, N.A on June 29, 2017, had an original principal balance of $93,750,000 and has an outstanding principal balance as of the Cut-off Date of $93,750,000. The proceeds of the 411 East Wisconsin Loan Combination were primarily used to acquire the 411 East Wisconsin Property, fund reserves and pay origination costs.

The 411 East Wisconsin Loan Combination had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The 411 East Wisconsin Loan Combination requires monthly payments of interest only through the due date in July 2020, after which it requires monthly payments of interest and principal sufficient to amortize the 411 East Wisconsin Loan Combination over a 30-year amortization schedule. The scheduled maturity date of the 411 East Wisconsin Loan Combination is the due date in July 2027. At any time after the earlier of 42 months following the first due date under the 411 East Wisconsin Loan Combination and the 25th due date following the securitization of the last portion of the 411 East Wisconsin Loan Combination, the 411 East Wisconsin Loan Combination may be, provided no event of default has occurred and is continuing under the 411 East Wisconsin Loan Combination documents, defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the 411 East Wisconsin Loan Combination documents. Voluntary prepayment of the 411 East Wisconsin Loan Combination in full without payment of any yield maintenance or any other prepayment premium is permitted on or after the due date in April 2027. In addition, in connection with release of a release parcel (as described below under “—Release of Collateral”), the 411 East

LOAN #3: 411 EAST WISCONSIN

Wisconsin Loan Combination can be prepaid in the amount of $24,712,500 at any time on or prior to the first anniversary of the loan origination date, without payment of any yield maintenance premium or any other prepayment premium.

■	The Mortgaged Property. The 411 East Wisconsin Property consists of a 30-story, Class A, multi-tenant office building totaling 678,839 SF (the “Office Tower”), an eight-story parking garage that is next door to, and attached to, the Office Tower (the “Attached Garage”) and another six-story parking garage located across the street from the Office Tower (the “Annex Garage”).The Attached Garage and Annex Garage are connected via an overhead walkway and combine for 1,394 parking spaces. The Office Tower and the Attached Garage are situated on an entire city block, in downtown Milwaukee, bound by Wisconsin Avenue to the north, Jefferson Street to the east, Michigan Street to the south and Milwaukee Street to the west. The 411 East Wisconsin Property was built in 1984 and has undergone a variety of renovations at a cost of $14,707,479 between 2014 and 2016, according to the borrower sponsor. The scope of the renovations included parking garage repairs/upgrades ($3,328,378), interior improvements to the Office Tower ($4,358,679), exterior improvements to the Office Tower ($150,887), upgrades to the office tower mechanical systems ($6,338,353) and upgrades to the furniture, fixtures and equipment ($531,182). Building amenities include a glass-tiered lobby atrium, tenant conference facilities, a lower level courtyard with a reflecting pond, on-site parking and a sundry shop.

The largest tenant, Quarles & Brady LLP (27.5% of GLA), and second largest tenant, Von Briesen & Roper, SC (“Von Briesen”) (10.4% of GLA), have both increased their space at the 411 East Wisconsin Property by over 50.0% since they originally took occupancy in 1986 and 2002, respectively. Quarles & Brady LLP is a multidisciplinary legal services provider which is included in a listing of the largest 200 United States law firms, which has approximately 500 attorneys practicing in Chicago, Indianapolis, Madison, Milwaukee, Naples, Phoenix, Scottsdale, Tampa, Tucson, and Washington, D.C. The second largest tenant, Von Briesen, is a law firm. The third largest tenant, Northwestern Mutual Life Insurance (8.3% of GLA), is expected to vacate its space upon expiration of its lease on March 31, 2019. The fourth largest tenant, Wisconsin Athletic Club (4.6% of GLA), the largest privately-owned athletic club in Wisconsin, has been a tenant at the 411 East Wisconsin Property since 1999 and expanded its space by 7,847 SF in 2015.

The following table presents certain information relating to the major tenants at the 411 East Wisconsin Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration		Renewal / Extension Options
Quarles & Brady LLP(3)	NR / NR / NR	186,472	27.5%	$3,263,260	35.7%	$17.50	9/30/2028		2, 5-year options
Von Briesen & Roper, SC	NR / NR / NR	70,759	10.4	1,206,153	13.2	$17.05	5/31/2023	(4)	3, 5-year options
Wisconsin Athletic Club	NR / NR / NR	30,985	4.6	558,969	6.1	$18.04	8/31/2025		1, 5-year option
PNC, National Association	A+ / A3 / A-	26,604	3.9	546,083	6.0	$20.53	4/30/2019		2, 5-year options
Mercer (US) Inc.(5)	NR / NR / NR	27,563	4.1	518,736	5.7	$18.82	11/30/2023		2, 5-year options
American Appraisal Associates	NR / NR / NR	23,685	3.5	379,598	4.2	$16.03	4/30/2022		1, 5-year option
Morgan Stanley Smith Barney	A / A3 / BBB+	20,944	3.1	378,039	4.1	$18.05	4/30/2023		1, 5-year option
Decision Resources, Inc.	NR / NR / NR	24,016	3.5	353,275	3.9	$14.71	5/31/2027		1, 5-year option
RSM US LLP	NR / NR / NR	14,010	2.1	235,508	2.6	$16.81	6/30/2023		1, 5-year option
Landaas & Company	NR / NR / NR	13,158	1.9	219,312	2.4	$16.67	4/30/2019		1, 5-year option
Ten Largest Owned Tenants		438,196	64.6%	$7,658,933	83.8%	$17.48
Remaining Tenants(6)		100,303	14.8	1,479,090	16.2	$15.34
Vacant(7)		140,340	20.7	0	0.0	$0.00
Total / Wtd. Avg. All Tenants(6)		678,839	100.0%	$9,138,024	100.0%	$17.09

(1)	Based on the underwritten rent roll dated June 6, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Quarles & Brady LLP has the two-time option to reduce its space by up to one full floor effective at any time from June 1, 2021 through May 31, 2026 by giving at least 12 months’ notice and payment of a termination fee (that is proportionate to the relinquished space) equal to the sum of tenant improvement costs, rent credits and other costs associated with Quarles & Brady LLP’s space at the 411 East Wisconsin Property that were paid by the landlord (as calculated under the lease). Each relinquished space must be a contiguous space of at least 11,500 SF on the lowest floor of the 411 East Wisconsin Property that Quarles & Brady LLP leases. Quarles & Brady LLP may not exercise its contraction rights within two years of the most recent exercise of expansion.

(4)	Von Briesen has 1,573 SF of storage space that expires 12/31/2017.

(5)	Mercer (US) Inc. has the option to terminate its lease effective May 31, 2019 provided Mercer (US) Inc. provides 14 months’ notice and pays a termination fee equal to the sum of (i) tenant improvement costs, rent credits and other costs associated with Mercer (US) Inc.’s space at the 411 East Wisconsin Property that were paid by the landlord (as calculated under the lease), (ii) $267,085.50 and (iii) six months of operating cost share rent and tax share rent at the estimated rate, as reasonably determined by the landlord, in effect for the month of June, 2019.

(6)	The Remaining Tenants Tenant GLA includes, among other tenants, 1,180 SF of conference center space and 2,707 SF of management office space. Remaining Tenants and Total / Wtd. Avg. All Tenants UW Base Rent $ per SF exclude such 1,180 SF of conference center space and 2,707 SF of management office space, as no rent is attributed to such space.

(7)	Vacant includes Northwestern Mutual Life Insurance (56,320 SF, 8.3% GLA), which is currently in occupancy but expected to vacate upon lease expiration on March 31, 2019.

LOAN #3: 411 EAST WISCONSIN

The following table presents certain information relating to the lease rollover schedule at the 411 East Wisconsin Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM	2,700	0.4%	0.4%	$21,210	0.2%	$7.86	2
2017	10,506	1.5%	1.9%	$180,026	2.0%	$17.14	2
2018	8,501	1.3%	3.2%	$28,183	0.3%	$3.32	1
2019	40,888	6.0%	9.2%	$792,226	8.7%	$19.38	4
2020	7,974	1.2%	10.4%	$133,478	1.5%	$16.74	4
2021	15,685	2.3%	12.7%	$276,868	3.0%	$17.65	3
2022	26,120	3.8%	16.6%	$423,915	4.6%	$16.23	2
2023	157,648	23.2%	39.8%	$2,724,413	29.8%	$17.28	6
2024	3,662	0.5%	40.3%	$61,144	0.7%	$16.70	1
2025	30,985	4.6%	44.9%	$558,969	6.1%	$18.04	1
2026	0	0.0%	44.9%	$0	0.0%	$0.00	0
2027	43,471	6.4%	51.3%	$674,331	7.4%	$15.51	3
2028 & Thereafter(4)	190,359	28.0%	79.3%	$3,263,260	35.7%	$17.50	1
Vacant(5)	140,340	20.7%	100.0%	0	0.0%	$0.00	0
Total / Wtd. Avg.(4)	678,839	100.0%		$9,138,024	100.0%	$17.09	30

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and which are not reflected in the Lease Expiration Schedule.

(3)	Wtd. Avg. UW Base Rent $ per SF excludes vacant space.

(4)	2028 & Thereafter Expiring Owned GLA includes, among other tenants, 1,180 SF of conference center space and 2,707 SF of management office space. 2028 & Thereafter and Total / Wtd. Avg. All Tenants UW Base Rent $ per SF exclude such 1,180 SF of conference center space and 2,707 SF of management office space, as no rent is attributed to such space.

(5)	Vacant includes Northwestern Mutual Life Insurance (56,320 SF, 8.3% of GLA), which is currently in occupancy but expected to vacate upon lease expiration on March 31, 2019.

The following table presents certain information relating to historical leasing at the 411 East Wisconsin Property:

Historical Leased %(1)

	2013	2014	2015	2016	As of 6/6/2017(2)
Owned Space	88.1%	76.0%	93.0%	90.0%	87.6%

(1)	As provided by the borrower which reflects average occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated June 6, 2017. Includes Northwestern Mutual Life Insurance (56,320 SF, 8.3% of GLA), which is currently in occupancy but expected to vacate upon lease expiration on March 31, 2019.

LOAN #3: 411 EAST WISCONSIN

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 411 East Wisconsin Property:

Cash Flow Analysis(1)

	2015	2016	TTM 4/30/2017	Underwritten	Underwritten $ per SF
Gross Potential Rent(2)	$8,537,792	$9,160,877	$9,261,127	$11,041,494	$16.27
Reimbursements	5,392,035	6,512,999	6,517,729	7,003,910	10.32
Other Income(3)	2,377,159	2,489,721	2,558,611	2,565,541	3.78
Vacancy, Credit Loss & Concessions(4)	(587,903)	(407,393)	(514,344)	(2,792,619)	(4.11)
Effective Gross Income	$15,719,083	$17,756,205	$17,823,123	$17,818,325	$26.25

Real Estate Taxes	$2,362,989	$2,651,726	$2,677,035	$2,723,194	$4.01
Insurance	128,009	128,057	128,638	118,569	0.17
Management Fee	485,036	552,148	552,611	534,550	0.79
Other Expenses	4,139,090	4,357,225	4,288,577	4,384,719	6.46
Total Operating Expenses	$7,115,124	$7,689,156	$7,646,861	$7,761,032	$11.43

Net Operating Income	$8,603,959	$10,067,049	$10,176,262	$10,057,294	$14.82
TI/LC	0	0	0	1,926,890	2.84
Replacement Reserves	0	0	0	138,625	0.20
Net Cash Flow	$8,603,959	$10,067,049	$10,176,262	$7,991,778	$11.77

Occupancy	93.0%	90.0%	87.5%	79.3%(5)
NOI Debt Yield(6)	9.2%	10.7%	10.9%	10.7%
NCF DSCR(6)	1.58x	1.84x	1.86x	1.46x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Gross Potential Rent is based on the rent roll as of June 6, 2017 and includes rent steps of $332,981 through July 1, 2018.

(3)	Underwritten Other Income includes storage rent, antenna rent, parking income, tenant service income and other miscellaneous income. The parking income accounts for $2,318,829 of the Other Income.

(4)	Underwritten Vacancy, Credit Loss & Concessions includes base rent for Northwestern Mutual Life Insurance, which is in occupancy but expected to vacate upon lease expiration on March 31, 2019.

(5)	Underwritten Occupancy reflects in-place occupancy excluding Northwestern Mutual Life Insurance (56,320 SF, 8.3% of GLA), which is currently in occupancy but expected to vacate upon lease expiration on March 31, 2019.

(6)	NOI Debt Yield and NCF DSCR are based on the outstanding principal balance of the 411 E Wisconsin Loan Combination.

■	Appraisal. According to the appraisal, the 411 East Wisconsin Property had an “as-is” appraised value of $133,200,000 as of May 23, 2017. The appraiser valued the 411 East Wisconsin Property based on the two approaches below and gave equal weight to both approaches to determine the “as-is” appraised value of the 411 East Wisconsin Property.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$134,200,000	NA	7.50%
Discounted Cash Flow Approach	$133,200,000	9.00%	7.75%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on the Phase I environmental report dated May 3, 2017, there were no recognized environmental conditions related to the 411 East Wisconsin Property.

■	Market Overview and Competition. The 411 East Wisconsin Property is located in the downtown office submarket of Milwaukee, Wisconsin, according the appraisal. According to the appraisal, for the first quarter of 2017, the Milwaukee metropolitan office market contained 81,069,700 SF of office space, with a vacancy of 7.7% and effective rent of $16.16 per SF. According to a third party market report, for the first quarter of 2017, the downtown submarket Class A office vacancy was 13.7%, with an effective rent of $22.22 per SF.

Northwestern Mutual Life Insurance, a tenant at the 411 East Wisconsin Property, is currently constructing a 32-story, 1.1 million SF mixed use tower, which will become the Northwestern Mutual Life Insurance headquarters, a few blocks from the 411 East Wisconsin Property. Northwestern Mutual Life Insurance is expected to vacate the 411 East Wisconsin Property upon its lease expiring on March 31, 2019.

The estimated 2016 population within a one-, three- and five-mile radius of the 411 East Wisconsin Property is 17,192, 200,756 and 425,330, respectively, according to the appraisal.

LOAN #3: 411 EAST WISCONSIN

The following table presents certain information relating to sales comparables for the 411 East Wisconsin Property:

Office Building Sales Comparables(1)

Property Name	Property Location	Rentable Area (SF)	Sale Date	Sale Price (in millions)	Sale Price per SF
411 East Wisconsin Property	Milwaukee, WI	678,839(2)	May 2017	$122.3(3)	$180.20
ABB Building	Wauwatosa, WI	91,009	Nov. 2016	$19.4	$212.62
Honey Creek Corporate	Milwaukee, WI	118,072	Sep. 2016	$17.3	$146.10
The 100 East Building	Milwaukee, WI	430,865	Aug. 2016	$78.0	$181.03
Milwaukee Center	Milwaukee, WI	370,000	Mar. 2016	$60.5	$163.51

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated June 6, 2017.

(3)	The borrower acquired the 411 East Wisconsin Property for a contract purchase price of $124,600,000. $124,600,000 less a seller credit of $2,270,765, which represents tenant improvement obligations for Quarles & Brady LLP (which were paid at closing) and the balance of outstanding tenant improvement obligations, and free rent owed to existing tenants, results in a net purchase price of $122,329,235.

The following table presents certain information relating to office lease comparables for the 411 East Wisconsin Property:

Office Lease Comparables(1)

Property Name	Property Location	Tenant Name	Lease Date(s)	GLA	Lease Term (months)	Base Rent per SF	Lease Type
Milwaukee Center	Milwaukee, WI	Merrill Lynch	Jan. 2018	7,002	60	$16.00	Triple Net
Milwaukee Center	Milwaukee, WI	Aspirant Investment Advisors	Nov. 2016	3,594	60	$17.00	Triple Net
100 East Wisconsin Ave.	Milwaukee, WI	Resources Global Professionals	Nov. 2016	2,887	63	$16.50	Triple Net
Milwaukee Center	Milwaukee, WI	Accenture	Sep. 2016	3,712	82	$16.50	Triple Net
Milwaukee Center	Milwaukee, WI	REV Group Inc.	May 2016	4,935	64	$16.50	Triple Net
U.S. Bank Center	Milwaukee, WI	National Investment Services	Jan 2016	10,676	120	$17.25	Triple Net
Schlitz RiverCenter	Milwaukee, WI	Minacs USA	Jan 2016	17,880	120	$13.00	Triple Net

(1)	Source: Appraisal.

■	The Borrower. The borrower is Middleton Milwaukee Investors LLC, a newly formed special purpose Delaware limited liability company structured to be bankruptcy remote, with two independent directors in its borrower structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 411 East Wisconsin Loan Combination. The borrower sponsor is Middleton Partners LLC. The non-recourse carveout guarantors for the 411 East Wisconsin Loan Combination are Mitchel Greenberg, Keith Jaffee, Mark Cypert and Peter Holstein, jointly and severally (together, the “411 East Wisconsin Non-Recourse Carveout Guarantors”).

The borrower has issued class A and class B shares. The cash equity contribution was provided by the class A shares and control of the borrower is held by the class B shares. The 411 East Wisconsin Non-Recourse Carveout Guarantors own 79.25% of the class B shares indirectly through family trusts and affiliated entities and indirectly own 12.5% of the class A shares through family trusts and affiliated entities. Middleton Partners LLC is a private real estate investment company, which serves as the platform for the investment activities of Mitchel Greenberg, Keith Jaffee and Peter Holstein, whose family trusts have invested in the class B shares of the borrower through such entity or its affiliates.

■	Escrows. In connection with the origination of the 411 East Wisconsin Loan Combination, the borrower funded reserves of (i) $467,778 for real estate taxes; (ii) $388,645 for outstanding tenant improvements and leasing commissions obligations with respect to four tenants, including the third largest tenant, Northwestern Mutual Life Insurance, and the fifth largest tenant by underwritten rent, PNC, National Association, (iii) $64,275 for outstanding free rent with respect to two tenants and (iv) $175,000 for immediate repairs to the façade of the 411 East Wisconsin Property.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the 411 East Wisconsin Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (initially $233,889), (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, provided that the monthly insurance reserve deposit is waived if the borrower is maintaining blanket insurance policies in accordance with the 411 East Wisconsin Loan Combination documents, (iii) a $11,135 monthly replacement reserve; and (iv) a $75,089 monthly tenant improvements and leasing commissions reserve; provided that the borrower is not required to make the monthly deposit to the tenant

LOAN #3: 411 EAST WISCONSIN

improvements and leasing commissions reserve if it would cause the amount then on deposit to exceed a cap of $2,703,191.

■	Lockbox and Cash Management. The 411 East Wisconsin Loan Combination is structured with a hard lockbox with springing cash management. The 411 East Wisconsin Loan Combination documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower or property manager with respect to the 411 East Wisconsin Property be deposited into such lockbox account within one business day following receipt. If no 411 East Wisconsin Cash Sweep Event Period (as defined below) exists, all funds in the lockbox account are required to be swept into the borrower’s operating account. Upon the first occurrence of a 411 East Wisconsin Cash Sweep Event Period, the lender is required to establish, and the borrower is required to cooperate with the cash management bank to establish, a lender controlled cash management account. During the continuance of a 411 East Wisconsin Cash Sweep Event Period, all cash flow is required to be swept from the lockbox account into such lender-controlled cash management account and applied in accordance with the 411 East Wisconsin Loan Combination documents to make deposits into reserve funds, as described under “—Escrows” above, to pay debt service on the 411 East Wisconsin Loan Combination; provided no event of default is continuing, to pay approved operating expenses in accordance with the approved annual budget and extraordinary expenses approved by the lender, and to deposit the remainder into a cash sweep account to be held as additional collateral for the 411 East Wisconsin Loan Combination during the continuance of such 411 East Wisconsin Cash Sweep Event Period.

A “411 East Wisconsin Cash Sweep Event Period” means the period:

(i)	commencing upon the occurrence of an event of default under the 411 East Wisconsin Loan Combination and ending upon the acceptance by the lender in its sole discretion of a cure of such event of default; or

(ii)	commencing upon the debt service coverage ratio of the 411 East Wisconsin Loan Combination falling below 1.10x for the immediately preceding six calendar months based on the trailing six months operating statements and rent rolls and ending upon the debt service coverage ratio being equal to or greater than 1.15x for the immediately preceding six calendar months based on the trailing six months operating statements and rent rolls; or

(iii)	commencing upon a Major Tenant (as defined below) terminating or cancelling its lease (including, without limitation, any rejection of its lease in a bankruptcy or similar proceeding) or a Major Tenant filing for bankruptcy or becoming involved in an insolvency proceeding, and ending upon either (x) such Major Tenant’s lease has been affirmed in bankruptcy and such Major Tenant is in occupancy of the entirety of its space, open for business and paying full contractual rent, or (y) the entirety of such Major Tenant’s space has been re-let to one or more replacement tenant(s) pursuant to a replacement lease(s), which replacement tenant(s) and lease(s) are acceptable to the lender, and the borrower delivers a reasonably acceptable tenant estoppel certificate(s) from each such replacement tenant(s) stating that such replacement tenant(s) is/are in occupancy of the entirety of such Major Tenant’s space, open for business and either paying full contractual rent or the lender has received sufficient amounts to escrow for the same (a “411 East Wisconsin Replacement Tenant Cure”); or

(iv)	commencing upon (A) any Major Tenant’s lease terminates or fails to be in full force and effect for any reason, (B) any Major Tenant goes dark, vacates or otherwise fails to occupy its premises, or fails to be open for business during customary hours, (C) any Major Tenant gives a termination notice or notice to vacate under its lease for all or any portion of its premises or (D) one year prior to the stated expiration date of any Major Tenant’s lease unless it has been renewed or extended in accordance with its terms or on other terms acceptable to the lender and in all events in compliance with the requirements of the 411 East Wisconsin Loan agreement and ending upon either (x) such Major Tenant is open for business either pursuant to its lease or pursuant to a replacement lease acceptable to the lender, as evidenced by a reasonably acceptable tenant estoppel certificate stating that such Major Tenant is in occupancy of the entirety of such Major Tenant’s space, open for business and paying full contractual rent or (y) a 411 East Wisconsin Replacement Tenant Cure.

A “Major Tenant” means Quarles & Brady LLP, Von Briesen or any replacement tenant for the foregoing.

LOAN #3: 411 EAST WISCONSIN

■	Property Management. The 411 East Wisconsin Property is managed by Inland Companies, Inc. d/b/a Colliers International, pursuant to the terms of the management agreement. If (a) an event of default under the 411 East Wisconsin Loan Combination has occurred and is continuing, (b) the property manager (I) is insolvent or a debtor in a bankruptcy proceeding or (II) has engaged in gross negligence, fraud or willful misconduct, (c) an event of default by the property manager occurs under the related management agreement (subject to any applicable grace periods) or (d) the debt service coverage ratio of the 411 East Wisconsin Loan Combination falls below 1.10x, then the lender, at its option, may require the borrower to engage a replacement management agent that is an unaffiliated Qualified Manager (as defined below) chosen by the borrower and terminate the property manager without fee or obligation to the lender.

A “Qualified Manager” means a manager that is a reputable and experienced professional management organization reasonably approved by the lender (which may be conditioned on a rating agency confirmation). The borrower may not replace the property manager without the consent of the lender, which may not be unreasonably withheld (and may be conditioned upon receipt of a rating agency confirmation).

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. During the period ending on (and including) the first anniversary of the loan origination date, provided no event of default is continuing under the 411 East Wisconsin Loan Combination, the borrower is permitted to obtain the release of a release parcel comprised of the Attached Garage and the Annex Garage, upon prepayment of the 411 East Wisconsin Loan Combination in the amount of $24,712,500 and satisfaction of the following conditions, among others: (i) the loan-to-value ratio of the remaining 411 East Wisconsin Property following such release does not exceed the lesser of (x) 70.5% or (y) the loan-to-value ratio immediately prior to the release, (ii) the debt service coverage ratio of the remaining 411 East Wisconsin Property following such release exceeds the greater of (x) 1.44x and (y) the debt service coverage ratio immediately prior to the release, (iii) the debt yield of the remaining 411 East Wisconsin Property following such release exceeds the greater of (x) 8.41% and (y) the debt yield immediately prior to the release, (iv) delivery of a reciprocal easement agreement or similar instrument reasonably acceptable to the lender, providing mutual ingress, egress, parking and utility easements and otherwise containing certain covenants and restrictions providing for the harmonious development and operation of the 411 East Wisconsin Property and the release parcel to the extent reasonably necessary to the continued operation thereof, (v) compliance of such release with legal and zoning requirements (including subdivision or similar applicable process), leases (including lease provisions relating to the availability of parking at the 411 East Wisconsin Property) and covenants applicable to the 411 East Wisconsin Property, (vi) the release parcel constitutes a separate tax parcel or all documentation required to be submitted to the applicable governmental authority for the creation of such separate tax parcel has been submitted and the issuance thereof is simply an administrative matter; provided, however, that the lender is required to continue to reserve taxes for the release parcel until such time as evidence is received that the release parcel is being assessed separately and (vii) receipt of a legal opinion that such release will not endanger the status of the issuing entity as a REMIC, result in the imposition of a tax upon the issuing entity or its assets or transactions or cause the 411 East Wisconsin Loan Combination to fail to satisfy REMIC requirements. No yield maintenance premium or other prepayment premium is required in connection with the release of the release parcel.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy (with a deductible that is acceptable to the lender and is no greater than $25,000) that provides coverage for terrorism in an amount equal to 100.0% of the full replacement cost of the 411 East Wisconsin Property, plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional 12-month extended period of indemnity; provided that if the policies contain an exclusion for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, the borrower is required to maintain separate insurance against such loss or damage provided such insurance is commercially available. For so long as TRIPRA is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance coverage which covers against “covered acts” as defined by TRIPRA. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #4: old town san diego hotel portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		CREFI
Location (City/State)	San Diego, California	Cut-off Date Balance		$56,000,000
Property Type	Hospitality	Cut-off Date Balance per Room		$187,290.97
Size (Rooms)	299	Percentage of Initial Pool Balance		5.9%
Total TTM Occupancy as of 6/30/2017	85.4%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 6/30/2017	85.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		4.63000%
Appraised Value	$82,000,000	Original Term to Maturity (Months)		120
Appraisal Date	7/6/2017	Original Amortization Term (Months)		336
Borrower Sponsor	Kline Hotel Holdings, LLC	Original Interest Only Period (Months)		NAP
Property Management	Dolphin California Management, LLC	First Payment Date		9/6/2017
		Maturity Date		8/6/2027
Underwritten Revenues	$15,685,451
Underwritten Expenses	$9,239,326	Escrows
Underwritten Net Operating Income (NOI)	$6,446,125
Underwritten Net Cash Flow (NCF)	$5,818,707		Upfront	Monthly
Cut-off Date LTV Ratio	68.3%	Taxes	$298,729	$49,788
Maturity Date LTV Ratio	53.7%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	1.80x / 1.63x	FF&E(1)	$0	$54,586
Debt Yield Based on Underwritten NOI / NCF	11.5% / 10.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$56,000,000	94.6%	Loan Payoff	$58,486,027	98.8%
Principals New Cash Contribution	3,182,934	5.4	Closing Costs	398,178	0.7
			Reserves	298,729	0.5

Total Sources	$59,182,934	100.0%	Total Uses	$59,182,934	100.0%

(1)	The Old Town San Diego Hotel Portfolio Loan (as defined below) documents require monthly deposits into the FF&E reserve equal to the greater of (i) the amount required to be deposited pursuant to the franchise agreement and (ii) one-twelfth of 4% of gross revenue for the prior year (initially $54,586). See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Old Town San Diego Hotel Portfolio Loan”) is evidenced by a note in the original principal amount of $56,000,000 and is secured by a first mortgage encumbering the borrowers’ fee simple interest in two limited service hotels with an aggregate of 299 rooms located in San Diego, California (the “Old Town San Diego Hotel Portfolio Properties”). The Old Town San Diego Hotel Portfolio Loan was originated by Citi Real Estate Funding Inc. on July 25, 2017 and represents approximately 5.9% of the Initial Pool Balance. The note evidencing the Old Town San Diego Hotel Portfolio Loan had an original principal balance of $56,000,000, has an outstanding principal balance as of the Cut-off Date of $56,000,000 and accrues interest at an interest rate of 4.63000% per annum. The proceeds of the Old Town San Diego Hotel Portfolio Loan were used to refinance existing debt on the Old Town San Diego Hotel Portfolio Properties, fund reserves and pay origination costs.

The Old Town San Diego Hotel Portfolio Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Old Town San Diego Hotel Portfolio Loan requires monthly payments of $297,694, which payments include interest and principal based on a 28-year amortization schedule. The scheduled maturity date of the Old Town San Diego Hotel Portfolio Loan is the due date in August 2027. Provided that no event of default has occurred and is continuing under the Old Town San Diego Hotel Portfolio Loan documents, at any time after the second anniversary of the securitization Closing Date, the Old Town San Diego Hotel Portfolio Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Old Town San Diego Hotel Portfolio Loan documents. Provided that no event of default has occurred and is continuing under the Old Town San Diego Hotel Portfolio Loan documents, voluntary prepayment of the Old Town San Diego Hotel Portfolio Loan without a prepayment premium or yield maintenance charge is permitted on or after the due date in April 2027.

LOAN #4: old town san diego hotel portfolio

■	The Mortgaged Properties. The Old Town San Diego Hotel Portfolio Properties consist of two limited service hospitality properties located in the Old Town district of San Diego, California. The Courtyard by Marriott Old Town (the “Courtyard by Marriott Old Town Property”), and the Fairfield Inn & Suites Old Town (the “Fairfield Inn & Suites Old Town Property”), contain an aggregate of 299 rooms, and as of June 30, 2017, combined Total Occupancy and Owned Occupancy were both 85.4%.

The following table presents certain information relating to the Old Town San Diego Hotel Portfolio Properties:

Property Name	Year Built / Renovated	Total Rooms	Occupancy	Allocated Cut-off Date Loan Amount	% Allocated Cut-off Date Loan Amount	Appraised Value	UW NCF
Courtyard by Marriott Old Town	1987 / 2016	176	84.8%	$34,350,000	61.3%	$51,000,000	$3,524,843
Fairfield Inn & Suites Old Town	1988 / 2012	123	86.3%	21,650,000	38.7	31,000,000	2,293,864
Total / Wtd. Avg.		299	85.4%	$56,000,000	100.0%	$82,000,000	$5,818,707

Courtyard by Marriott Old Town Property

The Courtyard by Marriott Old Town Property is a 176-room limited service hotel located in the Old Town neighborhood of San Diego, California. The Courtyard by Marriott Old Town Property was built in 1987 and has undergone $6.2 million dollars in renovations since 2012, including approximately $3.7 million most recently spent on the Courtyard by Marriott Old Town Property during a 2015-2016 renovation. Renovations at the Courtyard by Marriott Old Town Property covered the hotel’s guestrooms, corridors, meeting space, lobby and restaurant. The Courtyard by Marriott Old Town Property operates under a franchise agreement with MIF, L.L.C., an affiliate of Marriott International Inc., which expires on April 25, 2031, more than three years following the Old Town San Diego Hotel Portfolio Loan maturity date. Because of the recent renovations, no PIP is currently required at the Courtyard by Marriott Old Town Property. The Courtyard by Marriott Old Town Property consists of one four-story building and one two-story annex with both surface parking and three subterranean parking garages located beneath the buildings. Amenities at the Courtyard by Marriott Old Town Property include an outdoor pool, fitness center, airport shuttle, market pantry and guest laundry room, as well as a 57 seat restaurant and lounge located adjacent to the lobby where breakfast and dinner are served daily. The Courtyard by Marriott Old Town Property contains five meeting rooms totaling 3,416 SF. The guestroom mix at the Courtyard by Marriott Old Town Property includes 90 double bed rooms, 70 king bed rooms, 8 studio suites and 8 one-bedroom suites.

The following table presents certain information relating to historical Occupancy, ADR and RevPAR at the Courtyard by Marriott Old Town Property and its competitive set, as provided in a market report:

Historical Statistics(1)

	Occupancy				ADR				RevPAR
	12/31/2014	12/31/2015	12/31/2016(2)	TTM 6/30/2017	12/31/2014	12/31/2015	12/31/2016(2)	TTM 6/30/2017	12/31/2014	12/31/2015	12/31/2016(2)	TTM 6/30/2017
Courtyard by Marriott Old Town	88.3%	84.4%	79.5%	84.8%	$138.60	$148.63	$146.41	$149.48	$122.36	$125.45	$116.36	$126.77
Competitive Set	86.1%	84.3%	86.2%	86.6%	$142.77	$151.66	$156.40	$157.79	$122.99	$127.88	$134.86	$136.72
Penetration Rate	102.5%	100.1%	92.2%	97.9%	97.1%	98.0%	93.6%	94.7%	99.5%	98.1%	86.3%	92.7%

(1)	Source: Travel Research Report.

(2)	The Courtyard by Marriott Old Town Property underwent a PIP in 2016 that resulted in the loss of 3,305 and 880 room nights in January and February 2016, respectively, and also suffered from a flood caused by a storm which closed the Courtyard by Marriott Old Town Property for six days in 2016.

The following table presents certain information relating to the 2016 demand analysis with respect to the Courtyard by Marriott Old Town Property based on market segmentation, as provided in the appraisal for the Courtyard by Marriott Old Town Property:

2016 Accommodated Room Night Demand(1)

Commercial/Government	Leisure	Group
45%	35%	20%

(1)	Source: Appraisal.

LOAN #4: old town san diego hotel portfolio

Fairfield Inn & Suites Old Town Property

The Fairfield Inn & Suites Old Town Property is a 123-room limited service hotel located in the Old Town neighborhood of San Diego, California. The Fairfield Inn & Suites Old Town Property was constructed in 1988 initially under the Holiday Inn Express flag and, after being acquired by the sponsor, was converted to a Fairfield Inn & Suites flag in 2012 following a $4 million renovation of the Fairfield Inn & Suites Old Town Property’s interior and exterior including all guestrooms, corridors and public spaces. Additionally, the sponsor invested approximately $500,000 towards property renovations in 2015. Because of the recent renovations, no PIP is currently required at the Fairfield Inn & Suites Old Town Property. The Fairfield Inn & Suites Old Town Property operates under a franchise agreement with MIF, L.L.C., an affiliate of Marriott International, Inc., which expires on January 5, 2032, more than four years following the Old Town San Diego Hotel Portfolio Loan’s maturity date. The Fairfield Inn & Suites Old Town Property consists of three buildings that are interconnected by covered walkways forming a central courtyard. Parking at the Fairfield Inn & Suites Old Town Property is located in a subterranean garage located below the buildings. Amenities at the Fairfield Inn & Suites Old Town Property include an outdoor pool, fitness center, airport shuttle, and guest laundry room, as well as a 36 seat breakfast dining area where complimentary breakfast is provided to hotel guests. The Fairfield Inn & Suites Old Town Property contains two meeting rooms totaling 1,260 SF. The guestroom mix at the Fairfield Inn & Suites Old Town Property includes 60 double bed rooms, 59 king bed rooms and 4 one-bedroom suites.

The following table presents certain information relating to historical Occupancy, ADR and RevPAR at the Fairfield Inn & Suites Old Town Property and its competitive set, as provided in a market report:

Historical Statistics(1)

	Occupancy				ADR				RevPAR
	12/31/2014	12/31/2015	12/31/2016	TTM 6/30/2017	12/31/2014	12/31/2015	12/31/2016	TTM 6/30/2017	12/31/2014	12/31/2015	12/31/2016	TTM 6/30/2017
Fairfield Inn & Suites Old Town	89.8%	88.2%	86.2%	86.3%	$134.33	$143.43	$144.52	$147.45	$120.61	$126.53	$124.59	$127.20
Competitive Set	83.6%	82.6%	81.4%	82.7%	$128.33	$137.00	$139.34	$141.03	$107.22	$113.22	$113.40	$116.66
Penetration Rate	107.5%	106.7%	105.9%	104.3%	104.7%	104.7%	103.7%	104.6%	112.5%	111.8%	109.9%	109.0%

(1)	Source: Travel Research Report.

The following table presents certain information relating to the 2016 demand analysis with respect to the Fairfield Inn & Suites Old Town Property based on market segmentation, as provided in the appraisal for the Fairfield Inn & Suites Old Town Property:

2016 Accommodated Room Night Demand(1)

Commercial/Government	Leisure	Group
65%	25%	10%

(1)	Source: Appraisal.

LOAN #4: old town san diego hotel portfolio

■	Operating History and Underwritten Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Old Town San Diego Hotel Portfolio Properties:

Cash Flow Analysis(1)

	2014	2015	2016(2)	TTM 6/30/2017	Underwritten	Underwritten $ per Room
Room Revenue	$13,274,711	$13,739,701	$13,095,360	$13,836,079	$13,836,079	$46,275
Food & Beverage Revenue	933,715	917,668	864,471	926,304	926,304	3,098
Other Revenue(3)	762,813	848,122	745,672	923,068	923,068	3,087
Total Revenue	$14,971,239	$15,505,491	$14,705,503	$15,685,451	$15,685,451	$52,460

Room Expense	2,910,806	2,927,911	2,941,841	3,129,196	3,132,848	10,478
Food & Beverage Expense	691,601	686,247	658,819	704,886	704,886	2,357
Other Expense	177,691	146,249	120,704	133,049	133,049	445
Total Departmental Expense	$3,780,098	$3,760,407	$3,721,364	$3,967,131	$3,970,783	$13,280
Total Undistributed Expense	4,202,571	4,649,790	4,396,555	4,476,733	4,556,529	15,239
Total Fixed Charges	768,218	747,011	759,887	727,946	712,014	2,381
Total Operating Expenses	$8,750,887	$9,157,208	$8,877,806	$9,171,810	$9,239,326	$30,901

Net Operating Income	$6,220,352	$6,348,283	$5,827,697	$6,513,641	$6,446,125	$21,559
FF&E	598,850	620,220	588,220	627,418	627,418	2,098
Net Cash Flow	$5,621,502	$5,728,063	$5,239,476	$5,886,223	$5,818,707	$19,461

Occupancy	88.9%	86.0%	82.2%	85.4%	85.4%
NOI Debt Yield	11.1%	11.3%	10.4%	11.6%	11.5%
NCF DSCR	1.57x	1.60x	1.47x	1.65x	1.63x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The decrease in 2016 Room Revenue was primarily due to a PIP at the Courtyard by Marriott Old Town Property that resulted in the loss of 3,305 and 880 room nights in January and February 2016, respectively, as well as a flood caused by a storm which closed the Courtyard by Marriott Old Town Property for six days.

(3)	Other Revenue consists of gift shop sales, movie rentals, guest laundry, vending commissions, cancellation fees and other miscellaneous sources of revenue.

■	Appraisal. According to the appraisals, the Old Town San Diego Hotel Portfolio Properties had an aggregate “as-is” appraised value of $82,000,000 as of July 6, 2017. The individual “as-is” appraised values as of July 6, 2017 are $51,000,000 for the Courtyard by Marriott Old Town Property and $31,000,000 for the Fairfield Inn & Suites Old Town Property.

■	Environmental Matters. According to the Phase I environmental reports, each dated July 3, 2017, there were no recognized environmental conditions or recommendations for further action at the Old Town San Diego Hotel Portfolio Properties except for the continued implementation of the existing asbestos O&M plan at each of the Old Town San Diego Hotel Portfolio Properties.

■	Market Overview and Competition. The Old Town San Diego Hotel Portfolio Properties are both located in the Old Town neighborhood of San Diego, California, approximately 3.5 miles north of the San Diego central business district and less than one mile north of the San Diego International Airport. According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius of the Old Town San Diego Hotel Portfolio Properties ranges from 12,817-13,514, 140,507-148,779 and 436,478-442,291, respectively, between the two subject properties. According to the appraisal, 2017 estimated average household income within a one-, three- and five-mile radius of the Old Town San Diego Hotel Portfolio Properties ranges from $114,763-$116,189, $93,458-$94,829 and $90,052-$90,778, respectively, between the two subject properties. According to the appraisal, there are no hotels under construction or in development which are expected to be primarily competitive with the Old Town San Diego Hotel Portfolio Properties.

Old Town is a neighborhood in downtown San Diego which is the site of the first European settlement in present-day California. Old Town contains Presidio Park and Old Town San Diego State Historic Park, both of which are listed on the National Register of Historic Places. Demand drivers located within five miles of the Old Town San Diego Hotel Portfolio Properties include the San Diego Convention Center, SeaWorld San Diego, San Diego Zoo and the University of San Diego. The San Diego Convention Center hosts annual events such as San Diego Comic-Con International, the American College of Cardiology Scientific Session, the National Safety Council Expo, Cisco Live and the Esri User Conference. During 2016, the San Diego Convention Center generated nearly 750,000 estimated hotel room nights through bookings for conventions and trade show events.

LOAN #4: old town san diego hotel portfolio

The largest employer in the market is the federal government, which includes the area’s extensive military installations. The U.S. military presence in San Diego County is estimated to be the largest in the world, currently containing 16 major bases, including the well-known Marine Corps Base Camp Pendleton and the Naval Base San Diego. In addition to the armed forces, the defense industry in San Diego includes innovation companies focused on unmanned vehicles, cyber security, shipbuilding, and robotics. San Diego County also contains the campuses of six universities.

The Old Town San Diego Hotel Portfolio Properties share a competitive set. The appraiser identified four properties with varying degrees of competitiveness to the Old Town San Diego Hotel Portfolio Properties. The following table presents certain information related to the competitive properties identified in the appraisals for the Old Town San Diego Hotel Portfolio Properties:

Old Town San Diego Hotel Portfolio Properties Competitive Set(1)

Property	Year Opened	Number of Rooms(2)	Distance (in miles)	Commercial / Government Demand	Leisure Demand	Group Demand	Appraiser’s Estimated 2016 Occupancy(3)	Appraiser’s Estimated 2016 ADR	Appraiser’s Estimated 2016 RevPAR
Courtyard by Marriott Old Town	1987	176	—	45%	35%	20%	79.7%	$146.23	$116.54
Fairfield Inn & Suites Old Town	1988	123	—	65%	25%	10%	86.5%	$144.51	$124.93
Hilton Garden Inn San Diego Old Town Sea World Area	2015	179	0.5	35%	60%	5%	85% –90%	$150 – $160	$130 – $140
Best Western Plus Hacienda Old Town	1987	200	0.2	30%	45%	25%	75% –80%	$140 – $150	$110 – $115
Holiday Inn Express San Diego Airport Old Town	1989	123	0.6	30%	60%	10%	85% –90%	$140 – $150	$125 – $130
La Quinta Inn San Diego Old Town	1988	79	0.1	30%	65%	5%	75% –80%	$120 – $125	$95 – $100
Total / Wtd. Average		581		39%	47%	14%	83.8%	$144.32	$120.99

(1)	Source: Appraisal.

(2)	Total Number of Rooms excludes rooms at the Old Town San Diego Hotel Portfolio Properties.

(3)	During 2016, the Courtyard by Marriott Old Town Property underwent a PIP that resulted in the loss of 3,305 and 880 room nights in January and February, respectively, and a flood caused by a storm closed the Courtyard by Marriott Old Town Property for six days.

■	The Borrowers. The borrowers are RPC Old Town Jefferson Owner, L.L.C., which owns the Courtyard by Marriott Old Town Property, and RPC Old Town Avenue Owner, L.L.C., which owns the Fairfield Inn & Suites Old Town Property. Each of the borrowers is a single-purpose, single-asset Delaware limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Old Town San Diego Hotel Portfolio Loan. The non-recourse carveout guarantors are Kline Hotel Holdings, LLC and Clearview Hotel Capital, LLC, each of which are controlled by Jon Kline, the founder and CEO of Clearview Hotel Capital, LLC. Clearview Hotel Capital, LLC is a privately-held hotel investment and advisory company located in Newport Beach, California focused on acquiring and managing hotels in urban and unique locations. Founded in 2007 by Jon Kline, Clearview Hotel Capital, LLC has acquired over $1 billion of hotels containing over 8,500 rooms. Clearview Hotel Capital, LLC’s current portfolio is comprised of 10 hotel properties located across 8 states across the United States.

■	Escrows. On the origination date, the borrowers funded reserves of $298,729 for real estate taxes with respect to the Old Town San Diego Hotel Portfolio Properties.

On each monthly payment date, the borrowers are required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, initially estimated to be $49,788, (ii) an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay for renewal of the coverage, provided that the monthly insurance reserve deposit is waived if the borrowers are maintaining blanket insurance policies in accordance with the Old Town San Diego Hotel Portfolio Loan documents and (iii) a reserve for FF&E, initially estimated to be $54,586, in an amount equal to the greater of (a) one-twelfth of 4% of the annual gross revenues for the hotel related operations at the Old Town San Diego Hotel Portfolio Properties for the immediately preceding calendar year as reasonably determined by the lender and (b) the amount of the deposit (if any) then required by the franchisor under the franchise agreement.

LOAN #4: old town san diego hotel portfolio

■	Lockbox and Cash Management. The Old Town San Diego Hotel Portfolio Loan is structured with a lender-controlled lockbox that is in place at origination and springing cash management. The borrowers were required on or prior to the origination date of the Old Town San Diego Hotel Portfolio Loan to send letters to all credit card companies directing such credit card companies to pay all sums directly to the lender-controlled lockbox account, and the borrowers or property manager is required to deposit all revenue generated by the Old Town San Diego Hotel Portfolio Properties in the lockbox account. If any leases are in place at the Old Town San Diego Hotel Portfolio Properties, with respect to any payments under such leases constituting less than 5% of the annual revenue for either of the Old Town San Diego Hotel Portfolio Properties, the applicable borrower may instruct tenants to deliver sums payable under the leases by check to the borrower, after which the borrower deposits the checks in the lender-controlled lockbox at least twice per week. Prior to the occurrence of an Old Town San Diego Hotel Portfolio Trigger Period (as defined below), funds in the lockbox account are disbursed to the borrowers’ operating account. Upon the occurrence of an Old Town San Diego Hotel Portfolio Trigger Period, all sums on deposit in the lockbox account are required to be swept on each business day into a cash management account for the payment of, among other things, debt service and property operating expenses, and for the funding of monthly escrows, with any excess to be held as additional collateral by the lender until the expiration of the applicable Old Town San Diego Hotel Portfolio Trigger Period. Upon the termination of any Old Town San Diego Hotel Portfolio Trigger Period, funds in the excess cash account are returned to the borrowers. Upon an event of default under the Old Town San Diego Hotel Portfolio Loan documents, the lender may apply funds from the Old Town San Diego Hotel Portfolio Properties in such order of priority as it may determine.

An “Old Town San Diego Hotel Portfolio Trigger Period” means a period commencing upon the earliest of (a) the occurrence of an event of default under the Old Town San Diego Hotel Portfolio Loan documents and continuing until the cure, if applicable, of such event of default, (b) the occurrence of the debt service coverage ratio including the Old Town San Diego Hotel Portfolio Loan being less than 1.20x, and continuing until the debt service coverage ratio is equal to or greater than 1.25x for three consecutive calendar months, (c) the occurrence of a Franchise Agreement Trigger Event (as defined below) and continuing until (x) the Franchise Agreement Cure Conditions (as defined below) are satisfied or (y) the branding, flagging, and operation of the applicable Old Town San Diego Hotel Portfolio Property pursuant to a replacement franchise agreement in accordance with the Old Town San Diego Hotel Portfolio Loan documents that is in full force and effect, and any required PIP reserve is deposited with the lender, (d) the occurrence of a Franchise Renewal Trigger Event (as defined below) and continuing until a Franchise Renewal Event (as defined below) and (e) the occurrence of a bankruptcy or similar insolvency of the property manager and continuing until such property manager is replaced in accordance with the Old Town San Diego Hotel Portfolio Loan documents.

“Franchise Agreement Cure Conditions” means (i) the applicable borrower has cured all defaults (if any) under the franchise agreement to the satisfaction of the applicable franchisor, (ii) the applicable borrower and the applicable franchisor have re-affirmed the franchise agreement as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable franchisor and/or franchise agreement (if any), such franchisor is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed such franchise agreement pursuant to a final, non-appealable order of a court of competent jurisdiction and (iv) the applicable Old Town San Diego Hotel Portfolio Property continues to be operated, “flagged” and branded pursuant to the franchise agreement.

A “Franchise Agreement Trigger Event” means the occurrence of any of the following: (i) a borrower being in default under the franchise agreement beyond any applicable notice and cure periods; (ii) a borrower or franchisor giving notice that it is terminating the franchise agreement; (iii) any termination or cancellation of a franchise agreement (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding of the franchisor) and/or the franchise agreement expiring or otherwise failing to otherwise be in full force and effect; (iv) any bankruptcy or similar insolvency of a franchisor; and (v) either of the Old Town San Diego Hotel Portfolio Properties failing to be operated, “flagged” and/or branded pursuant to the applicable franchise agreement.

A “Franchise Renewal Trigger Event” means an event which shall be deemed to have occurred if a Franchise Renewal Event does not occur on or before the date which is twelve months prior to the expiration of the then-applicable term of the franchise agreement.

LOAN #4: old town san diego hotel portfolio

A “Franchise Renewal Event” means the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence shall include, without limitation, a duly executed estoppel certificate and comfort letter from the applicable franchisor (in each case, in form and substance reasonably acceptable to lender)) that (i) the related franchise agreement has been extended or replaced by a new franchise agreement in accordance with the terms of the Old Town San Diego Hotel Portfolio Loan documents, in each case, for a term expiring no earlier than three years after the maturity date of the Old Town San Diego Hotel Portfolio Loan, (ii) such franchise agreement (as so extended) or such replacement franchise agreement, as applicable, is in full force and effect with no defaults thereunder and (iii) to the extent a PIP is required in connection with the foregoing, a deposit has been made to the PIP escrow in accordance with the terms of the Old Town San Diego Hotel Portfolio Loan documents.

■	Property Management. The Old Town San Diego Hotel Portfolio Properties are currently managed by Dolphin California Management, LLC. The lender has the right to direct the borrowers to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or any voluntary bankruptcy or insolvency proceeding; (ii) an event of default under the Old Town San Diego Hotel Portfolio Loan documents has occurred and is continuing; (iii) such termination is required under the franchise agreement; (iv) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (v) a default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. The borrowers have the right to replace the property manager provided that (i) no event of default is continuing under the Old Town San Diego Hotel Portfolio Loan documents, (ii) the borrowers provide the lender with 30 days’ notice, (iii) such replacement does not cause a termination right, right of first refusal, or termination fee to arise or default or material adverse effect to occur under the franchise agreement and (iv) the applicable new manager (and management agreement) are each approved by the lender in writing (which approval may be conditioned upon a rating agency confirmation if the new manager and management agreement fail to meet certain criteria set forth in the Old Town San Diego Hotel Portfolio Loan documents).

■	Mezzanine or Subordinate Indebtedness. None.

■	Release of Collateral. Provided that no event of default has occurred and is continuing under the Old Town San Diego Hotel Portfolio Loan documents, the borrowers may obtain the release of one of the Old Town San Diego Hotel Portfolio Properties at any time after the second anniversary of the securitization Closing Date by partially defeasing the Old Town San Diego Hotel Portfolio Loan with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Old Town San Diego Hotel Portfolio Loan documents, subject to the satisfaction of certain conditions, including, without limitation: (i) that the aforesaid defeasance collateral is sufficient to make all payments (including balloon payments) on a defeased portion of the Old Town San Diego Hotel Portfolio Loan, which such portion shall equal 135% of the allocated loan amount for the applicable Old Town San Diego Hotel Portfolio Property, (ii) when giving notice of the partial defeasance and after giving effect to the release, the debt service coverage ratio based on the remaining Old Town San Diego Hotel Portfolio Property being greater than the greater of (a) the debt service coverage ratio immediately prior to the release (or notice date, as applicable) of the respective Old Town San Diego Hotel Portfolio Property, and (b) 1.63x, (iii) when giving notice of the partial defeasance and after giving effect to the release, the loan-to-value ratio based on the remaining Old Town San Diego Hotel Portfolio Property being no greater than the lesser of (a) the loan to value ratio immediately prior to the release (or notice date, as applicable) of the respective Old Town San Diego Hotel Portfolio Property, and (b) 68.3%, and (iv) delivery of a ratings agency confirmation and REMIC opinion with respect to the partial defeasance.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Old Town San Diego Hotel Portfolio Properties, plus business interruption coverage in an amount equal to 100% of the projected gross income less non-continuing expenses of the Old Town San Diego Hotel Portfolio Properties for eighteen months, plus six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $100,000 except with respect to windstorm/named storms, which such insurance shall provide for no deductible in relation to such coverage in excess of 5% of the total insurable value of the applicable Old Town San Diego Hotel Portfolio Property. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #5: two fordham square

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		BANA
Location (City/State)	Bronx, New York	Cut-off Date Balance		$52,500,000
Property Type(1)	Mixed Use	Cut-off Date Balance per SF		$204.23
Property Size (SF)(1)	257,062	Percentage of Initial Pool Balance		5.6%
Total Occupancy as of 7/5/2017	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/5/2017	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1930 / 2001-2003	Mortgage Rate		3.41800%
Appraised Value	$129,500,000	Original Term to Maturity (Months)		120
Appraisal Date	7/14/2017	Original Amortization Term (Months)		NAP
Borrower Sponsor	Samuel J. Jamel and James J. Houlihan	Original Interest Only Term (Months)		120
Property Management	JJ Operating Inc.	First Payment Date		9/1/2017
		Maturity Date		8/1/2027
Underwritten Revenues	$12,319,405
Underwritten Expenses	$4,245,022	Escrows
Underwritten Net Operating Income (NOI)	$8,074,383		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,645,463	Taxes	$131,087	$65,543
Cut-off Date LTV Ratio	40.5%	Insurance(2)	$0	$0
Maturity Date LTV Ratio	40.5%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF	4.44x / 4.20x	TI/LC(3)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	15.4% / 14.6%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$52,500,000	100.0%	Loan Payoff	$46,551,557	88.7%
			Principal Equity Distribution	4,564,036	8.7
			Closing Costs	1,253,320	2.4
			Reserves	131,087	0.2
Total Sources	$52,500,000	100.0%	Total Uses	$52,500,000	100.0%

(1)	The Two Fordham Square Property (as defined below) consists of 257,062 SF of total rentable area, of which 140,689 SF is leased to office tenants and 116,373 SF is leased to retail tenants.

(2)	The Two Fordham Square Loan documents require a monthly insurance reserve deposit unless the Two Fordham Square Property is maintained under an acceptable blanket insurance policy.

(1)	After the occurrence of a TI/LC Trigger Event (as defined below), the Two Fordham Square Loan documents require a monthly deposit of $175,000 for twelve consecutive payment dates or until the occurrence of a TI/LC Trigger Cure (as defined below) (see “—Escrows” below).

■	The Mortgage Loan. The mortgage loan (the “Two Fordham Square Loan”) is evidenced by a note secured by a first mortgage encumbering the borrower’s fee simple interest in a 257,062 SF mixed use building located in the Bronx, New York (the “Two Fordham Square Property”). The Two Fordham Square Loan was originated by Bank of America, N.A. on July 21, 2017 and represents approximately 5.6% of the Initial Pool Balance. The note evidencing the Two Fordham Square Loan has an outstanding principal balance as of the Cut-off Date of $52,500,000 and an interest rate of 3.41800% per annum. The proceeds of the Two Fordham Square Loan were primarily used to refinance the Two Fordham Square Property, fund reserves, pay loan origination costs and return equity to the Two Fordham Square sponsors.

The Two Fordham Square Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Two Fordham Square Loan requires payment of interest-only for the entire Two Fordham Square Loan term. The scheduled maturity date of the Two Fordham Square Loan is the due date in August 2027. At any time after the second anniversary of the securitization Closing Date, the Two Fordham Square Loan may be defeased with certain direct, non-callable full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Two Fordham Square Loan documents. Voluntary prepayment of the Two Fordham Square Loan is permitted after the due date occurring in May 2027 without payment of any prepayment premium.

■	The Mortgaged Property. The Two Fordham Square Property is located at 2501-2511 Grand Concourse in the Bronx, New York, and consists of a four-story, 257,062 SF office and retail building built on a 1.02-acre site. The Two Fordham Square Property is situated at the northwest intersection of East Fordham Road and the Grand Concourse providing unobstructed exposure along two primary arterial and retail corridors in the Bronx. The Two Fordham Square Property is less than 1.0 mile from the Major Deegan Expressway (I-87), just over 1.0 mile from the Bronx River Parkway and approximately 2.0 miles from the Cross Bronx Expressway (I-95). The Two Fordham Square Property has access to Metropolitan Transportation Authority (MTA) public transportation at bus stops along East Fordham Road, the B and D subway lines at the Fordham Road Station within one block of the Two Fordham Square Property, and the Metro North Harlem Line train service within 1.0 mile of the Two Fordham Square Property which provides direct service to mid-town Manhattan (Grand Central Terminal) in 20 minutes. Fordham University is less than half a mile east of the Two Fordham Square Property.

The Two Fordham Square Property was originally built as a department store in 1930 and underwent a complete renovation between 2001 and 2003 when the Two Fordham Square sponsors purchased the property. From the

LOAN #5: two fordham square

acquisition and renovation, the Two Fordham Square sponsors have a current cost basis in the Two Fordham Square Property of $64,449,974. The Two Fordham Square Property is currently receiving an Industrial and Commercial Incentive Program (“ICIP”) tax exemption granted as a result of the major renovation completed between 2001 and 2003. ICIP exemptions provide an exemption of property taxes for periods up to 25 years in which the assessed value or a portion of the assessed value of the improvements is exempted from taxation for 16 years, followed by a 9-year phase out period. The Two Fordham Square Property’s ICIP exemption benefit period began July 1, 2003. Beginning July 1, 2019, the Two Fordham Square Property is expected to enter the phase out period and the ICIP exemption is expected to end on June 30, 2028.

The Two Fordham Square Property as of July 5, 2017 was 100.0% leased to 11 tenants. Occupancy was 100.0% as of December 2016, 100.0% as of December 2015 and 94.4% as of December 2014. Long-term tenants who have been in-place since the renovation occupy 69.5% of NRA and the weighted average lease term remaining for all tenants is 13.8 years. Credit rated tenants occupy 47.4% of the NRA.

The largest tenant at the Two Fordham Square Property is NYC Administration of Child Services (“NYC ACS”) (Fitch / Moody’s / S&P: AA / Aa2 / AA). NYC ACS occupies 70,000 SF (27.2% of NRA) at the Two Fordham Square Property on a lease that expires in March 2024. NYC ACS has one, five year extension option on its lease. NYC ACS has a right to terminate its lease effective March 31, 2019 or at any time thereafter upon 365 days’ prior notice and payment of a termination fee equal to the unamortized portion of the brokerage commissions. NYC ACS provides child welfare, juvenile justice, and early care and education services. NYC ACS contracts with private nonprofit organizations for preventative services and foster care, and manages and funds detention and placement services, community-based alternatives for youth, support services for families, and subsidized children’s programs. NYC ACS has fifteen offices in the five New York City boroughs, including its location at the Two Fordham Square Property, in addition to an emergency children’s services office and an office of special investigation.

The other office tenants at the Two Fordham Square Property include 1199 Education Centers, City University of NY, and GSA / Social Security. The large retail tenants at the Two Fordham Square Property include 24 Hour Fitness, PC Richards, and Marshall’s.

The following table presents certain information relating to the tenants at the Two Fordham Square Property:

Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Office Tenants
NYC Administration of Child Services	AA / Aa2 / AA	70,000	27.2%	$2,571,468	24.6%	$36.74	3/31/2024(4)	1, 5 year extension
1199 Education Centers	NR / NR / NR	30,380	11.8	856,108	8.2	28.18	12/31/2022
City University of NY	NR / NR / NR	26,000	10.1	826,800	7.9	31.80	4/30/2025
GSA / Social Security	AAA / Aaa / AA+	14,309	5.6	493,651	4.7	34.50	10/8/2025
Total / Wtd. Avg. Office Tenants		140,689	54.7%	$4,748,027	45.5%	$33.75

Retail Tenants
PC Richard	NR / NR / NR	35,111	13.7%	1,646,004	15.8%	$46.88	10/31/2022	2, 5 year extensions
24 Hour Fitness(5)	NR / Caa1 / B	35,212	13.7	1,091,572	10.4	31.00	3/31/2019	2, 5 year extensions
Marshall’s	NR / A2 / A+	32,600	12.7	1,004,169	9.6	30.80	1/31/2028	1, 5 year extension
The Children’s Place	NR / NR / NR	5,477	2.1	870,295	8.3	158.90	1/31/2022
Capital One	A- / Baa1 / BBB	3,398	1.3	671,819	6.4	197.71	7/31/2021
Verizon Wireless	A- / Baa1 / BBB+	1,575	0.6	210,000	2.0	133.33	7/31/2018
Concrete	NR / NR / NR	3,000	1.2	204,000	2.0	68.00	1/31/2029
Total / Wtd. Avg. Retail Tenants		116,373	45.5%	$5,697,858	54.5%	$48.96

Vacant Spaces		0	0.0%	$0	0.0%	$0.00
Total / Wtd. Avg. All Tenants		257,062	100.0%	$10,445,885	100.0%	$40.64

(1)	Based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company, of the U.S. federal government or New York City, whether or not the parent or the U.S. federal government or New York City, as applicable, guarantees the lease.

(3)	UW Base Rent and UW Base Rent $ per SF include contractual rent increases through June 2018 and straight-line rent for NYC Administration of Child Services, GSA / Social Security and Marshall’s.

(4)	NYC Administration of Child Services has a right to terminate its lease effective March 31, 2019 or at any time thereafter upon 365 days’ prior notice and payment of a termination fee equal to the unamortized portion of the brokerage commissions.

(5)	24 Hour Fitness has completed repairs to its leased space following minor flooding. Its equipment has been installed however the tenant has not yet re-opened for business. 24 Hour Fitness is current on its rental payments and is not in default under its lease.

LOAN #5: two fordham square

The following table presents certain information relating to the lease rollover schedule at the Two Fordham Square Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
2017	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	1,575	0.6	0.6%	$210,000	2.0	$133.33	1
2019	35,212	13.7	14.3%	$1,091,572	10.4	$31.00	1
2020	0	0.0	14.3%	$0	0.0	$0.00	0
2021	3,398	1.3	15.6%	$671,819	6.4	$197.71	1
2022	70,968	27.6	43.2%	$3,372,407	32.3	$47.52	3
2023	0	0.0	43.2%	$0	0.0	$0.00	0
2024	70,000	27.2	70.5%	$2,571,468	24.6	$36.74	1
2025	40,309	15.7	86.2%	$1,320,451	12.6	$32.76	2
2026	0	0.0	86.2%	$0	0.0	$0.00	0
2027	0	0.0	86.2%	$0	0.0	$0.00	0
2028 & Thereafter	35,600	13.8	100.0%	$1,208,169	11.6	$33.94	2
Vacant	0	0.0		$0	0.0	$0.00	0
Total / Wtd. Avg.	257,062	100.0%		$10,445,885	100.0%	$40.64	11

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

      The following table presents certain information relating to historical leasing at the Two Fordham Square Property:

Historical Leased %(1)

	2013	2014	2015	2016	As of 7/5/2017
Two Fordham Square	94.4%	94.4%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and which reflects occupancy for the specified year as of December 31, unless otherwise indicated.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Two Fordham Square Property:

Cash Flow Analysis

	2013	2014	2015	2016	5/31/2017 TTM	Underwritten	Underwritten $ per SF
Base Rent(1)	$8,820,302	$9,010,635	$9,270,418	$9,588,074	$9,882,697	$9,907,783	$38.54
Contractual Rent Steps(2)	0	0	0	0	0	538,102	2.09
Vacancy(3)	0	0	0	0	0	(503,121)	(4.0%)
Reimbursements	1,092,037	1,169,328	1,319,626	1,116,883	1,326,917	2,109,272	8.21
Other Income(4)	83,188	91,794	169,739	170,750	170,748	267,369	1.04
Effective Gross Income	$9,995,526	$10,271,757	$10,759,783	$10,875,707	$11,380,362	$12,319,405	$47.92

Real Estate Taxes(5)	$437,622	$453,664	$677,236	$726,667	$726,666	$1,831,274	$7.12
Insurance	112,898	118,956	123,642	125,820	131,867	101,893	0.40
Management Fee	297,087	330,012	323,846	324,495	330,495	369,582	1.44
Other Operating Expenses	2,115,684	2,137,933	2,106,620	1,972,489	2,117,235	1,942,273	7.56
Total Operating Expenses	$2,963,291	$3,040,565	$3,231,344	$3,149,471	$3,306,263	$4,245,022	$16.51

Net Operating Income	$7,032,235	$7,231,192	$7,528,439	$7,726,236	$8,074,099	$8,074,383	$31.41
TI/LC	0	0	0	0	0	377,508	1.47
Capital Expenditures	0	0	0	0	0	51,412	0.20
Net Cash Flow	$7,032,235	$7,231,192	$7,528,439	$7,726,236	$8,074,099	$7,645,463	$29.74

Occupancy	94.4%	94.4%	100.0%	100.0%	100.0%(6)	96.0%
NOI Debt Yield	13.4%	13.8%	14.3%	14.7%	15.4%	15.4%
NCF DSCR	3.87x	3.97x	4.14x	4.25x	4.44x	4.20x

(1)	Underwritten Base Rent assumes straight-lined rent for three credit tenants: NYC Administration of Child Services, GSA / Social Security and Marshall’s.

(2)	Contractual Rent Steps include scheduled rent increases through February 1, 2018 for PC Richard and Concrete.

(3)	Underwritten Vacancy is 4.0%. The Two Fordham Square Property was 100.0% occupied as of July 5, 2017.

(4)	Other Income includes straight-lined roof sign income for Marshall’s and contractual roof sign income for PC Richard. Other Income also includes amortized tenant improvements for GSA / Social Security normalized for remaining lease term (97 months).

(5)	Underwritten Real Estate Taxes are based on the average real estate taxes due during the loan term under the ICIP exemption.

(6)	Occupancy as of July 5, 2017.

LOAN #5: two fordham square

■	Appraisal. According to the appraisal, the Two Fordham Square Property had an “As-Is” value of $129,500,000 as of June 15, 2017.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$132,100,000	N/A	5.00%
Discounted Cash Flow Approach	$126,900,000	6.50%	5.50%(1)

(1)       Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report, dated June 30, 2017, there are no recognized environmental conditions or recommendations for further action at the Two Fordham Square Property other than a recommendation for an asbestos operations and maintenance plan and a lead-based paint operations and maintenance plan, which are already in place.

■	Market Overview and Competition. The Two Fordham Square Property is located in the Fordham Manor section of the Bronx, New York. The Bronx is the northernmost of the five boroughs of New York City with a population of approximately 1.4 million and is home to New York City attractions including the New York Yankees (attracting over 3.5 million visitors annually), the Bronx Zoo and the New York Botanical Garden (attracting a combined 2.8 million visitors annually). According to the New York City Economic Development Corporation, between 2004 and 2014, the Bronx population grew 9.2%, private sector jobs grew 20% and the unemployment rate declined 1.9% during that period. According to the appraisal, the estimated 2016 population within a 0.75 mile-radius of the Two Fordham Square Property was 160,488 representing a 5.37% increase since 2010.

The Two Fordham Square Property is located in the Bronx Retail Market. The immediate area contains 148 retail properties (2,023,699 SF) with an average year built of 1934, average occupancy of 93.8% and average rents of $54.56 per SF. The competitive set includes 69 retail properties totaling 1,004,515 SF with a current average rent of $89.48 per SF and vacancy of 8.1%. The five year average for the competitive set had average rent of $69.28 and vacancy of 2.2%.

According to the appraisal, from 2012 to 2016, the Bronx Retail Market inventory increased by 7.5% to a total of approximately 30.8 million SF, with 1.3% positive absorption, vacancy decreased by 1.2%, and average asking rent increased by 17.3%. As of the first quarter 2017, vacancy has continued to decline to 4.5% and average asking rents have continued to increase to $42.33 per SF. According to the appraisal, there are eight retail projects under construction in the Bronx Retail Market totaling 89,530 SF that represent 0.3% of supply that will be added in the near term.

The Two Fordham Square Property is located in the Bronx Office Market. The competitive set includes 15 office properties totaling 981,094 SF with a current average rent of $26.88 per SF and vacancy of 7.2%. Over the five years from 2012 through 2016, the competitive set had an average rent of $31.19 per SF and vacancy of 6.7%. From 2012 to 2016, the Bronx Office Market inventory increased by 13.3% to a total of approximately 11.7 million SF, with 2.6% positive absorption, and vacancy decreased by 3.8%. Average asking rent has decreased over that period 1.1% to a 2016 average rent of $28.85 per SF. As of the first quarter 2017, vacancy has continued to decline to 10.5% and average asking rents have increased to $29.51 per SF. According to the appraisal, there is one office project under construction in the Bronx Office Market totaling 51,000 SF that represent 0.4% of supply that is expected to be delivered in 2018.

There are limited opportunities for added supply due to limited vacant land sites and the high cost of construction in the Fordham Manor neighborhood.

LOAN #5: two fordham square

The following table presents certain information relating to certain retail and mixed use lease comparables provided in the appraisal for the Two Fordham Square Property:

Retail and Mixed Use Competitive Set(1)

Property Name	Distance from Subject (miles)	Year Built	Property Type	Total SF	Occupancy %	Asking Rent Range $/SF
Two Fordham Square	-	1930	Retail/Office	257,062(2)	100.0%(2)	$31 - $198(2)
2426 Grand Ave	0.3	1912	Retail/Mixed	40,655	97.6%	$100 - $140
114-118 Fordham Rd	0.1	1931	Retail/Mixed	2,988	100.0%	$140 - $180
2460-2468 Grand Concourse	0.1	1939	Retail	5,638	74.7%	$100 - $125
305-315 E Fordham Rd	0.2	1928	Retail	8,283	100.0%	$100 - $125
2-8 East Fordham Rd	0.2	1912	Retail	3,635	69.7%	$125 - $175
3250 Westchester Avenue	3.7	1954	Retail	18,700	100.0%	$50 - $70
5530 Broadway	1.1	2014	Retail	130,000	81.5%	$40 - $60 NNN
10216 Liberty Ave	12.9	2016	Retail	17,642	94.3%	$40 - $50 NNN
184 W. 237th St	1.4	2015	Retail	159,037	98.0%	$40 - $60 NNN
3119 Webster Avenue	2.6	1963	Retail/Mixed	50,000	88.0%	$25 - $35
2480-2488 Grand Concourse	0.1	1937	Retail/Mixed	97,832	91.7%	$25 - $35
1526 Grand Concourse	2.3	1925	Retail	16,902	100.0%	$30 - $40
188 West 230th St	2.0	1927	Retail/Mixed	59,000	100.0%	$30 - $40
2435 Grand Concourse	0.1	1930	Retail	10,000	100.0%	$20 - $30
5500 Broadway	1.1	1921	Retail/Mixed	26,500	62.6%	$45 - $55 NNN

(1)	Source: Appraisal unless otherwise noted.

(2)	Based on underwritten rent roll with in-place rents represented.

■	The Borrower. The borrower is Fordham Associates DE LLC, a single-purpose, single-asset, bankruptcy-remote entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Two Fordham Square Loan. The non-recourse carve-out guarantors are Samuel J. Jemal and James J. Houlihan, jointly and severally.

Samuel J. Jemal and family have been active real estate owners, investors and managers for over 50 years with a current portfolio of approximately 9.0 million SF of commercial real estate in the New York metropolitan area, New Jersey and Pennsylvania including shopping centers, office buildings, data centers and strip malls.

James J. Houlihan is the managing partner of Houlihan-Parnes Realtors, LLC, a five-generation commercial real estate firm founded in 1981. Houlihan-Parnes has expanded to affiliated real estate service companies; James J. Houlihan is an active partner in Houlihan Parnes Properties, a commercial property management company, HP Capital, a mortgage service company, GHP Office Realty, LLC, an entity involved in the principal acquisition, management and leasing of office buildings, and Q10 Capital, LLC, a commercial real estate finance company. James J. Houlihan is a graduate of Fordham University School of Business and served as Chairman on the Executive Committee of the President’s Council of Fordham University from 2013 through 2015. He now serves as a member of the Fordham Board of Trustees.

■	Escrows. On the origination date of the Two Fordham Square Loan, the borrower funded escrow reserves of $131,087 for real estate taxes.

On each due date, the borrower is required to fund the following reserves with respect to the Two Fordham Square Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then ensuing twelve month period, initially estimated to be $65,543; and (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period (unless the Two Fordham Square Property is maintained under an acceptable blanket insurance policy).

After the occurrence of a TI/LC Trigger Event (as defined below) the borrower is required to deposit monthly $175,000 for twelve consecutive payment dates or until the occurrence of a TI/LC Trigger Cure (as defined below).

A “TI/LC Trigger Event” means (a) 24 Hour Fitness has not given notice to extend and/or renew their lease at least twelve months prior to their lease expiration and (b) NYC ACS has either terminated its lease or given notice of intent to terminate its lease or vacate the Two Fordham Square Property.

A “TI/LC Trigger Cure” means the 24 Hour Fitness and NYC ACS leased spaces have been substantially re-leased for a minimum term of three years.

LOAN #5: two fordham square

■	Lockbox and Cash Management. The Two Fordham Square Loan is structured with a hard lockbox which is already in place and requires all tenants to pay their rents directly into such lockbox account. During a Cash Sweep Period (as defined below), the funds on deposit in the lockbox account are required to be transferred daily to the cash management account under the control of the lender and on each due date applied to fund reserves, pay debt service and pay operating expenses and extraordinary expenses, with all amounts remaining held by the lender as additional collateral for the Two Fordham Square Loan.

A “Cash Sweep Period” will commence on either (i) an event of default or (ii) the debt service coverage ratio being less than 1.20x on a trailing six month basis, and end on either (i) the cure of the event of default or (ii) the debt service coverage ratio being equal to or greater than 1.25x on a trailing six month basis.

■	Property Management. The Two Fordham Square Property is currently managed by JJ Operating Inc., an affiliate of the borrower, pursuant to a management agreement. The Two Fordham Square Loan documents provide that the lender may require the borrower to replace the property manager with a qualified manager upon (i) the property manager becoming insolvent or a debtor in a bankruptcy proceeding, (ii) an event of default occurring and continuing, (iii) default under the management agreement (beyond any grace, notice or cure period) occurring and continuing or (iv) the property manager engaging in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Two Fordham Square Property, plus 18 months of business interruption coverage for a period continuing until the restoration of the Two Fordham Square Property is completed and containing an extended period endorsement which provides for up to 6 months of additional coverage. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #6: chateau marmont

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	West Hollywood, California	Cut-off Date Balance	$42,000,000
Property Type	Hospitality	Cut-off Date Balance per Room	$666,666.67
Size (Rooms)	63	Percentage of Initial Pool Balance	4.5%
Total TTM Occupancy as of 5/31/2017	81.4%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 5/31/2017	81.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	1929 / 1990	Mortgage Rate	4.98000%
Appraised Value	$85,300,000	Original Term to Maturity (Months)	60
Appraisal Date	6/16/2017	Original Amortization Term (Months)	NAP
Borrower Sponsor	André Balazs	Original Interest Only Period (Months)	60
Property Management	Chateau 99 Management Ltd.	First Payment Date	9/6/2017
Maturity Date	8/6/2022
Underwritten Revenues	$27,419,598
Underwritten Expenses	$20,882,923	Escrows
Underwritten Net Operating Income (NOI)	$6,536,675
Underwritten Net Cash Flow (NCF)	$5,439,891	Upfront	Monthly
Cut-off Date LTV Ratio	49.2%	Taxes	$151,208	$21,601
Maturity Date LTV Ratio	49.2%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	3.08x / 2.57x	FF&E(1)	$0	$86,667
Debt Yield Based on Underwritten NOI / NCF	15.6% / 13.0%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$42,000,000	73.7%	Loan Payoff	$55,263,040	97.0%
Mezzanine Debt	15,000,000	26.3	Closing Costs	1,216,135	2.1
Principal Equity Distribution	369,617	0.6
Reserves	151,208	0.3
Total Sources	$57,000,000	100.0%	Total Uses	$57,000,000	100.0%

(1)	The Chateau Marmont Loan (as defined below) documents require monthly deposits into the FF&E reserve equal to 4% of the gross revenues for the hotel-related operations at the Chateau Marmont Property (as defined below) for the most recent preceding calendar month, initially estimated to be $86,667. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Chateau Marmont Loan”) is evidenced by a note in the original principal amount of $42,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 63-room, full service hotel located in West Hollywood, California (the “Chateau Marmont Property”). The Chateau Marmont Loan was originated by Citi Real Estate Funding Inc. on July 7, 2017 and represents approximately 4.5% of the Initial Pool Balance. The note evidencing the Chateau Marmont Loan has an outstanding principal balance as of the Cut-off Date of $42,000,000 and accrues interest at an interest rate of 4.98000% per annum. The proceeds of the Chateau Marmont Loan were used to refinance a previous loan encumbered by the Chateau Marmont Property, fund reserves and pay origination costs.

The Chateau Marmont Loan had an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date. The Chateau Marmont Loan requires interest only payments on each due date through its loan term. The scheduled maturity date of the Chateau Marmont Loan is the due date in August 2022. Provided that no event of default has occurred and is continuing under the Chateau Marmont Loan documents, at any time on or after the first anniversary of the origination date of the Chateau Marmont Loan and prior to the due date in February 2022, the Chateau Marmont Loan may be prepaid in full with payment of a yield maintenance premium. Provided that no event of default has occurred and is continuing under the Chateau Marmont Loan documents, voluntary prepayment of the Chateau Marmont Loan without a prepayment premium or yield maintenance charge is permitted on or after the due date in February 2022.

■	The Mortgaged Property. The Chateau Marmont Property is a 63-room, full service hotel located on approximately 1.62 acres in West Hollywood, Los Angeles County, California. Built in 1929, the Chateau Marmont Property is a landmarked hotel set in a 1920s French, castle-like building on the Sunset Strip. The hotel was designed by architect William Douglas Lee. It was modeled loosely after the Château d’Ambrose, a royal retreat in France’s Loire Valley. The Chateau Marmont Property serves as a Hollywood landmark and has been listed as one of Los Angeles’ Historical-Cultural Landmarks since 1976.

The Chateau Marmont Property was built in four separate phases ranging from 1929 to the 1950’s and was extensively renovated and restored following its acquisition by the borrower sponsor in 1990. The amenities at the Chateau Marmont Property include an expansive lobby with vaulted ceilings, a full-service restaurant with a formal dining room and garden terrace, an outdoor heated pool with a pool deck, a private courtyard, and a small fitness room. The room mix at the Chateau Marmont Property includes 50 guestrooms in the main tower, nine cottages, and four bungalows. The nine cottages were built in the 1930s as part of a separate property and were later acquired by the previous owner of the hotel in 1940s. The cottages are located east of the outdoor swimming pool and surround a private courtyard with a separate, private entrance to Sunset Boulevard. The four bungalow units serve as the most private accommodations on the premises. Each bungalow unit features its own parking space.

LOAN #6: chateau marmont

The guestrooms at the Chateau Marmont Property are uniquely furnished with depression-era antiques based upon individual layouts and room type. In general, guestroom furnishings include one or two beds, nightstands, a desk with chair, a dresser, at least one flat-screen television with premium channels, a lounge chair, lamps, telephone, and in-room safes. Larger units also feature leather or suede couches. The majority of units feature full kitchens (with the exception of the 11 standard guestrooms), and some have formal dining rooms, balconies, and private terraces, as the Chateau Marmont Property was originally constructed as a luxury apartment complex in the 1920s.

The Chateau Marmont Property includes a food & beverage component which operates at approximately a 75% expense margin historically. “The Restaurant at Chateau Marmont” features an indoor dining area, hotel lobby, as well as a colonnade and an idyllic garden terrace. The full restaurant menu is offered for room service.

The following table presents certain information relating to historical Occupancy, ADR and RevPAR at the Chateau Marmont Property and its competitive set, as provided in a market report:

Historical Statistics(1)

	Chateau Marmont Property			Competitive Set			Penetration
	2015	2016	TTM 5/31/2017	2015	2016	TTM 5/31/2017	2015	2016	TTM 5/31/2017
Occupancy	87.3%	86.3%	84.2%	81.9%	78.2%	82.5%	106.5%	110.4%	102.1%
ADR	$658.26	$682.35	$709.62	$353.60	$370.41	$392.03	186.2%	184.2%	181.0%
RevPAR	$574.50	$589.13	$597.23	$289.74	$289.63	$323.30	198.3%	203.4%	184.7%

(1)	Source: May 2017 third party travel research report.

The following table presents certain information relating to the 2016 demand analysis with respect to the Chateau Marmont Property based on market segmentation, as provided in the appraisal for the Chateau Marmont Property:

2016 Accommodated Room Night Demand(1)

	Transient	Meeting and Group
Chateau Marmont Property	99.0%	1.0%
Market-wide	79.2%	20.8%

(1)	Source: Appraisal.

LOAN #6: chateau marmont

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Chateau Marmont Property:

Cash Flow Analysis(1)

	2013	2014	2015	2016	TTM 5/31/2017	Underwritten	Underwritten $ per Room
Room Revenue	$12,344,075	$12,951,297	$13,291,481	$13,727,266	$13,729,181	$13,729,181	$217,924
Food & Beverage Revenue	10,613,396	11,643,474	12,569,193	12,657,077	12,328,988	12,328,988	195,698
Other Revenue(2)	1,294,989	1,290,363	1,222,801	1,328,398	1,361,429	1,361,429	21,610
Total Revenue	$24,252,460	$25,885,134	$27,083,475	$27,712,741	$27,419,598	$27,419,598	$435,232

Room Expense	2,811,204	3,135,705	3,264,445	3,297,767	3,163,448	3,163,448	50,213
Food & Beverage Expense	7,927,334	8,895,349	9,736,448	9,282,414	8,966,159	8,966,159	142,320
Other Expense	446,534	482,050	501,506	660,946	647,023	647,023	10,270
Total Departmental Expense	$11,185,072	$12,513,104	13,502,399	$13,241,127	$12,776,630	$12,776,630	$202,804
Total Undistributed Expense	6,300,568	6,743,481	7,230,632	7,179,732	7,330,775	7,330,775	116,362
Total Fixed Charges	719,702	684,191	690,092	714,545	781,024	775,518	12,310
Total Operating Expenses	$18,205,342	$19,940,776	$21,423,123	$21,135,404	$20,888,429	$20,882,923	$331,475

Net Operating Income	$6,047,118	$5,944,358	$5,660,352	$6,577,337	$6,531,169	$6,536,675	$103,757
FF&E	970,098	1,035,405	1,083,339	1,108,510	1,096,784	1,096,784	17,409
Net Cash Flow	5,077,020	$4,908,953	$4,577,013	$5,468,827	$5,434,385	$5,439,891	$86,347

Occupancy	84.7%	85.0%	84.3%	82.1%	81.4%	81.4%
NOI Debt Yield	14.4%	14.2%	13.5%	15.7%	15.6%	15.6%
NCF DSCR	2.39x	2.31x	2.16x	2.58x	2.56x	2.57x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten net cash flow.

(2)	Other Revenue consists of parking, gift shop, laundry, vending machines, in-house movies, and other miscellaneous sources of revenue.

■	Appraisal. According to the appraisal, the Chateau Marmont Property had an “as-is” appraised value of $85,300,000 as of June 16, 2017.

Appraisal Approach(1)	Value	Discount Rate	Terminal Capitalization Rate
Income Capitalization Approach	$85,300,000	9.00%	6.69%

(1)	Source: Appraisal.

■	Environmental Matters. According to the Phase I environmental report, dated June 14, 2017, there were no recognized environmental conditions or recommendations for further action at the Chateau Marmont Property other than the continued implementation of the existing asbestos O&M plan.

■	Market Overview and Competition. The Chateau Marmont Property is located in the West Hollywood, Los Angeles County, California. The Chateau Marmont Property is located along Sunset Boulevard at the east end of the Sunset Strip which serves as a prime commercial district within the city of West Hollywood. The “Strip”, which is an approximately 1.5 mile stretch of Sunset Boulevard, is characterized by an array of premium boutiques, restaurants, music venues, comedy clubs, and nightclubs that attract rocks stars, movie stars, and other entertainers. Regional access to the area is provided by Interstate 10 (Santa Monica Freeway) which travels between the city of Santa Monica and Los Angeles County, as well as north/south US Route 101 that extends through California, Oregon, and Washington. Local east/west primary arterials include Sunset Boulevard, Santa Monica Boulevard, and Melrose Avenue.

West Hollywood is bounded by Beverly Hills to the west and by Hollywood (a district within Los Angeles) to the north, east, and south. West Hollywood benefits from close proximity to many major entertainment and production companies, as well as from a variety of tourist attractions in the area. Entertainment and production companies located within the neighborhood include the Daily & Associates Inc., Fox Interactive Media, CBS Television City, CNN, MGM Studios, Hollywood Center Studios, Capitol Records and E! Entertainment. Tourist attractions located within the neighborhood include The Comedy Store, Pacific Design Center, Beverly Center, House of Blues, West Hollywood Gateway, TCL Chinese Theater, Hollywood Walk of Fame, Hollywood & Highland Center, The Grove, Melrose Avenue, Pantages Theater, and Universal Studios. The peak season for tourism in the area is June through August; however, hotels benefit from holiday-related demand as well. The spring is also a prime period for weddings and other social events.

LOAN #6: chateau marmont

The third party travel report identified five properties with varying degrees of competitiveness to the Chateau Marmont Property. The following table presents certain information related to the competitive properties identified in a third party travel report for the Chateau Marmont Property:

Chateau Marmont Property Competitive Set(1)

Property	Year Opened	Number of Rooms
Chateau Marmont Property	1929	63
L`Ermitage	1976	116
Mondrian Hotel	1959	236
Sunset Marquis Hotel	1964	152
Luxury Collection SLS Hotel @ Beverly Hills	1991	297
Sunset Tower	1989	81
Total		995

(1)	Source: May 2017 third party travel research report.

■	The Borrower. The borrower is Chateau Property Holdings, LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Chateau Marmont Loan. The non-recourse carveout guarantor is André Balazs of André Balazs Properties. André Balazs Properties’ portfolio currently consists of eight hotels across the United States. The hotel portfolio includes The Mercer Hotel in New York City, Chateau Marmont in Hollywood, Chiltern Firehouse in London and Sunset Beach on Shelter Island, The Standard Hollywood, The Standard Downtown LA, The Standard Spa Miami Beach, The Standard High Line, and The Standard East Village.

■	Escrows. On the origination date, the borrower funded reserves of $151,208 for real estate tax expenses with respect to the Chateau Marmont Property.

On each monthly payment date, the borrower is required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, initially estimated to be $21,601, (ii) an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay insurance for the renewal of the coverage for over the then succeeding 12-month period, provided that the monthly insurance reserve deposit is waived if the borrower is maintaining blanket or umbrella insurance policies in accordance with the Chateau Marmont Loan documents and (iii) a reserve for FF&E, in an amount equal to 4% of the gross revenues for the hotel-related operations at the Chateau Marmont Property for the most recent preceding calendar month for which the borrower has delivered an operating statement in accordance with the Chateau Marmont Loan documents, initially estimated to be $86,667.

■	Lockbox and Cash Management. The Chateau Marmont Loan is structured with a lender-controlled lockbox in place at origination and springing cash management. The borrower is required to deliver notices to all credit card companies (and tenants, if any) directing them to deposit all sums payable to the borrower into the lender-controlled lockbox account. The property manager is required to deposit all funds payable to the borrower into the lender-controlled lockbox account. All sums on deposit in the lockbox account are required to be swept on each business day basis to the borrower or at the borrower’s direction, unless a Chateau Marmont Trigger Period (defined below) is continuing, in which case all funds in the lender-controlled lockbox will be swept on each business day into the cash management account for the payment of, among other things, debt service and property operating expenses, for the funding of monthly escrows, and for the payment of regularly scheduled monthly debt service payments to the Mezzanine Lender (as defined below), with any excess (i) to the extent a Chateau Marmont Cash Trap Period (defined below) has not occurred and the Mezzanine Lender is not entitled to additional sums beyond regularly scheduled debt service pursuant to the Chateau Marmont Mezzanine Loan (as defined below), to be returned to the borrower, (ii) to the extent a Chateau Marmont Cash Trap Period has occurred, to be held as additional collateral by the lender until the expiration of the applicable Chateau Marmont Cash Trap Period after which it is returned to the borrower and (iii) to the extent a Chateau Marmont Cash Trap Period has not occurred and the Mezzanine Lender is entitled to additional sums beyond regularly scheduled debt service pursuant to the Chateau Marmont Mezzanine Loan, to be disbursed at the direction of the Mezzanine Lender.

A “Chateau Marmont Trigger Period” means a period (a) commencing upon the occurrence of an event of default under the Chateau Marmont Loan documents and continuing until the cure (if applicable) or the lender’s waiver of such event of default, (b) commencing upon the debt yield (including the Chateau Marmont Mezzanine Loan) being less than 8.0% for one full calendar quarter, and continuing until the debt yield is equal to or greater than 8.0% for one full calendar quarter, (c) commencing upon the occurrence of a bankruptcy or similar proceeding of the property manager and continuing until the replacement of the applicable property manager in accordance with the terms of the

lOAN #6: chateau marmont

Chateau Marmont Loan documents with a Qualified Manager (defined below), or (d) the Mezzanine Lender’s delivery of a written notice to lender that an event of default under the Chateau Marmont Mezzanine Loan has occurred and is continuing and continuing until Mezzanine Lender’s delivery of written notice to the lender that no event of default under the Chateau Marmont Mezzanine Loan is outstanding.

A “Chateau Marmont Cash Trap Period” means a period (i) commencing upon the occurrence and continuance of an event of default and continuing until the cure (if applicable) of such event of default, (ii) commencing upon the debt yield falling below 7.0% for one full calendar quarter and continuing until the debt yield has been equal to or greater than 7.25% for one full calendar quarter, and (iii) commencing upon a bankruptcy filing or similar proceeding by the property manager and continuing until the replacement of the applicable property manager in accordance with the Chateau Marmont Loan documents with a Qualified Manager.

The borrower may cure a Chateau Marmont Trigger Period and/or a Chateau Marmont Cash Trap Period related to a failure to satisfy the applicable debt yield threshold by depositing cash or a letter of credit with lender, in each case to serve as additional collateral for the Chateau Marmont Loan, in an amount reasonably determined by lender that would be sufficient, if deducted from the principal amount of the Chateau Marmont Loan solely for purposes of determining the debt yield, to cause the debt yield to be equal to or greater than (x) with respect to a Chateau Marmont Trigger Period, 8.0%, and (y) with respect to a Chateau Marmont Cash Trap Period, 7.0%. Any such additional collateral shall be returned to the borrower if no Chateau Marmont Trigger Period and/or Chateau Marmont Cash Trap Period, as applicable, is continuing and the applicable debt yield test would be satisfied without deducting the amount of such collateral from the principal amount of the Chateau Marmont Loan for purposes of determining the debt yield.

■	Property Management. The Chateau Marmont Property is currently managed by Chateau 99 Management, Ltd., a California limited partnership. The borrower has the right to replace the property manager provided that (i) no event of default is continuing under the Chateau Marmont Loan documents, (ii) the borrower provides the lender with 30 days’ notice, (iii) such replacement is permitted under the Chateau Marmont Mezzanine Loan documents, and (iv) such replacement manager is a Qualified Manager.

A “Qualified Manager” means a person or entity approved by lender in writing (which such approval may be conditioned upon the lender’s receipt of a rating agency confirmation with respect to such person or entity); provided that HotelsAB, LLC, a Delaware limited liability company (“HotelsAB”) shall be deemed to be a Qualified Manager so long as (i) no event of default shall have occurred and be continuing, (ii) the lender has not, in accordance with the Chateau Marmont Loan documents, caused borrower to terminate a management agreement with any property manager that is an affiliate of HotelsAB; (iii) no affiliated property manager being replaced by HotelsAB shall then be subject to any action or proceeding under any creditors’ rights law, and (iv) no event shall have occurred and be continuing, and no condition shall exist, which, in each case, would give lender the right in accordance with the Chateau Marmont Loan documents to cause borrower to terminate a management agreement with HotelsAB immediately upon HotelsAB assuming management of the Chateau Marmont Property.

■	Mezzanine or Subordinate Indebtedness. Concurrently with the funding of the Chateau Marmont Loan, Citigroup Global Markets Realty Corp. (with its successors and/or assigns, the “Mezzanine Lender”) funded a mezzanine loan in the amount of $15,000,000 (the “Chateau Marmont Mezzanine Loan”) to Chateau Mezz Holdings, LLC, as mezzanine borrower, which is the direct owner of 100.0% of the limited liability company interests in the borrower. The Chateau Marmont Mezzanine Loan is secured by a pledge of the mezzanine borrower’s 100% limited liability company interests in the borrower. The Chateau Marmont Mezzanine Loan carries an interest rate of 9.00000% per annum and is co-terminus with the Chateau Marmont Loan. The Chateau Marmont Mezzanine Loan is subject to an intercreditor agreement.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Chateau Marmont Property, plus business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses of the Chateau Marmont Property for 18 months, plus six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and to be no greater than $25,000, except with respect to earthquake and windstorm/named storm, which may provide for no deductible in excess of 5% of the total insurable value of the Chateau Marmont Property. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #7: 327-331 EAST HOUSTON STREET

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	New York, New York	Cut-off Date Balance	$41,700,000
Property Type	Multifamily	Cut-off Date Balance per Unit	$534,615.38
Size (Units)	78	Percentage of Initial Pool Balance	4.4%
Total Occupancy as of 5/15/2017	88.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 5/15/2017	88.5%	Type of Security	Fee Simple
Year Built / Latest Renovation	2016 / NAP	Mortgage Rate	4.32000%
Appraised Value	$61,900,000	Original Term to Maturity (Months)	120
Appraisal Date	5/23/2017	Original Amortization Term (Months)	NAP
Borrower Sponsor	Gili Haberberg	Original Interest Only Period (Months)	120
Property Management	Arkar, Inc.	First Payment Date	9/6/2017
Maturity Date	8/6/2027

Underwritten Revenues	$3,227,820
Underwritten Expenses	$589,112	Escrows
Underwritten Net Operating Income (NOI)	$2,638,708	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,619,208	Taxes	$19,255	$6,418
Cut-off Date LTV Ratio(1)	67.4%	Insurance	$9,560	$3,187
Maturity Date LTV Ratio	67.4%	Replacement Reserve	$0	$1,300
DSCR Based on Underwritten NOI / NCF	1.44x / 1.43x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	6.6% / 6.5%	Other(1)	$1,700,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$41,700,000	64.7%	Purchase Price	$61,500,000	95.4%
Principal’s New Cash Contribution	22,386,714	34.7	Reserves	1,728,815	2.7
Other Sources	369,739	0.6	Closing Cost	1,227,638	1.9

Total Sources	$64,456,453	100.0%	Total Uses	$64,456,453	100.0%

(1)	At the origination of the 327-331 East Houston Street Loan (as defined below), the borrower deposited an amount equal to $1,700,000, in a lender-controlled account, to be held as additional collateral for the 327-331 East Houston Street Loan. The Cut-off Date LTV Ratio if calculated net of the $1,700,000 economic holdback reserve is 64.6%. The economic holdback reserve of $1,700,000 will be disbursed within 10 business days of satisfaction of the economic holdback release conditions set forth in the next sentence, and in the following manner: (i) to the borrower if no 327-331 East Houston Street Trigger Period (as defined below) has occurred and remains outstanding or (ii) to the lender-controlled excess cash flow account if a 327-331 East Houston Street Trigger Period has occurred and remains outstanding. The economic holdback release conditions mean, (a) the borrower must submit a request for disbursement of the economic holdback reserve funds prior to July 14, 2019, (b) the borrower has delivered to the lender a current rent roll , (c) no event of default under the 327-331 East Houston Street Loan documents is continuing and (d) the annual effective gross income is no less than $3,549,665.

(2)	The Debt Yield Based on Underwritten NOI / NCF is calculated net of a $1,700,000 economic holdback reserve. The Debt Yield Based on Underwritten NOI / NCF calculated based upon the fully funded aggregate 327-331 East Houston Street Loan amount of $41,700,000 is 6.3% and 6.3%, respectively.

■	The Mortgage Loan. The mortgage loan (the “327-331 East Houston Street Loan”) is evidenced by a note in the original principal amount of $41,700,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 13-story, 78-unit, newly developed, high rise, Class A, multifamily property located in New York, New York (the “327-331 East Houston Street Property”). The 327-331 East Houston Street Loan was originated by Citi Real Estate Funding Inc. on July 14, 2017 and represents approximately 4.4% of the Initial Pool Balance. The note evidencing the 327-331 East Houston Street Loan has an outstanding principal balance as of the Cut-off Date of $41,700,000 and an interest rate of 4.32000% per annum. The proceeds of the 327-331 East Houston Street Loan were primarily used to acquire the 327-331 East Houston Street Property, fund reserves and pay origination costs.

The 327-331 East Houston Street Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The 327-331 East Houston Street Loan requires monthly payments of interest only for the entire term of the 327-331 East Houston Street Loan. The scheduled maturity date of the 327-331 East Houston Street Loan is the due date in August 2027. At any time after the earlier of the (i) fourth anniversary of the origination of the 327-331 East Houston Street Loan or (ii) second anniversary of the securitization Closing Date, the 327-331 East Houston Street Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the 327-331 East Houston Street Loan documents. Voluntary prepayment of the 327-331 East Houston Street Loan is permitted on or after the due date occurring in May 2027 without payment of any prepayment premium.

■	The Mortgaged Property. The 327-331 East Houston Street Property is a 13-story, 78-unit, newly developed, high rise, Class A, multifamily property located on the south side of Houston Street between Attorney and Ridge Streets in New York City’s Lower East Side neighborhood. The 327-331 East Houston Street Property was built in 2016 and is an 80/20 affordable multifamily building with 80% market units and 20% affordable units. The 327-331 East Houston Street Property is currently 88.5% occupied and consists of 62 market-rate apartments and 16 affordable apartments. The 327-331 East Houston Street Property contains 25 studio apartments, 40 one-bedroom apartments, 12 two-bedroom apartments and one three-bedroom apartment. The 327-331 East Houston Street Property amenities include a boutique-style lobby, a lobby lounge, library, fitness center, 46 bike storage slots and a private garden with exclusive street access. The 327-331 East Houston Street Property also features a landscaped rooftop with 360-degree views, an outdoor screening area, a sun terrace with misting shower and private dining and grilling areas for entertainment and relaxation. In addition to the aforementioned amenities, the 327-331 East Houston Street Property is equipped with a comprehensive security system which includes camera monitoring throughout the development, a

LOAN #7: 327-331 EAST HOUSTON STREET

video-intercom entrance system and a 24-hour attended lobby. Twelve-month leases are typical for the 327-331 East Houston Street Property and tenants pay electricity via direct metering.

■	Tax Abatement: Pursuant to Section 421(a) of the New York Real Property Tax Law and a certain Regulatory Agreement dated September 9, 2013 between the borrower and the City of New York acting by and through the Department of Housing Preservation and Development, the 327-331 East Houston Street Property is entitled to a 20-year abatement of real estate taxes. Pursuant to information obtained from the applicable tax assessor, the 327-331 East Houston Street Property is currently in year one of 20 of the applicable abatement. The 327-331 East Houston Street Loan is recourse for any of lender’s losses in the event of any loss of the tax abatement, reinstatement of past-abated taxes or actions against the borrower for damages for failure to comply with the terms of Section 421(a) of the New York State Real Property Tax Law. The borrower and recourse carveout guarantors have also provided a payment guaranty to the lender of any such amounts that become due.

The following table presents certain information relating to historical leasing at the 327-331 East Houston Street Property:

Historical Leased %(1)

	2016	As of 5/15/2017
Owned Space	70.9%	88.5%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 327-331 East Houston Street Property:

Cash Flow Analysis(1)

	2016	TTM 5/31/2017	Underwritten	Underwritten $ per SF
Base Rent	$1,970,266	$2,983,477	$3,215,820	$41,228
Gross Up Vacancy	0	0	443,628	5,688
Gross Potential Rent	$1,970,266	$2,983,477	$3,659,448	$46,916
Vacancy & Credit Loss & Concessions(2)	0	0	(443,628)	(5,688)
Total Rent	$1,970,266	2,983,477	$3,215,820	41,228
Other Income(3)	9,969	22,389	12,000	154
Effective Gross Income	$1,980,235	$3,005,866	$3,227,820	$41,382

Real Estate Taxes(4)	$74,131	$0	$73,351	$940
Insurance	44,020	41,471	36,420	467
Management Fee	59,407	90,176	96,835	1,241
Other Operating Expenses	747,140	828,837	382,506	4,904
Total Operating Expenses	$924,698	$960,484	$589,112	$7,553

Net Operating Income	$1,055,537	$2,045,382	$2,638,708	$33,830
Replacement Reserves	0	0	19,500	250
Net Cash Flow	$1,055,537	$2,045,382	$2,619,208	$33,580

Occupancy(5)	70.9%	88.5%(6)	88.5%
NOI Debt Yield	2.5%	4.9%	6.6%
NCF DSCR	0.58x	1.12x	1.43x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Concessions of one to two months were provided during 2016 while the 327-331 East Houston Street Property was in lease-up. There are currently no concessions offered to new tenants.

(3)	Other income includes late fees, bike storage, miscellaneous income and amenity fees.

(4)	The 327-331 East Houston Street Property is subject to a 20-year tax abatement pursuant to Section 421(a) of the New York Real Property Tax Law that provides a 100% exemption through 2025 with a 20% reduction in 2026 and every two years thereafter until 2034 when the 327-331 East Houston Street Property is fully taxable.

(5)	The 327-331 East Houston Street Property was completed in 2015 with occupancy commencing in January 2016. The 327-331 East Houston Street Property had reached stabilized occupancy by August 2016. Underwritten occupancy represents the actual, economic occupancy at the 327-331 East Houston Street Property.

(6)	Occupancy is as of May 15, 2017.

■	Appraisal. According to the appraisal, the 327-331 East Houston Street Property had an “as-is” appraised value of $61,900,000 as of May 23, 2017.

■	Environmental Matters. According to a Phase I environmental report, dated May 26, 2017, there are no recognized environmental conditions or recommendations for further action at the 327-331 East Houston Street Property.

LOAN #7: 327-331 EAST HOUSTON STREET

■	Market Overview and Competition. The 327-331 East Houston Street Property is located in the Lower East Side on the south side of Houston Street between Attorney and Ridge Streets. The 327-331 East Houston Street Property is in close proximity to both the Second Avenue subway and the F train. Additionally, there are several hotels, restaurants and nightlife venues within a short walking distance of the 327-331 East Houston Street Property. According to a third party report, the 327-331 East Houston Street Property is in the West Village/Downtown multifamily submarket of New York City. As of the fourth quarter of 2016, the West Village/Downtown NYC submarket consists of 123 properties totaling 25,343 units with a vacancy rate of 3.8% and average asking rents of $4,348 per unit. The West Village/Downtown NYC multifamily submarket is the second largest in the New York metro area behind Kings County. According to a third party report, vacancy rates have remained below 5% year-over-year over the last 10 years with an average vacancy rate of 2.9% since 2007. In addition, asking rents have increased approximately 1.5% year-over-year, on average, since 2007.

The following table presents certain information relating to the primary competition for the 327-331 East Houston Street Property:

Directly Competitive Buildings(1)

	327-331 East Houston Street Property	The Ludlow	Tompkins Square Plaza	Avalon ChrystiePlace PH I	Soho Court	Soho Abbey
Number of Stories	13	23	7	14	18	10
Year Built	2016	2008	1999	2005	1996	1992
Number of units	78	243	130	361	195	170
Unit size:
- Studio	444(2)	511	429	469	526	550
- 1-BR	622(2)	650	643	725	650	750
- 2-BR	888(2)	900	835	1,005	-	900
- 3-BR	1,258(2)	-	-	-	-	-
Rent per month:
- Studio	$3,454(2)	$3,652	$2,450	$3,450	$3,000	$3,611
- 1-BR	$4,699(2)	$4,325	$3,200	$4,650	$3,850	$4,200
- 2-BR	$6,753(2)	$6,650	$3,900	$6,500	-	$5,200
- 3-BR	$9,000(2)	-	-	-	-	-

	Cooper Square	Mulberry South	Mulberry North	50 Prince
Number of Stories	15	7	7	7
Year Built	2010	1989	1950	1988
Number of units	143	96	84	73
Unit size:
- Studio	529	391	444	500
- 1-BR	644	605	701	605
- 2-BR	1,367	880	830	925
- 3-BR	-	1,075	-	-
Rent per month:
- Studio	$4,144	$2,800	$3,491	$3,500
- 1-BR	$5,686	$4,300	$4,500	$3,583
- 2-BR	$9,604	$5,057	$6,500	$5,040
- 3-BR	-	$6,560	-	-

(1)	Source: Appraisal.

(2)	The data does not include information for the affordable units at the 327-331 East Houston Street Property which consist of five studios, eight 1-BR units and three 2-BR units. The studios, 1-BR units and 2-BR units average 468 SF, 608 SF and 867 SF, respectively, with average rent per month of $847, $909 and $1,108, respectively.

■	The Borrower. The borrower is 331 Houston, LLC, a Delaware limited liability company, a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 327-331 East Houston Street Loan. Gili Haberberg is the non-member manager of the borrowing entity. Gili Haberberg and Baruch Bezner are the carveout guarantors for the 327-331 East Houston Street Loan.

Gili Haberberg has been involved in commercial real estate for more than 20 years as an owner and operator, with a real estate portfolio primarily concentrated in Manhattan. Gili Haberberg’s real estate portfolio consists of eight multifamily and mixed-use investment properties totaling approximately 200 units with an estimated value of $74,000,000.

■	Escrows. On the origination date of the 327-331 East Houston Street Loan, the borrower funded a reserve of (i) $19,255 for real estate taxes, (ii) $9,560 for insurance and (iii) $1,700,000 for economic holdback reserve funds.

On each due date, the borrower will be required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the next-ensuing 12-month period, initially estimated to be $6,418 per month, (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage, provided that insurance is not covered under an acceptable blanket policy, initially estimated to be $3,187 per month and (iii) $1,300 for replacement reserves.

LOAN #7: 327-331 EAST HOUSTON STREET

■	Lockbox and Cash Management. The 327-331 East Houston Street Loan documents require a springing lockbox with springing cash management. During the continuance of a 327-331 East Houston Street Trigger Period (as defined below), all amounts in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis and, provided no event of default under the 327-331 East Houston Street Loan documents is continuing, applied to payment of debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event of default under the 327-331 East Houston Street Loan documents is continuing, funds in the excess cash flow reserve are required (i) to the extent a 327-331 East Houston Street Trigger Period is continuing, to be held by the lender as additional collateral for the 327-331 East Houston Street Loan and (ii) to the extent no 327-331 East Houston Street Trigger Period is continuing, to be swept to the borrower. Upon the occurrence and during the continuance of an event of default under the 327-331 East Houston Street Loan documents, the lender may apply any funds in the cash management account to amounts payable under the 327-331 East Houston Street Loan (and/or toward the payment of expenses of the 327-331 East Houston Street Property), in such order of priority as the lender may determine. Pursuant to the Regulatory Agreement with the New York City Department of Planning and Development (the “Department”), the Department has the right under the Regulatory Agreement to freeze the borrower’s account associated with maintenance and operation of affordable housing units upon the occurrence of certain events under the Regulatory Agreement. The 327-331 East Houston Street Loan documents require the borrower to maintain separate operating accounts for the affordable housing units and non-affordable housing units.

A “327-331 East Houston Street Trigger Period” means a period commencing upon the earlier to occur of (i) the occurrence of an event of default under the 327-331 East Houston Street Loan documents and (ii) any time on or after the date that is six months following the origination of the 327-331 East Houston Street Loan, the debt yield being less than 6.0% and continuing until, (y) with respect to a 327-331 East Houston Street Trigger Period which commenced in connection with clause (i), the cure, if applicable, of such event of default and (z) with respect to a 327-331 East Houston Street Trigger Period which commenced in connection with clause (ii), the debt yield being equal to or greater than 6.25% for two consecutive calendar quarters.

■	Property Management. The 327-331 East Houston Street Property is currently managed by Arkar, Inc., a borrower affiliate. Under the 327-331 East Houston Street Loan documents, the lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or any voluntary bankruptcy or insolvency proceeding; (ii) a 327-331 East Houston Street Trigger Period under the 327-331 East Houston Street Loan documents is continuing; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. The borrower has the right to replace the property manager, provided no event of default is continuing under the 327-331 East Houston Street Loan documents and upon 60 days’ prior notice to the lender, with a new or replacement property manager approved by the lender in writing (which such approval may be conditioned upon the lender’s receipt of a rating agency confirmation with respect to such property manager), provided that such replacement would not cause a termination right, right of first refusal, first offer or any other similar right, cause any termination fees to be due or would cause a material adverse effect to occur under the Regulatory Agreement dated September 9, 2013 between East Houston Development, LLC and the City of New York acting by and through the Department of Housing Preservation and Development.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 327-331 East Houston Street Property, plus business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses of the 327-331 East Houston Street Property for 18 months, plus six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $25,000, except with respect to earthquake and windstorm/named storm which may provide for no deductible in excess of 5% of the total insurable value of the 327-331 East Houston Street Property. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #8: BROOKWOOD SELF STORAGE LA-MS PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	13	Loan Seller		CREFI
Location (City/State)	Various, Various	Cut-off Date Balance(3)		$40,000,000
Property Type	Self Storage	Cut-off Date Balance per SF(2)		$63.39
Size (SF)	1,262,106	Percentage of Initial Pool Balance		4.2%
Total Occupancy as of 4/30/2017	85.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/30/2017	85.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		3.94000%
Appraised Value(1)	$161,150,000	Original Term to Maturity (Months)		120
Appraisal Date(1)	Various	Original Amortization Term (Months)		NAP
Borrower Sponsor	Robert Craig Smith	Original Interest Only Term (Months)	120
Property Management	CubeSmart Asset Management, LLC	First Payment Date Maturity Date	8/6/2017 7/6/2027

Underwritten Revenues	$12,361,669
Underwritten Expenses	$3,348,463
Underwritten Net Operating Income (NOI)	$9,013,206	Escrows(4)
Underwritten Net Cash Flow (NCF)	$8,879,611		Upfront	Monthly
Cut-off Date LTV Ratio(2)	49.6%	Taxes	$264,376	$44,063
Maturity Date LTV Ratio(2)	49.6%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(1)(2)	2.82x / 2.78x	Replacement Reserves	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)(2)	11.3% / 11.1%	Other(5)	$5,625	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$80,000,000	100.0%	Loan Payoff	$52,721,617	65.9%
			Principal Equity Distribution	25,912,792	32.4
			Closing Costs	1,095,591	1.4
			Reserves	270,001	0.3
Total Sources	$80,000,000	100.0%	Total Uses	$80,000,000	100.0%

(1)	The Appraised Value represents the “As Portfolio” bulk appraised value based on individual valuations dated between May 9, 2017 to May 15, 2017, which is inclusive of a $13,100,000 portfolio premium. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon the Brookwood Self Storage LA-MS Portfolio Properties’ Appraised Value of $161,150,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the sum of the individual “as-is” appraised values of $148,050,000 are each 54.0%.

(2)	Calculated based on the aggregate outstanding principal balance of the Brookwood Self Storage LA-MS Portfolio Loan Combination.

(3)	The Cut-off Date Balance of $40,000,000 represents the non-controlling note A-2 which is part of a loan combination evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000. The related companion loan, which is evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by Citi Real Estate Funding Inc. (“CREFI”) and is expected to be contributed to the CD 2017-CD5 securitization transaction. See “— The Mortgage Loan” below.

(4)	See “—Escrows” below.

(5)	Other escrow represents $5,625 for immediate repairs.

■	The Mortgage Loan. The mortgage loan (the “Brookwood Self Storage LA-MS Portfolio Loan”) is part of a loan combination (the “Brookwood Self Storage LA-MS Portfolio Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrowers’ fee interest in a 13 building self storage portfolio located in Louisiana and Mississippi (the “Brookwood Self Storage LA-MS Portfolio Properties”). The Brookwood Self Storage LA-MS Portfolio Loan, which is evidenced by note A-2 and represents the non-controlling interest in the Brookwood Self Storage LA-MS Portfolio Loan Combination, had an original principal balance of $40,000,000, and has a Cut-off Date Balance of $40,000,000. The Brookwood Self Storage LA-MS Portfolio Loan represents approximately 4.2% of the Initial Pool Balance. The related companion loan (the “Brookwood Self Storage LA-MS Portfolio Companion Loan”), which is evidenced by the controlling note A-1, had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by CREFI and is expected to be contributed to the CD 2017-CD5 securitization transaction. The Brookwood Self Storage LA-MS Portfolio Loan Combination was originated by CREFI on June 29, 2017, had an original principal balance of $80,000,000 and has an outstanding principal balance as of the Cut-off Date of $80,000,000. The Brookwood Self Storage LA-MS Portfolio Loan Combination accrues interest at an interest rate of 3.94000% per annum. The proceeds of the Brookwood Self Storage LA-MS Portfolio Loan Combination were primarily used to refinance a prior debt secured by the Brookwood Self Storage LA-MS Portfolio Properties, return equity to the borrower sponsor, pay origination costs and fund reserves.

The Brookwood Self Storage LA-MS Portfolio Loan Combination had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Brookwood Self Storage LA-MS Portfolio Loan requires payments of interest only during its term. The scheduled maturity date of the Brookwood Self Storage LA-MS Portfolio Loan Combination is the due date in July 2027. Voluntary prepayment of the Brookwood Self Storage LA-MS Portfolio Loan Combination without payment of any prepayment premium is permitted on or after the due date in May 2027. In the event the lender does not make net proceeds from an individual property available to the borrowers for restoration and such proceeds are applied to the debt in accordance with the Brookwood Self Storage LA-MS Portfolio Loan documents, the borrowers may prepay the debt for such individual property (and satisfy the other conditions of the Brookwood Self Storage LA-MS Portfolio Loan documents) and obtain a release of such individual property. See “—Release of Collateral” below. At any time after the earlier to occur of (i) the second anniversary of the last securitization of any portion of the Brookwood Self Storage LA-MS Portfolio Loan Combination and (ii) June 29, 2021, the Brookwood Self Storage LA-MS Portfolio Loan Combination may be defeased in full with certain direct

LOAN #8: BROOKWOOD SELF STORAGE LA-MS PORTFOLIO

full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Brookwood Self Storage LA-MS Portfolio Loan documents.

■	The Mortgaged Properties. The Brookwood Self Storage LA-MS Portfolio Properties consist of 13 self storage properties located in various suburban communities, which were built between 1997 and 2009. The Brookwood Self Storage LA-MS Portfolio Properties total 9,847 units, of which 3,607 units are traditional, non-climate controlled and 6,175 units are climate controlled. Typical amenities across the Brookwood Self Storage LA-MS Portfolio Properties include an electronic gate, keypad entry, video cameras, on-site managers and exterior lighting.

The weighted average occupancy of the Brookwood Self Storage LA-MS Portfolio Properties peaked at 92% in August 2016 predominantly due to a flood in Baton Rouge, Louisiana and to a lesser extent, Lafayette, Louisiana. The August 2016 flood affected 18,750 homes and over 50,000 people throughout the state of Louisiana. During the week of the flood, the Brookwood Self Storage LA-MS Portfolio Properties experienced 1,417 move-ins, which represent 27% of the units located in Baton Rouge. However, since that time, over 57% of those units have moved out. The remaining flood tenants comprise of 11.5% of the overall Baton Rouge units and 6.1% of the total units. As of April 30, 2017, the weighted average occupancy of the Brookwood Self Storage LA-MS Portfolio Properties was 85.5%.

The following table presents certain information relating to the Brookwood Self Storage LA-MS Portfolio Properties:

Portfolio Summary

Property Name	City	State	Cut-off Date Allocated Loan Amount	Total GLA	Year Built / Renovated	Occupancy As of 4/30/2017	Appraised Value	UW NCF
Balis Self Storage	Baton Rouge	LA	$6,041,000	93,075	2001	90.9%	$22,300,000	$1,321,296
Feu Follet Self Storage	Lafayette	LA	4,455,000	157,765	1997, 2000, 2008	82.6%	16,500,000	995,112
Belle Chasse Self Storage	Gretna	LA	3,910,000	130,203	2004	84.9%	14,500,000	867,957
Oak Villa Self Storage	Baton Rouge	LA	3,510,000	121,935	2006	82.4%	13,000,000	791,470
Harding Self Storage	Baton Rouge	LA	3,349,500	87,135	2009	93.6%	12,400,000	720,080
Florida Boulevard Self Storage	Baton Rouge	LA	3,105,000	80,900	2004	94.4%	11,500,000	704,821
Industriplex Self Storage	Baton Rouge	LA	2,917,500	89,300	2007	82.6%	10,800,000	665,338
Ambassador Self Storage	Lafayette	LA	2,794,500	93,110	1998	74.9%	10,350,000	592,011
Interline Self Storage	Baton Rouge	LA	2,620,000	90,963	2006	85.9%	9,700,000	592,799
Flowood Self Storage	Flowood	MS	2,242,500	76,850	2008	92.5%	8,300,000	503,806
Pearl Self Storage	Pearl	MS	1,865,000	74,970	2008	93.2%	6,900,000	420,292
Airway Self Storage	Baton Rouge	LA	1,785,000	82,925	2007	82.9%	6,600,000	405,608
Highway 18 Self Storage	Jackson	MS	1,405,000	82,975	2008	76.8%	5,200,000	299,021
Total / Wtd. Avg.			$40,000,000(1)	1,262,106		85.5%	$148,050,000(2)	$8,879,611

(1)	The Brookwood Self Storage LA-MS Portfolio Loan has a Cut-off Date Balance of $40,000,000 and is evidenced by the non-controlling note A-2 which is part of a loan combination evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000. The related companion loan, which is evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by CREFI and is expected to be contributed to the CD 2017-CD5 securitization transaction.

(2)	$148,050,000 represents the sum of the individual appraisal values of the Brookwood Self Storage LA-MS Portfolio Properties. The bulk appraisal value for the Brookwood Self Storage LA-MS Portfolio Properties is $161,150,000.

The following table presents certain information relating to the climate controlled versus non-climate controlled units at the Brookwood Self Storage LA-MS Portfolio Properties:

Property Name	Total GLA	Number of Floors	Number of Units	Number of Climate Controlled Units	% of Climate Controlled Units
Balis Self Storage	93,075	3	922	922	100%
Feu Follet Self Storage	157,765	3	989	577	58%
Belle Chasse Self Storage	130,203	2	1,031	569	55%
Oak Villa Self Storage	121,935	2	870	370	43%
Harding Self Storage	87,135	3	665	310	47%
Florida Boulevard Self Storage	80,900	2	649	231	36%
Industriplex Self Storage	89,300	3	772	772	100%
Ambassador Self Storage	93,110	1	753	344	46%
Interline Self Storage	90,963	2	682	414	61%
Flowood Self Storage	76,850	2	617	617	100%
Pearl Self Storage	74,970	2	584	317	54%
Airway Self Storage	82,925	1	676	364	54%
Highway 18 Self Storage	82,975	1	637	368	58%
Total / Wtd. Avg.	1,262,106		9,847	6,175	63%

LOAN #8: BROOKWOOD SELF STORAGE LA-MS PORTFOLIO

The following table presents certain information relating to historical leasing at the Brookwood Self Storage LA-MS Portfolio Properties:

Historical Leased %(1)

Property Name	2014	2015	2016	As of 4/30/2017
Balis Self Storage	75.0%	78.0%	88.0%	90.9%
Feu Follet Self Storage	62.0%	63.6%	71.6%	82.6%
Belle Chasse Self Storage	52.7%	68.3%	81.1%	84.9%
Oak Villa Self Storage	49.9%	54.0%	72.6%	82.4%
Harding Self Storage	68.2%	75.9%	87.7%	93.6%
Florida Boulevard Self Storage	73.2%	76.9%	86.9%	94.4%
Industriplex Self Storage	42.6%	50.1%	73.7%	82.6%
Ambassador Self Storage	72.4%	79.3%	82.3%	74.9%
Interline Self Storage	50.9%	58.4%	77.5%	85.9%
Flowood Self Storage	64.9%	78.9%	91.5%	92.5%
Pearl Self Storage	62.2%	78.8%	91.5%	93.2%
Airway Self Storage	36.5%	41.0%	66.8%	82.9%
Highway 18 Self Storage	32.8%	46.9%	64.8%	76.8%
Total / Wtd. Avg.	57.2%	65.0%	79.0%	85.5%

(1)	As provided by the borrowers and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Brookwood Self Storage LA-MS Portfolio Properties:

Cash Flow Analysis(1)

	2013	2014	2015	2016	TTM 5/31/2017	Underwritten	Underwritten $ per SF
Base Rent	$7,511,531	$7,800,716	$8,665,780	$10,228,862	$10,959,064	$11,740,854	$9.30
Gross Up Vacancy	0	0	0	0	0	1,922,161	1.52
Total Rent	$7,511,531	$7,800,716	$8,665,780	$10,228,862	$10,959,064	$13,663,015	$10.83
Other Income	650,833	706,176	857,250	1,229,665	1,402,605	1,402,605	1.11
Vacancy & Credit Loss	0	0	0	0	0	(2,703,951)	(2.14)
Effective Gross Income	$8,162,364	$8,506,891	$9,523,030	$11,458,526	$12,361,669	$12,361,669	$9.79

Real Estate Taxes	$493,155	$502,218	$509,533	$525,437	$526,383	$523,516	$0.41
Insurance	103,944	136,955	138,413	144,214	148,162	154,834	0.12
Management Fee	0	41,322	124,749	167,771	222,695	618,083	0.49
Other Operating Expenses	1,274,494	1,399,331	1,589,554	1,709,485	1,868,687	2,052,030	1.63
Total Operating Expenses	$1,871,593	$2,079,826	$2,362,249	$2,546,907	$2,765,927	$3,348,463	$2.65

Net Operating Income	$6,290,771	$6,427,066	$7,160,781	$8,911,619	$9,595,742	$9,013,206	$7.14
Replacement Reserves	0	0	0	0	0	133,596	0.11
Net Cash Flow	$6,290,771	$6,427,066	$7,160,781	$8,911,619	$9,595,742	$8,879,611	$7.04

Occupancy	NAP	57.2%	65.0%	79.0%	83.3%	85.5%(3)
NOI Debt Yield(2)	7.9%	8.0%	9.0%	11.1%	12.0%	11.3%
NCF DSCR(2)	1.97x	2.01x	2.24x	2.79x	3.00x	2.78x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were are not considered for the underwritten net cash flow.

(2)	Calculated based on the aggregate outstanding principal balance of the Brookwood Self Storage LA-MS Portfolio Loan Combination.

(3)	Based on the underwritten rent roll dated April 30, 2017.

■	Appraisal. As of the appraisal valuation dates ranging from May 9, 2017 to May 15, 2017, the Brookwood Self Storage LA-MS Portfolio Properties had an aggregate “as-is” appraised value of $148,050,000. The “As Portfolio” bulk appraisal value for the Brookwood Self Storage LA-MS Portfolio Properties is $161,150,000 which includes a portfolio premium of $13,100,000.

■	Environmental Matters. According to the Phase I environmental reports dated May 19, 2017, there were no recommendations for further action at the Brookwood Self Storage LA-MS Portfolio Properties.

■	Market Overview and Competition. The Brookwood Self Storage LA-MS Portfolio Properties consist of 13 self storage facilities which are all part of the Southwest Sector as defined by the 2016 Self Storage Almanac. The Southwest Sector has a total of 6,384 facilities which comprise a total of 331,968,000 SF. The second quarter 2016 vacancy for the Southwest Sector was 9.1%.

LOAN #8: BROOKWOOD SELF STORAGE LA-MS PORTFOLIO

The following table presents the local demographics data at the Brookwood Self Storage LA-MS Portfolio Properties:

Local Demographics Summary

Property Name	City	State	2016 Population (within 1-mi. / 3-mi. / 5-mi. Radius) (1)	2016 Average Household Income (within 1-mi. / 3-mi. / 5-mi. Radius) (2)
Balis Self Storage	Baton Rouge	LA	7,843 / 84,966 / 178,677	$104,623 / $68,991 / $67,148
Feu Follet Self Storage	Lafayette	LA	7,011 / 58,452 / 145,277	$86,478 / $90,038 / $79,349
Belle Chasse Self Storage	Gretna	LA	15,341 / 106,688 / 247,882	$69,272 / $63,735 / $66,470
Oak Villa Self Storage	Baton Rouge	LA	4,887 / 67,756 / 192,843	$56,655 / $59,694 / $62,431
Harding Self Storage	Baton Rouge	LA	4,094 / 58,341 / 119,388	$39,693 / $43,411 / $44,359
Florida Boulevard Self Storage	Baton Rouge	LA	10,770 / 84,008 / 209,962	$52,449 / $62,760 / $62,187
Industriplex Self Storage	Baton Rouge	LA	3,271 / 63,073 / 148,978	$94,192 / $93,021 / $91,785
Ambassador Self Storage	Lafayette	LA	10,814 / 65,162 / 135,111	$65,588 / $80,607 / $78,980
Interline Self Storage	Baton Rouge	LA	7,465 / 72,187 / 206,054	$80,520 / $79,022 / $78,559
Flowood Self Storage	Flowood	MS	311 / 15,001 / 84,162	$82,777 / $93,801 / $80,281
Pearl Self Storage	Pearl	MS	1,410 / 23,324 / 57,453	$66,463 / $68,096 / $70,650
Airway Self Storage	Baton Rouge	LA	4,990 / 75,813 / 210,818	$67,577 / $64,701 / $65,501
Highway 18 Self Storage	Jackson	MS	2,107 / 39,220 / 102,883	$35,054 / $43,249 / $46,907

(1)	Figures represent the 2016 population within the 1-, 3-, 5-mile radius from the referenced property.

(2)	Figures represent the 2016 average household income within the 1-, 3-, 5-mile radius from the referenced property.

The following table presents certain information relating to certain self storage lease comparables provided in the appraisal for the Brookwood Self Storage LA-MS Portfolio Properties:

Competitive Set Summary(1)

Property Name	Occupancy Rates As of 4/30/2017	Competitive Set Average Occupancy Rates	Competitive Set Gross Average Asking Rent
Balis Self Storage	90.9%	91.1%	$0.76 per SF - $2.40 per SF
Feu Follet Self Storage	82.6%	84.5%	$0.49 per SF - $2.00 per SF
Belle Chasse Self Storage	84.9%	85.5%	$0.30 per SF - $1.96 per SF
Oak Villa Self Storage	82.4%	83.0%	$0.30 per SF - $3.12 per SF
Harding Self Storage	93.6%	88.6%	$0.50 per SF - $3.12 per SF
Florida Boulevard Self Storage	94.4%	87.0%	$0.41 per SF - $3.12 per SF
Industriplex Self Storage	82.6%	88.9%	$0.38 per SF - $3.08 per SF
Ambassador Self Storage	74.9%	80.5%	$0.42 per SF - $2.40 per SF
Interline Self Storage	85.9%	85.2%	$0.41 per SF - $2.84 per SF
Flowood Self Storage	92.5%	88.1%	$0.62 per SF - $2.44 per SF
Pearl Self Storage	93.2%	85.0%	$0.36 per SF - $2.36 per SF
Airway Self Storage	82.9%	86.5%	$0.47 per SF - $2.60 per SF
Highway 18 Self Storage	76.8%	80.4%	$0.42 per SF - $1.86 per SF
Total / Wtd. Avg.	85.5%

(1)	Source: Appraisal.

■	The Borrowers. The borrowers are Brookwood Holdings LA, L.L.C. and Brookwood Holdings MS, L.L.C., each a single-purpose Delaware limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Brookwood Self Storage LA-MS Portfolio Loan. The non-recourse carveout guarantor for the Brookwood Self Storage LA-MS Portfolio Loan is Brookwood Properties, L.L.C., a Louisiana limited liability company (“Brookwood”). If at any time Brookwood does not have a net worth of $80,000,000 and a liquidity of $4,000,000, Robert Craig Smith is required to be added as a guarantor under the guaranty.

Brookwood is a closely held real estate company that was founded by Robert Craig Smith in 1986 and is currently headquartered in Baton Rouge, Louisiana. Brookwood develops, acquires, and manages self-storage properties in Louisiana, Mississippi, and Texas. Brookwood has developed the majority of its portfolio and maintains a long-term ownership strategy. Brookwood’s current portfolio consists of over 35 properties and 3.2 million SF of self-storage.

■	Escrows. On the origination date of the Brookwood Self Storage LA-MS Portfolio Loan Combination, the borrowers funded a reserve of (i) $264,376 for real estate taxes, and (ii) $5,625 for immediate repairs.

On each due date, the borrowers are required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period, initially estimated to be $44,063, (ii) at any time the required insurance is not on an approved blanket policy (which it is as of the origination date of the Brookwood Self Storage LA-MS Loan Combination), one-twelfth of the amount that the lender estimates will be necessary to pay insurance

LOAN #8: BROOKWOOD SELF STORAGE LA-MS PORTFOLIO

premiums over the then-succeeding 12-month period, (iii) $11,133 for replacement reserves, provided, however that such replacement reserve deposits are conditionally waived so long as the debt service coverage ratio is at least 1.40x, and at any time monthly deposits are not waived pursuant to the foregoing, the replacement reserve is capped at an amount equal to 36 months’ worth of deposits (which based on the current monthly payment amount is $400,788), and (iv) upon the occurrence and continuance of a Brookwood Self Storage LA-MS Portfolio Trigger Period (as defined below), an operating expenses reserve and the excess cash flow generated by the Brookwood Self Storage LA-MS Portfolio Properties for the immediately preceding interest accrual period.

■	Lockbox and Cash Management. The Brookwood Self Storage LA-MS Portfolio Loan documents require a springing lockbox with springing cash management, provided that, upon a Brookwood Self Storage LA-MS Portfolio Trigger Period occurring after the termination of the first Brookwood Self Storage LA-MS Portfolio Trigger Period following origination, the lockbox remains in place. During the continuance of a Brookwood Self Storage LA-MS Portfolio Trigger Period, all amounts in the lockbox account are required to be swept into a lender-controlled cash management account on each business day and, provided no event of default under the Brookwood Self Storage LA-MS Portfolio Loan documents is continuing, applied to payment of debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event of default under the Brookwood Self Storage LA-MS Portfolio Loan documents is continuing, funds in the excess cash flow reserve are required (i) to the extent a Brookwood Self Storage LA-MS Portfolio Trigger Period is continuing, to be held by the lender as additional collateral for the Brookwood Self Storage LA-MS Portfolio Loan and (ii) to the extent no Brookwood Self Storage LA-MS Portfolio Trigger Period is continuing, to be swept into the borrowers’ operating account. Upon the occurrence and during the continuance of an event of default under the Brookwood Self Storage LA-MS Portfolio Loan documents, the lender may apply any funds in the cash management account to amounts payable under the Brookwood Self Storage LA-MS Portfolio Loan (and/or toward the payment of expenses of the Brookwood Self Storage LA-MS Portfolio Properties), in such order of priority as the lender may determine.

A “Brookwood Self Storage LA-MS Portfolio Trigger Period” means a period (i) commencing upon the occurrence of an event of default under the Brookwood Self Storage LA-MS Portfolio Loan documents and continuing until such event of default is cured and (ii) commencing if the debt service coverage ratio calculated based on a 30-year amortization schedule (“DSCR”) is less than 1.15x for one calendar quarter and continuing until the DSCR is equal to or greater than 1.20x for two consecutive calendar quarters. Notwithstanding the foregoing, no Brookwood Self Storage LA-MS Portfolio Trigger Period will be deemed to expire in the event any other triggering event is then ongoing.

■	Property Management. The Brookwood Self Storage LA-MS Portfolio Properties are currently managed by CubeSmart Asset Management, LLC, an unaffiliated third party. Under the Brookwood Self Storage LA-MS Portfolio Loan documents, the borrowers may terminate the property management agreement and replace the property manager without the lender’s consent if, among other conditions no event of default is continuing and the applicable replacement property manager is approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of a rating agency confirmation). The lender has the right to terminate the management agreement and replace the property manager or require that the borrowers terminate the property management agreement and replace the property manager (i) upon an event of default under the property management agreement, (ii) upon any involuntary bankruptcy or insolvency proceeding that is not dismissed within ninety days of the filing thereof or any voluntary bankruptcy or insolvency proceeding with respect to the property manager, (iii) if there exists a Brookwood Self Storage LA-MS Portfolio Trigger Period or (iv) if the property manager has engaged in fraud, willful misconduct, gross negligence or misappropriation of funds.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

LOAN #8: BROOKWOOD SELF STORAGE LA-MS PORTFOLIO

■	Release of Collateral. In the event the lender does not make net proceeds from an individual property available to the borrowers for restoration and such proceeds are applied to the debt in accordance with the Brookwood Self Storage LA-MS Portfolio Loan documents, the borrowers may prepay the debt for such individual property (and obtain a release of such individual property upon the satisfaction of certain conditions, including, among others: (i) no event of default has occurred and is continuing under the Brookwood Self Storage LA-MS Portfolio Loan documents, (ii) the borrowers have delivered a REMIC opinion with respect to the release in form and substance acceptable to the lender and the rating agencies and such release otherwise satisfies then applicable REMIC rules and regulations, (iii) payment of a release price equal to 115% of the allocated loan amount, (iv) the individual property is conveyed to an entity other than the borrowers, and (v) delivery of a rating agency confirmation if required by the lender.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Brookwood Self Storage LA-MS Portfolio Properties (plus 15 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering (i) the six months following restoration or (ii) the period of time until such income returns to the same level it was at prior to the loss, whichever occurs first). No deductible will be in excess of $25,000, provided, however, that with respect to windstorm or named storm, such insurance shall provide for no deductible in relation to such coverage in excess of 5% of the total insurable value of the Brookwood Self Storage LA-MS Portfolio Properties. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #9: MCNEILL HOTEL PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller		BANA
Location (City/State)(1)	Various	Cut-off Date Balance		$33,875,000
Property Type	Hospitality	Cut-off Date Balance per Room		$104,876
Size (Rooms)(1)	323	Percentage of Initial Pool Balance		3.6%
Total Occupancy as of 5/31//2017(1)	81.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/31/2017(1)	81.4%	Type of Security		Fee Simple
Year Built / Latest Renovation(1)	Various / Various	Mortgage Rate		4.72400%
Appraised Value(1)(2)	$46,100,000	Original Term to Maturity (Months)		120
Appraisal Date	6/1/2017 & 6/2/2017	Original Amortization Term (Months)		360
Borrower Sponsor	Phillip H. McNeill, Jr.	Original Interest Only Period (Months)		12
Property Management	McNeill Hotel Company, LLC	First Payment Date		9/1/2017
		Maturity Date		8/1/2027

Underwritten Revenues	$12,084,661
Underwritten Expenses	$6,951,601	Escrows
Underwritten Net Operating Income (NOI)	$5,133,060		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,649,673	Taxes	$339,767	$37,752
Cut-off Date LTV Ratio(2)	73.5%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	61.5%	Replacement Reserve	$0	$39,927
DSCR Based on Underwritten NOI / NCF	2.43x / 2.20x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	15.2% / 13.7%	Other(3)	$5,600,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$33,875,000	65.2%	Purchase Price	$44,500,000	85.6%
Mezzanine Loan	4,000,000	7.7	Closing Costs	$1,520,343	2.9
Principal’s New Cash Contribution	14,085,110	27.1	Reserves(3)	$5,939,767	11.4

Total Sources	$51,960,110	100.0%	Total Uses	$51,960,110	100.0%

(1)	See chart below under “—The Mortgaged Properties”.

(2)	The “As Stabilized” aggregated appraised value for the McNeill Hotel Portfolio as of June 2, 2019 is $52,400,000, which assumes the completion of the property improvement plan for each McNeill Hotel Portfolio Property (the estimated cost of which the lender has fully reserved). The “As Stabilized” appraised value results in a Cut-off Date LTV Ratio of 64.6% and a Maturity Date LTV Ratio of 54.1%.

(3)	The borrowers funded a PIP reserve of $5,600,000 and provided an $800,000 letter of credit (in lieu of a monthly deposit to the PIP reserve), in order to fund the estimated $6.4 million of scheduled PIP work. See “–Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “McNeill Hotel Portfolio Loan”) is evidenced by a note secured by a first mortgage encumbering the borrowers’ fee simple interest in three hotels, totaling 323 rooms located in Boise, Idaho, Twin Falls, Idaho and West Jordan, Utah (the “McNeill Hotel Portfolio Properties”). The McNeill Hotel Portfolio Loan was originated by Bank of America, N.A. on July 18, 2017 and represents approximately 3.6% of the Initial Pool Balance. The note evidencing the McNeill Hotel Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $33,875,000 and an interest rate of 4.72400% per annum. The proceeds of the McNeill Hotel Portfolio Loan were primarily used, along with the proceeds of the McNeill Hotel Portfolio Mezzanine Loan (as defined under “—Mezzanine or Secured Subordinate Indebtedness” below) and new sponsor equity, to acquire the McNeill Hotel Portfolio Loan and pay loan origination costs and fund upfront reserves.

The McNeill Hotel Portfolio Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The McNeill Hotel Portfolio Loan requires payment of interest-only for the initial 12 months, followed by monthly payments of interest and principal sufficient to amortize the McNeill Hotel Portfolio Loan over a 30-year amortization schedule. The scheduled maturity date of the McNeill Hotel Portfolio Loan is the due date in August 2027. At any time after the second anniversary of the securitization Closing Date, the McNeill Hotel Portfolio Loan may be defeased in whole or in part (see “—Release of Collateral” below) with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the McNeill Hotel Portfolio Loan documents. Voluntary prepayment of the McNeill Hotel Portfolio Loan is permitted on or after the due date occurring in May 2027 without payment of any prepayment premium.

■	The Mortgaged Properties. The McNeill Hotel Portfolio Properties are comprised of a total of 323 rooms between the Homewood Suites Boise, Idaho (the “Boise Property”), the Hilton Garden Inn Twin Falls, Idaho (the “Twin Falls Property”) and the Hampton Inn and Suites, West Jordan, Utah (the “West Jordan Property”). The McNeill Hotel Portfolio Properties are each subject to franchise agreements with Hilton Franchise Holding LLC that expire on July 31, 2032. As of May 31, 2017, the McNeill Hotel Portfolio Properties had a weighted-average occupancy rate of 81.4% and a weighted average underwritten RevPAR of $96.69.

The Boise Property. The Boise Property is a four-story, select-service, upscale extended-stay hotel constructed as a Homewood Suites in 2007. The Boise Property consists of 110 guestrooms (48 queen studios, 47 king one-bedrooms and 15 two-bedroom suites). Room amenities include a sitting area with sofa bed, dining table/desk, flat panel television, kitchen alcove with two-burner stove, full-size refrigerator, microwave, dishwasher and granite-countertop baths. Hotel amenities include a social area where daily hot breakfast and weekday evening socials are offered, a

LOAN #9: MCNEILL HOTEL PORTFOLIO

business center, convenience shop, billiards room, guest laundry, indoor pool with hot tub, fitness center, outdoor terrace with BBQ grills, 990 SF meeting room and free internet access. The Boise Property also includes 113 surface parking spaces.

The Boise Property is located at the intersection of West Spectrum Street and Saturn Road in the neighborhood of Spectrum Pointe, a suburban entertainment district in Boise. Across the street from the Boise Property are a 21-screen movie theater and a number of restaurants. The Boise Property is located approximately three miles from the Boise Airport and approximately five miles from downtown Boise, the Idaho State Capitol and Boise State University.

The demand at the Boise Property is estimated at 65% corporate, driven in 2016 by stays by Tokyo Electron, M W Group, Micron Technology, Applied Materials, Carmax and Toray Engineering.

The borrowers entered into a new 15-year franchise agreement when the Boise Property was acquired in connection with this financing. The franchise agreement requires an estimated $1.5 million property improvement plan, primarily comprised of a softgood renovation, which is expected to be completed in the next year. The estimated cost of the property improvement plan has been fully reserved by the lender.

The Twin Falls Property. The Twin Falls Property is a four-story, select-service, hotel constructed as a Hilton Garden Inn in 2009. The Twin Falls Property consists of 107 guestrooms (56 king rooms, 42 queen/queen rooms and 9 king suites). Room amenities include an armchair with ottoman or sofa bed, desk, flat panel television, mini-refrigerator, microwave, and granite-countertop baths. Hotel amenities include a two-story lobby/seating area with wood paneling and gas fireplace, restaurant with bar, business center, convenience shop, guest laundry, indoor pool with hot tub, fitness center, 2,728 SF of meeting space in three rooms and free internet access. The Twin Falls Property also includes 105 surface parking spaces.

The Twin Falls Property is located along Pole Line Road, the main arterial road through the city, and approximately five miles from Interstate 84 which is a critical roadway for Twin Falls for agricultural shipping activity, as well as a draw for regional visitors to Twin Falls from other cities within Idaho and from Oregon, Washington and Utah. To the north of the Twin Falls Property are the Snake River Canyon, the Perrine Bridge and Shoshone Falls which are the main tourist draws to Twin Falls. Also to the north are Canyon Springs Golf Course and Blue Lakes Country Club. To the south of the Twin Falls Property is the College of Southern Idaho. To the east is the Magic Valley Mall.

The demand at the Twin Falls Property is estimated at 65% corporate, driven in 2016 by stays by Chobani, TPG Capital, Glanbia and Clif Bar.

The borrowers entered into a new 15-year franchise agreement when the Twin Falls Property was acquired in connection with this financing. The franchise agreement requires an estimated $1.5 million property improvement plan, primarily comprised of a softgood renovation, which is expected to be completed in the next year. The estimated cost of the property improvement plan has been fully reserved by the lender.

The West Jordan Property. The West Jordan Property is a three-story, limited-service hotel constructed as a Hampton Inn and Suites in 2008. The West Jordan Property consists of 106 guestrooms (35 king room, 47 queen/queen rooms, 16 king studios and 8 queen/queen studios). Room amenities include a flat panel television, desk and granite-countertop baths. Suite guestrooms are located at various corners of the building and generally include a wet bar with sink, mini-refrigerator and microwave. Hotel amenities include a two-story lobby/seating area with wood paneling and gas fireplace which also serves as the breakfast room, business center, convenience shop, guest laundry, indoor pool with hot tub, fitness center, 1,904 SF meeting room and free internet access. The West Jordan Property also includes 107 surface parking spaces.

The West Jordan Property is located just west of the Jordan Landing master retail development. Jordan Landing is a 500-acre master-planned community encompassing 250 single-family homes and 1,500 multi-family units adjacent to Jordan Landing Shopping Center, a 2.0 million SF shopping and dining center featuring a Wal-Mart Super Center, a 24-screen theater, fitness center and spa. Jordan Landing Shopping Center is the largest retail development in the state of Utah. The West Jordan Property is located approximately five miles from the intersection of Interstates 15 and 215, connecting Provo and Salt Lake City and extending to Los Angeles via Las Vegas. Salt Lake City International Airport is approximately 12.5 miles to the north and downtown Salt Lake is approximately 15 miles to the northeast of the West Jordan Property, accessibly by car or the public TRAX rail system.

The demand at the West Jordan Property is estimated at 65% corporate, driven in 2016 by stays by Mountain America and Sysco Foods.

LOAN #9: MCNEILL HOTEL PORTFOLIO

The borrowers entered into a new 15-year franchise agreement when the West Jordan Property was acquired in connection with this financing. The franchise agreement requires an estimated $1.6 million property improvement plan, primarily comprised of a softgood renovation, which is expected to be completed in the next year. The estimated cost of the property improvement plan has been fully reserved by the lender.

The following table presents certain information relating to the McNeill Hotel Portfolio Properties:

Portfolio Summary(1)

Property Name/Address	Year Built / Renovated	Rooms	Occupancy(2)	Allocated Cut-off Date Loan Amount	% Allocated Cut-off Date Loan Amount	Appraised Value	UW RevPAR	UW NCF
Boise Property 7957 West Spectrum Street Boise, ID 83709	2007 / NAP	110	85.1%	$12,800,000	37.8%	$17,200,000(3)	$108.66	1,809,716
Twin Falls Property 1741 Harrison Street North Twin Falls, ID 83301	2009 / NAP	107	80.8	11,725,000	34.6	16,200,000(3)	$94.42	1,588,414
West Jordan Property 3923 Center Park Drive West Jordan, UT 84084	2008 / NAP	106	78.2	9,350,000	27.6	12,700,000(3)	$86.57	1,251,543
Total / Wtd. Avg.		323	81.4%	$33,875,000	100.0%	$46,100,000	$96.69	$4,649,673

(1)	Source: Industry travel research report.

(2)	Underwritten occupancy as of May 31, 2017.

(3)	The “As Stabilized” aggregated appraised value for the McNeill Hotel Portfolio as of June 1, 2019 is $52,400,000, which assumes the completion of the property improvement plans for each McNeill Hotel Portfolio Property (the estimated cost of which the lender has fully reserved). The “As Stabilized” appraised value results in a Cut-off Date LTV Ratio of 64.6% and a Maturity Date LTV Ratio of 54.1%.

The following tables present certain information relating to historical occupancy, ADR and RevPAR at the McNeill Hotel Portfolio Properties and the competitive sets, as provided in third-party industry travel research reports:

Boise Property Historical Statistics(1)

	Boise Property			Competitive Set			Penetration
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	71.8%	$101.64	$73.02	66.0%	$80.23	$52.91	108.9%	126.7%	138.0%
2012	77.1%	$105.44	$81.28	72.7%	$84.76	$61.66	106.0%	124.4%	131.8%
2013	77.5%	$111.94	$86.73	75.2%	$88.07	$66.25	103.0%	127.1%	130.9%
2014	78.9%	$112.31	$88.64	75.5%	$94.25	$71.19	104.5%	119.2%	124.5%
2015	81.9%	$117.95	$96.58	77.3%	$102.97	$79.56	106.0%	114.6%	121.4%
2016	86.5%	$124.30	$107.52	80.9%	$111.13	$89.93	106.9%	111.9%	119.6%
TTM 5/31/2017	85.1%	$127.81	$108.72	79.2%	$113.60	$89.95	107.4%	112.5%	120.9%

(1)	Source: industry travel research report.

Twin Falls Property Historical Statistics(1)

	Twin Falls Property			Competitive Set			Penetration
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	68.6%	$94.99	$65.18	64.1%	$86.90	$55.74	107.0%	109.3%	116.9%
2012	73.1%	$99.92	$73.04	67.5%	$91.21	$61.60	108.2%	109.5%	118.6%
2013	78.5%	$105.60	$82.93	69.8%	$95.51	$66.69	112.5%	110.6%	124.4%
2014	78.6%	$108.05	$84.97	68.4%	$96.52	$66.06	114.9%	112.0%	128.6%
2015	78.6%	$109.10	$85.72	73.5%	$97.48	$71.67	106.9%	111.9%	119.6%
2016	83.1%	$116.33	$96.66	78.5%	$107.04	$84.03	105.8%	108.7%	115.0%
TTM 5/31/2017	80.8%	$116.87	$94.38	77.9%	$106.27	$82.78	103.7%	110.0%	114.0%

(1)	Source: industry travel research report.

LOAN #9: MCNEILL HOTEL PORTFOLIO

West Jordan Property Historical Statistics(1)

	West Jordan Property			Competitive Set			Penetration
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	69.9%	$103.08	$72.10	68.1%	$97.83	$66.60	102.7%	105.4%	108.2%
2012	69.5%	$107.10	$74.46	70.8%	$100.46	$71.15	98.2%	106.6%	104.7%
2013	76.2%	$108.11	$82.44	68.0%	$105.37	$71.65	112.1%	102.6%	115.1%
2014	77.5%	$106.95	$82.87	63.0%	$107.81	$67.92	123.0%	99.2%	122.0%
2015	80.6%	$111.21	$89.65	66.6%	$108.26	$72.06	121.1%	102.7%	124.4%
2016	77.7%	$109.52	$85.11	70.6%	$110.70	$78.20	110.0%	98.9%	108.8%
TTM 5/31/2017	78.2%	$111.14	$86.95	71.2%	$112.71	$80.30	109.8%	98.6%	108.3%

(1)	Source: industry travel research report.

The following table presents certain information relating to the demand analysis with respect to the McNeill Hotel Portfolio Properties based on market segmentation, as provided in the appraisals:

Accommodated Room Night Demand(1)

Property	Commercial	Group	Leisure
Boise Property	65%	10%	25%
Twin Falls Property	65%	10%	25%
West Jordan Property	65%	10%	25%

(1)	Source: Appraisal based on April 2017 information.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the McNeill Hotel Portfolio Properties:

Cash Flow Analysis

	2013	2014	2015	2016	TTM 5/31/2017	Underwritten	Underwritten $ per Room
Room Revenue	$9,908,739	$10,082,661	$10,692,731	$11,407,240	$11,410,703	$11,410,703	$35,327
Food & Beverage Revenue	449,730	389,605	405,394	433,657	421,089	421,089	1,304
Other Revenue(1)	291,240	247,387	256,434	259,310	252,869	252,869	783
Total Revenue	$10,649,709	$10,719,653	$11,354,559	$12,100,207	$12,084,661	$12,084,661	$37,414

Room Expense	$1,995,943	$2,036,600	$2,180,295	$2,175,490	$2,197,317	$2,197,317	$6,803
Food & Beverage Expense	403,956	389,164	383,197	417,266	434,677	405,099	1,254
Other Expense	142,295	116,126	129,565	115,663	112,410	112,410	348
Total Departmental Expense	$2,542,194	$2,541,890	$2,693,057	$2,708,419	$2,744,404	$2,714,826	$8,405
Total Undistributed Expense	3,390,677	3,460,292	3,604,213	3,698,225	3,740,827	3,624,730	11,222
Total Fixed Charges	595,940	524,348	543,789	557,415	598,002	612,045	1,895
Total Operating Expenses	$6,528,811	$6,526,530	$6,841,059	$6,964,059	$7,083,233	$6,951,601	$21,522

Net Operating Income	$4,120,898	$4,193,123	$4,513,500	$5,136,148	$5,001,428	$5,133,060	$15,892
FF&E	425,989	428,786	454,183	484,008	483,387	483,387	1,497
Net Cash Flow	$3,694,909	$3,764,337	$4,059,317	$4,652,140	$4,518,041	$4,649,673	$14,395

Occupancy	77.4%	78.3%	80.4%	82.5%	81.4%	80.5%
NOI Debt Yield	12.2%	12.4%	13.3%	15.2%	14.8%	15.2%
NCF DSCR	1.75x	1.78x	1.92x	2.20x	2.14x	2.20x

(1)	Other Revenue consists of telephone revenue, guest laundry, meeting room rentals, Lodgenet income, gift shop revenue and other miscellaneous revenue.

LOAN #9: MCNEILL HOTEL PORTFOLIO

■	Appraisal. According to the appraisals dated as of June 1, 2017 and June 2, 2017, the McNeill Hotel Portfolio Properties had an aggregate “as is” appraised value of $46,100,000.

Property	Appraisal Approach	Value	Discount Rate	Capitalization Rate
Boise Property	Direct Capitalization Approach	$17,300,000	N/A	8.75%
Boise Property	Direct Capitalization Approach (As Stabilized)(1)	$19,200,000	N/A	9.00%
Boise Property	Discounted Cash Flow Approach	$17,200,000	10.25%	9.25%(2)

Twin Falls Property	Direct Capitalization Approach	$16,400,000	N/A	8.50%
Twin Falls Property	Direct Capitalization Approach (As Stabilized)(1)	$18,400,000	N/A	8.75%
Twin Falls Property	Discounted Cash Flow Approach	$16,200,000	10.25%	9.00%(2)

West Jordan Property	Direct Capitalization Approach	$12,700,000	N/A	8.75%
West Jordan Property	Direct Capitalization Approach (As Stabilized)(1)	$14,800,000	N/A	9.00%
West Jordan Property	Discounted Cash Flow Approach	$12,700,000	10.25%	9.25%(2)

(1)	The “As Stabilized” aggregated appraised value for the McNeill Hotel Portfolio as of June 2, 2019 is $52,400,000, which assumes completion of the property improvement plans for each McNeill Hotel Portfolio Property for which the lender has fully reserved. The “As Stabilized” appraised value results in a Cut-off Date LTV Ratio of 64.6% and a Maturity Date LTV Ratio of 54.1%

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. According to three separate Phase I environmental reports, dated either July 2, 2017 or July 3, 2017, there are no recognized environmental conditions or recommendations for further action for the McNeill Hotel Portfolio Properties.

■	Market Overview and Competition. The McNeill Hotel Portfolio Properties are located in the metropolitan areas of Boise, Idaho, Twin Falls, Idaho and Salt Lake City, Utah.

Boise, Idaho. The Boise metropolitan statistical area is the headquarters for several major companies such as J.R. Simplot Company, WinCo Foods, Boise Cascade, Albertsons, Idaho Pacific Lumber, Idaho Timber and Clearwater Analytics. The technology industry is also growing in the region with Micron Technology, Hewlett-Packard, Healthwise, ClickBank, Meta Geek and Microsoft establishing large presences. The call center industry is also a major source of employment in the area with more than 20 call centers including centers for WDSGlobal, EDS, Teleperformance, DIRECTV and T-Mobile. The Idaho state government is also a major employer in Boise. Boise’s unemployment rate as of April 2017 was 2.5%, continuing a year over year trend of declining unemployment since 2009.

The 2017 estimated population in the Boise MSA was 695,765, a 1.7% annual increase since 2010, with estimated average household income of $73,401. The 2017 estimated population within a three- and five-mile radius of the Boise Property was 84,876 and 213,919, respectively, a 1.2-1.3% annual increase since 2010, with estimated average household income of $63,870 and $67,234, respectively.

As of 2016, the largest employers in the city of Boise are St. Luke’s Health Systems (8,499 employees), Micron Technology (6,799 employees) and Boise State University (4,799 employees). Downtown Boise’s attractions include the Idaho State Capitol, classic Egyptian Theater, Boise Art Museum and Zoo Boise. Downtown Boise is served by Interstate 184 (“The Connector”), connecting Boise to Portland and Salt Lake City. Downtown Boise is the urban center of the Treasure Valley serving as the government, business, cultural and entertainment center for southwest Idaho and eastern Oregon. Downtown is home to the Idaho State Capital, Adad County Courthouse complex and Boise City Hall. The BoDo District is a downtown shopping destination which hosts the annual Alive After Five summer concert series. Demand drivers in the City of Boise include the 50,000 SF convention center, which in 2016 hosted 270 events and is in the midst of a $38 million expansion, St. Luke’s Boise Medical Center, Idaho’s largest health care provider, the only children’s hospital in Idaho and the flagship hospital of the St. Luke’s Health System, and Boise State University with 2016 enrollment of 19,271.

The appraiser identified a 186-room Residence Inn hotel anticipated to open in December 2017, at the intersection of South Capitol Boulevard and West Myrtle Street, which is expected to compete with the Boise Property when open.

Twin Falls, Idaho. The Twin Falls metropolitan statistical area is the economic hub for the Magic Valley Region and its main economy is related to agriculture raw production and processing. For proximity to dairy sources, Chobani built a $450 million, 1.0 million SF manufacturing plant in Twin Falls, which is the world’s largest yogurt manufacturing center. Similarly for proximity to ingredient sources, Clif (producer of Clif Bars) built a $90 million, 300,000 SF bakery in Twin Falls. Twin Falls’ unemployment rate as of April 2017 was 2.8%, continuing a year over year trend of declining unemployment since 2010.

The 2017 estimated population in the Twin Falls MSA was 107,060, a 1.1% annual increase since 2010, with estimated average household income of $61,252. The 2017 estimated population within a three-mile radius of the

LOAN #9: MCNEILL HOTEL PORTFOLIO

Twin Falls Property was 38,865, a 1.1% annual increase since 2010, with estimated average household income of $62,175.

The 2017 largest employers in Twin Falls are St. Luke’s Magic Valley Regional Medical Center (2,500 employees), Twin Falls School District (1,499 employees), College of Southern Idaho (999 employees), Personnel Plus (999 employees), Chobani Idaho (999 employees) C3 Customercontact Channels (999 employees) and Conagra Foods (999 employees). Demand to Twin Falls is driven by its natural landmarks including the Snake River Canyon, the Perrine Bridge and Shoshone Falls, regional retail centers including the Magic Valley Mall, universities including the College of Southern Idaho, Idaho State University’s Twin Falls campus and University of Idaho’s Twin Falls research extension, and medical centers including St. Luke’s Magic Valley Regional Medical Center. Twin Falls also attracts significant corporate visitors due to the agricultural industry and draws tourists en route to other cities via Interstate 84.

The appraiser identified no new hotels planned for Twin Falls.

Salt Lake City, Utah. Salt Lake City is the capital and largest city in the state of Utah. The Salt Lake economy is driven by government, trade and utilities, banking and professional services, health services, tourism particularly led by the convention center and the local ski industry, as well as transportation, with Salt Lake City International serving as a Delta airlines hub. Huntsman Corporation (a Fortune 500 company) and Zions Bancorporation and Questar Corporation (two Fortune 1000 companies) are headquartered in the Salt Lake City area as are AlphaGraphics, Sinclair Oil, Smith’s Food and Drug (owned by Kroger), MonaVie, Myriad Genetics and Vehix.com. Other major employers in the Salt Lake City area include the University of Utah and the Church of Jesus Christ of Latter-day Saints. Marriott Hotels, InterContinental Hotels Group, Delta Airlines, Continental Airlines, and JetBlue Airways all have reservation call centers in Salt Lake City. Salt Lake City’s unemployment rate as of April 2017 was 3.1%, continuing a year over year trend of declining unemployment since 2010.

The 2017 estimated population in the Salt Lake City MSA was 1,193,358, a 1.3% annual increase since 2010, with estimated average household income of $86,829. The 2017 estimated population within a three- and five-mile radius of the West Jordan Property was 151,903 and 334,550, respectively, a 1.1-1.2% annual increase since 2010, with estimated average household income of $82,568 and $82,225, respectively.

West Jordan is a suburb of Salt Lake City and is the fourth largest city in Utah with an estimated population of over 115,000. The 2017 largest employer in West Jordan is Jordan School District (3,145 employees). Demand to West Jordan is driven by Rio Tinto Stadium, a 20,000-seat soccer venue and stadium, the sporting product industry (over 1,000 outdoor product companies are doing business in Utah, with Amer Sports, Black Diamond, Gregory Mountain Products headquartered in the Salt Lake City area), Jordan Landing Shopping Center and South Valley Regional Airport, an alternative to Salt Lake City International Airport for business, law enforcement and military travelers and a training base for the Utah National Guard Army Aviation Support for Apache and Blackhawk helicopters. The Jordan Valley Medical Center is a community hospital that has tripled in size over the past few years and recently completed a major expansion project. The area is also supported by business visitors to Salt Lake City, tourists drawn to the outdoor activities, and religious pilgrims to visit the home base of the Church of Latter Day Saints.

The appraiser identified a 99-room Residence Inn hotel under development within 0.5 miles of the West Jordan Property that may compete with the West Jordan Property when open.

LOAN #9: MCNEILL HOTEL PORTFOLIO

The following tables present certain information relating to the primary competition for the McNeill Hotel Portfolio Properties:

Boise Property Competitive Set(1)

Property	Number of Rooms	Year Built
Boise Property	110	2007
Residence Inn Downtown/University	104	1986
Hyatt Place Boise Towne Square	127	1999
Hilton Garden Inn Boise Spectrum	137	2002
Residence Inn Boise West	104	2005
Candlewood Suites Boise Town Square	84	2007
TownePlace Suites Boise West Meridian	100	2008
Total(2)	656

(1)	Source: Appraisal
(2)	Total excludes the Boise Property.

Twin Falls Property Competitive Set(1)

Property	Number of Rooms	Year Built
Twin Falls Property	107	2009
Best Western Plus Twin Falls	120	1992
Hampton Inn Twin Falls	75	2004
La Quinta Inn and Suites Twin Falls	101	2008
Holiday Inn Express and Suites Twin Falls	91	2009
Fairfield Inn and Suites Twin Falls	92	2014
Total(2)	479

(1)	Source: Appraisal
(2)	Total excludes the Twin Falls Property.

West Jordan Property Competitive Set(1)

Property	Number of Rooms	Year Built
West Jordan Property	106	2008
Hampton Inn Sandy	130	1991
Courtyard Sandy	123	1995
Staybridge Suites Midvale	93	2013
Holiday Inn Express and Suites Murray	114	2014
TownePlace Suites West Valley	87	2015
Total(2)	547

(1)	Source: Appraisal
(2)	Total excludes the West Jordan Property.

■	The Borrowers. The borrowers, Boise ATH2017, LLC, Twin Falls ATH2017, LLC and West Jordan ATH2017, LLC are single purpose Delaware limited liability companies. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the McNeill Hotel Portfolio Loan. The borrower sponsor is Phillip H. McNeill, Jr. Phillip H. McNeill, Jr. is the founder, managing partner and CEO of McNeill Hotel Company and was formerly the Executive Vice President of Equity Inns (NYSE: ENN). McNeill Hotel Company offers hotel management, construction, renovation, development and financing services and has a current portfolio of seventeen hotels, including the McNeill Hotel Portfolio Properties.

■	Escrows. In connection with the origination of the McNeill Hotel Portfolio Loan, the borrowers funded $339,767 for a tax and insurance reserve. Additionally at origination, the borrowers funded a PIP reserve of $5,600,000 and has provided an $800,000 letter of credit (in lieu of a monthly deposit to the PIP reserve), in order to fund an estimated $6.4 million of scheduled PIP work.

The McNeill Hotel Portfolio borrowers are required to fund the following reserves with respect to the McNeill Hotel Portfolio Properties: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period (unless the McNeill Hotel Portfolio Properties are maintained under a blanket insurance policy), and (iii) an FF&E reserve in the amount of $39,927.

■	Lockbox and Cash Management. The McNeill Hotel Portfolio Loan documents require a soft lockbox with springing cash management. During a Cash Sweep Period (as defined below), the funds on deposit in the lockbox account are required to be transferred daily to the cash management account under the control of the lender and on each due date applied to fund reserves, pay debt service, pay operating and extraordinary expenses, and pay debt service on

LOAN #9: MCNEILL HOTEL PORTFOLIO

the McNeill Hotel Portfolio Mezzanine Loan, with all amounts remaining held by lender as additional collateral for the McNeill Hotel Portfolio Loan.

A “Cash Sweep Period” means the earlier of (x) the period commencing when the debt service coverage ratio (inclusive of the debt service for the McNeill Hotel Portfolio Mezzanine Loan) is less than 1.20x on a trailing-12 month basis, tested quarterly, and ending when the debt service coverage ratio is equal to or greater than 1.20x on a trailing-12 month basis for two consecutive calendar quarters, and (y) the period commencing upon and continuing during an event of default under the McNeill Hotel Portfolio Mezzanine Loan.

■	Property Management. The McNeill Hotel Portfolio Properties are managed by McNeill Hotel Company, LLC, a borrower-affiliate manager. The lender has the right to direct the borrowers to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy proceeding; (ii) an event of default under the McNeill Hotel Portfolio Loan documents has occurred and is continuing; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; (iv) a default by the property manager under the property management agreement has occurred and is continuing beyond any applicable cure periods; or (v) the lender determines that the McNeill Hotel Portfolio Properties are not being managed in accordance with generally accepted management practices and lender’s conditions are not remedied.

■	Mezzanine or Secured Subordinate Indebtedness. Concurrently with the funding of the McNeill Hotel Portfolio Loan, MSC–184 Hotels Holdco, LLC funded a mezzanine loan in the amount of $4,000,000 (the “McNeill Hotel Portfolio Mezzanine Loan”) to ATH2017, LLC, as mezzanine borrower, which is the direct owner of 100.0% of the limited liability company interests in the borrowers. The McNeill Hotel Portfolio Mezzanine Loan is secured by a pledge of the mezzanine borrower’s 100% limited liability company interests in the borrowers. The McNeill Hotel Portfolio Mezzanine Loan carries an interest rate of 13.00000% per annum and is co-terminus with the McNeill Hotel Portfolio Loan. The McNeill Hotel Portfolio Mezzanine Loan is subject to an intercreditor agreement.

■	Release of Collateral. The borrowers have the right, at any time after the second anniversary of the securitization Closing Date, to release one or more individual property from the lien of the McNeill Hotel Portfolio Loan, upon satisfaction of the following conditions, among others: (i) no event of default shall have occurred and be continuing (ii) delivery of defeasance collateral in an amount sufficient to prepay the McNeill Hotel Portfolio Loan by 125% of the individual released property’s allocated loan amount, (iii) delivery of rating agency confirmation, (iv) following such release, the loan-to-value ratio of the remaining property is not more than the lesser of (x) 72.3% and (y) the loan-to-value ratio immediately prior to the release (v) following such release, the debt service coverage ratio (inclusive of the debt service for the McNeill Hotel Portfolio Mezzanine Loan) of the remaining property is at least the greater of (x) 1.72x and (y) the debt service coverage ratio (inclusive of the outstanding principal balance of the McNeill Hotel Portfolio Mezzanine Loan) for the trailing-12 month period immediately prior to the release and (vi) following such release, the debt yield of the remaining property is at least the greater of (x) 12.10% and (y) the debt yield immediately prior to the release. Notwithstanding the foregoing, unless the Twin Falls Property has been released, either the Boise Property or the West Jordan Property may not be released.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the McNeill Hotel Portfolio Properties, plus 18 months of business interruption coverage for a period continuing until the restoration of the McNeill Hotel Portfolio Properties is completed and containing an extended period which provides for six months of additional coverage. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #10: wellington commercial condo

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	New York, New York	Cut-off Date Balance	$30,000,000
Property Type	Retail	Cut-off Date Balance per SF	$707.88
Size (SF)	42,380	Percentage of Initial Pool Balance	3.2%
Total Occupancy as of 4/1/2017	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 4/1/2017	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1998 / NAP	Mortgage Rate	4.36600%
Appraised Value	$50,000,000	Original Term to Maturity (Months)	120
Appraisal Date	5/1/2017	Original Amortization Term (Months)	NAP
Borrower Sponsor(1)	Michael Fuchs, Aby Rosen and RFR Realty LLC	Original Interest Only Period (Months)	120
Property Management	RFR Realty LLC	First Payment Date	9/6/2017
Maturity Date	8/6/2027

Underwritten Revenues	$3,349,189
Underwritten Expenses	$1,182,557	Escrows
Underwritten Net Operating Income (NOI)	$2,166,632	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,118,828	Taxes	$201,463	$67,154
Cut-off Date LTV Ratio	60.0%	Insurance	$0	$0
Maturity Date LTV Ratio	60.0%	Replacement Reserve	$0	$1,115
DSCR Based on Underwritten NOI / NCF	1.63x / 1.60x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.2% / 7.1%	Other(2)	$10,606	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$30,000,000	100.0%	Loan Payoff	$26,146,626	87.2%
Principal Equity Distribution	3,085,803	10.3
Closing Costs	555,502	1.9
Reserves	212,069	0.7
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%

(1)	Michael Fuchs and Aby Rosen are the non-recourse carveout guarantors under the Wellington Commercial Condo Loan documents.

(2)	The Upfront Other reserve consists of $10,606 for a condominium common charges reserve.

■	The Mortgage Loan. The mortgage loan (the “Wellington Commercial Condo Loan”) is evidenced by a note in the original principal amount of $30,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 42,380 SF, three-story commercial condo at the base of a luxury, high-rise condominium tower located in New York, New York (the “Wellington Commercial Condo Property”). The Wellington Commercial Condo Loan was originated by Citi Real Estate Funding Inc. on July 11, 2017 and represents approximately 3.2% of the Initial Pool Balance. The note evidencing the Wellington Commercial Condo Loan had an original principal balance of $30,000,000, has an outstanding principal balance as of the Cut-off Date of $30,000,000 and accrues interest at an interest rate of 4.36600% per annum. The proceeds of the Wellington Commercial Condo Loan were primarily used to refinance prior debt secured by the Wellington Commercial Condo Property, return equity to the sponsor, fund reserves and pay origination costs.

The Wellington Commercial Condo Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Wellington Commercial Condo Loan requires payments of interest only for the term of the Wellington Commercial Condo Loan. The scheduled maturity date of the Wellington Commercial Condo Loan is the due date in August 2027. At any time after the second anniversary of the securitization Closing Date, the Wellington Commercial Condo Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Wellington Commercial Condo Loan documents. Voluntary prepayment (in whole but not in part) of the Wellington Commercial Condo Loan is permitted on or after the due date occurring in May 2027 without payment of any prepayment premium.

■	The Mortgaged Property. The Wellington Commercial Condo Property is a 42,380 SF, three-story, commercial condo, consisting of the basement, ground floor and second floor, at the base of a 156-unit, luxury high-rise condominium tower, located on the southwest corner of First Avenue and East 82nd Street on the Upper East Side of Manhattan. The residential portion of the building, which is 18-stories, is not part of the collateral for the Wellington Commercial Condo Loan. The art deco-inspired condominium tower was constructed in 1998 and it features modern storefronts framed with limestone and includes approximately 100 feet of frontage on First Avenue and an additional 225 feet on East 82nd Street.

The Wellington Commercial Condo Property is 100.0% leased to three tenants that have been located at the Wellington Commercial Condo Property for over 15 years. The three tenants at the Wellington Commercial Condo Property are: CVS, McCarton Center and Quik Park. CVS has occupied its space at the Wellington Commercial Condo Property since 1998. CVS occupies 8,765 SF of the corner retail space and an additional 1,065 SF of lower level storage space. CVS has agreed to an early renewal which extends the lease through September 2028. The second largest tenant at the Wellington Commercial Condo Property is McCarton Center. McCarton Center has been

LOAN #10: wellington commercial condo

a tenant at the Wellington Commercial Condo Property since 2002 and it occupies 15,414 SF of the community space at the 82nd Street ground floor and second floor space. McCarton Center is a multidisciplinary center dedicated to the assessment, diagnosis and treatment of children with developmental disabilities and special needs. The McCarton Center was founded in 1998 and it functions both as a school and a clinic. The third largest tenant, Quik Park, has been at the Wellington Commercial Condo Property since 1999 and operates the 53-stall subterranean parking garage.

The Wellington Commercial Condo Property consists of three commercial condominiums within a 156-unit, luxury high-rise condominium tower (the “Wellington Tower Condominium”). The Wellington Tower Condominium has a total of four commercial units. The fourth unit is owned by the condominium board for the benefit of the Wellington Tower Condominium. Pursuant to the Wellington Tower Condominium declaration and by-laws, the Wellington Tower Condominium board has seven members, two of which are appointed by the commercial unit owners. Each board member serves a one year term and the members appointed by the commercial unit owners may only be removed by the commercial unit owners. Board meetings may only be held if a quorum (the majority of board members) is present, and, subject to certain major decision requirements, decisions at board meetings are required to be made by a majority vote of the quorum.

The following decisions may not be decided by the board unless approved by consent of two-thirds of the aggregate common interest: (i) whenever the cost of alterations, additions or improvements to the general common elements will exceed $250,000 in any fiscal year and (ii) borrowing money in connection with same.

The following decisions may not be decided by the board unless approved by affirmative vote of four-fifths of the entire board: the cost of alterations, additions or improvements to the general common elements with respect to sums less than $250,000 and (ii) borrowing money in connection with same.

The three collateral units and their respective common interest in the Wellington Tower Condominium are as follows: (i) the retail unit having a 7.59% interest in the common elements, (ii) the community facility unit having a 7.7615% interest in the common elements and (iii) the garage unit having a 7.0787% interest in the common elements.

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Wellington Commercial Condo Property:

Largest Owned Tenants Based on Underwritten Base Rent(1)(2)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(3)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(4)	Lease Expiration	Renewal / Extensions Options
CVS	NR / Baa1 / BBB+	9,830	23.2%	$2,156,579	63.1%	$219.39	9/30/2028	NA
McCarton Center	NR / NR / NR	15,414	36.4	925,441	27.1	$60.04	2/28/2022	NA
Quik Park	NR / NR / NR	17,136	40.4	335,979	9.8	$19.61	1/31/2019	NA
Largest Owned Tenants		42,380	100.0%	$3,417,999	100.0%	$80.65
Remaining Owned Tenants		0	0.0	0	0.0	$0.00
Vacant Spaces (Owned Space)		0	0.0	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		42,380	100.0%	$3,417,999	100.0%	$80.65

(1)	Based on the underwritten rent roll dated April 1, 2017.

(2)	Tenants at the Wellington Commercial Condo Property are not required to report sales.

(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(4)	UW Base Rent and UW Base Rent $ per SF include contractual rent increases through March 1, 2018 and the present value of rent steps for CVS.

LOAN #10: wellington commercial condo

The following table presents certain information relating to the lease rollover schedule at the Wellington Commercial Condo Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)(4)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	0	0.0	0.0%	0	0.0	$0.00	0
2018	0	0.0	0.0%	0	0.0	$0.00	0
2019	17,136	40.4	40.4%	335,979	9.8	$19.61	1
2020	0	0.0	40.4%	0	0.0	$0.00	0
2021	0	0.0	40.4%	0	0.0	$0.00	0
2022	15,414	36.4	76.8%	925,441	27.1	$60.04	1
2023	0	0.0	76.8%	0	0.0	$0.00	0
2024	0	0.0	76.8%	0	0.0	$0.00	0
2025	0	0.0	76.8%	0	0.0	$0.00	0
2026	0	0.0	76.8%	0	0.0	$0.00	0
2027	0	0.0	76.8%	0	0.0	$0.00	0
2028 & Thereafter	9,830	23.2	100.0%	2,156,579	63.1	$219.39	1
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	42,380	100.0%		$3,417,999	100.0%	$80.65	3

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent and UW Base Rent $ per SF include contractual rent increases through March 1, 2018 and the present value of rent steps for CVS.

The following table presents certain information relating to historical leasing at the Wellington Commercial Condo Property:

Historical Leased %(1)

	2014	2015	2016	As of 4/1/2017(2)
Owned Space	100.0%	100.0%	100.0%	88.4%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated April 1, 2017.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Wellington Commercial Condo Property:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017	Underwritten(1)	Underwritten $ per SF(2)
Base Rent	$2,428,187	$2,458,553	$2,514,312	$2,554,844	$2,649,624	$62.52
Contractual Rent Steps	0	0	0	0	768,375	18.13
Reimbursements	468,474	540,404	576,016	583,890	102,538	2.42
Other Income	3,432	3,050	4,708	4,925	4,925	0.12
Vacancy & Credit Loss	0	0	0	0	(176,273)	(4.16)
Effective Gross Income	$2,900,093	$3,002,007	$3,095,036	$3,143,659	$3,349,189	$79.03

Real Estate Taxes	$709,472	$800,835	$837,576	$846,961	$878,020	$20.72
Insurance	24,851	25,652	21,301	19,100	17,406	0.41
Management Fee	87,003	90,060	92,851	94,310	100,476	2.37
Other Operating Expenses	142,812	142,057	168,319	186,656	186,656	4.40
Total Operating Expenses	$964,138	$1,058,604	$1,120,047	$1,147,027	$1,182,557	$27.90

Net Operating Income	$1,935,955	$1,943,403	$1,974,988	$1,996,633	$2,166,631	$51.12
TI/LC	0	0	0	0	34,429	0.81
Capital Expenditures	0	0	0	0	13,374	0.32
Net Cash Flow	$1,935,955	$1,943,403	$1,974,988	$1,996,633	$2,118,827	$50.00

Occupancy	100.0%	100.0%	100.0%	100.0%	95.0%(3)
NOI Debt Yield	6.5%	6.5%	6.6%	6.7%	7.2%
NCF DSCR	1.46x	1.46x	1.49x	1.50x	1.60x

(1)	Underwritten Base Rent includes contractual rent increases of $22,572 through March 1, 2018 and the present value of scheduled rent increases (totaling $745,803) through the end of the lease term for CVS.

(2)	Based on the owned space at the Wellington Commercial Condo Property.

(3)	Represents the underwritten economic vacancy at the Wellington Commercial Condo Property.

LOAN #10: WELLINGTON COMMERCIAL CONDO

■	Appraisal. According to the appraisal, the Wellington Commercial Condo Property had an “as-is” appraised value of $50,000,000 as of May 1, 2017.

Appraisal Approach(1)	As-Is Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$50,000,000	N/A	4.00%
Discounted Cash Flow Approach	$50,000,000	6.00%	5.00%(2)

(1)	Based on the “as-is” appraised value.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated April 25, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Wellington Commercial Condo Property.

■	Market Overview and Competition. According to the appraisal, the Manhattan retail market is considered an anomaly when compared to other metropolitan retail markets. The relative lack of available retail sites requires retailers to utilize non-traditional space layouts. The majority of retail space within the Manhattan market is comprised of street-level suites within the base of residential and commercial buildings. The Wellington Commercial Condo Property is a 42,380 SF, three-story, commercial condo, consisting of the basement, ground floor and second floor, at the base of a 156-unit, luxury high-rise condominium tower. The Wellington Commercial Condo Property is well-located on the southwest corner of First Avenue and East 82nd Street and it is part of the Upper East Side Retail submarket of Manhattan. It is approximately five blocks from the newly constructed, Second Avenue subway’s 86th Street station and within close proximity to the 4, 5 and 6 subway lines as well.

According to a third party report, the Upper East Side retail submarket of New York City is comprised of nearly 3.2 million SF of retail space with a 2.8% vacancy and average asking rent of $94.25 per SF. Over the prior 10 years, the submarket has experienced a tight range of vacancy from a low of 1.7% to a high of 4.8%.

The following tables present certain information relating to the primary competition for the Wellington Commercial Condo Property:

Competitive Set – Retail(1)

	300 East 86th Street	241 East 86th Street	1415 Second Avenue	1707 Second Avenue
Tenant Name	CVS	Wells Fargo	Intalmood	Confidential
Tenant SF	15,000	5,950	500	1,015
Lease Date	4/1/2017	3/1/2017	2/1/2017	1/1/2017
Lease Type	Modified Gross	Modified Gross	Modified Gross	Modified Gross
Base Rent per SF	$243.00	$134.00	$225.00	$182.00

(1)	Source: Appraisal.

Competitive Set – Community Facility(1)

	Wellington Commercial Condo Property	540-544 West 26th Street	310 East 72nd Street	90 Fifth Avenue	162 Fifth Avenue
Tenant Name	McCarton Center	Avenues School	72nd Street Medical Associates	Alt School	Simon’s Foundation
Year Built	1998	2017	NAV	1903	1930
Tenant SF	15,414	85,241	14,239	12,090	124,724
Base Rent per SF	$58.57	$78.87	$83.00	$97.98	$50.00
Lease Term (years)	10	28	10	12	32
Lease Type	Gross	Net	Modified Gross	Modified Gross	Net

(1)	Source: Appraisal.

■	The Borrower. The borrower, Wellington Commercial Fee LLC, is 100% owned by R&F Wellington Commercial LLC, which is owned 50% by Aby Rosen and 50% by Michael Fuchs. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Wellington Commercial Condo Loan. The sponsors and non-recourse carve-out guarantors for the Wellington Commercial Condo Loan are Aby Rosen and Michael Fuchs of RFR. The borrower is an affiliate of RFR which is owned and controlled by Aby Rosen and Michael Fuchs. RFR is a fully integrated real estate investment firm based in New York City with a core focus on select urban markets in the United States and Germany. RFR’s portfolio has grown to include more than 100 properties comprising commercial, hotel, residential and retail holdings.

LOAN #10: WELLINGTON COMMERCIAL CONDO

■	Escrows. On the origination date of the Wellington Commercial Condo Loan, the borrower funded reserves of (i) $201,463 for real estate taxes and (ii) $10,606 for a condominium common charge reserve.

On each due date, the borrower will be required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period, initially estimated to be $67,154, (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period, provided that insurance is not covered under an acceptable blanket policy and (iii) $1,115 for replacement reserves.

■	Lockbox and Cash Management. The Wellington Commercial Condo Loan requires a lender-controlled hard lockbox account, established at the origination of the Wellington Commercial Condo Loan and into which the borrower and property manager direct all tenants to directly pay rents. The Wellington Commercial Condo Loan also requires the borrower or property manager to deposit into the lockbox account immediately after receipt all rents and other revenue of any kind from the Wellington Commercial Condo Property received by the borrower or the property manager. Upon the occurrence and during the continuance of a Wellington Commercial Condo Trigger Period (as defined below), all funds in the lockbox account are to be swept daily to a cash management account under the control of the lender and disbursed to pay debt service and fund reserves, after which (x) to the extent a Wellington Commercial Condo Trigger Period has occurred and is ongoing, all excess cash flow will be held by lender as additional collateral for the Wellington Commercial Condo Loan, and (y) to the extent no Wellington Commercial Condo Trigger Period is continuing, all excess cash flow will be disbursed to the borrower. Prior to the occurrence of a Wellington Commercial Condo Trigger Period, all funds in the lockbox account are to be swept daily to the borrower’s operating account. Upon the occurrence of an event of default under the Wellington Commercial Condo Loan documents, the lender may apply funds to amounts payable under the Wellington Commercial Condo Loan in the order of priority it determines.

A “Wellington Commercial Condo Trigger Period” will commence upon the earlier of (i) the occurrence of an event of default under the Wellington Commercial Condo Loan documents; (ii) the debt service coverage ratio (which the lender will use good faith efforts to calculate within 45 days of the end of each calendar quarter under the Wellington Commercial Condo Loan documents) being less than 1.20x for one calendar quarter; (iii) any Wellington Commercial Condo Major Tenant (as defined below) becoming subject to bankruptcy or insolvency or similar proceedings; (iv) any termination or cancellation of a Wellington Commercial Condo Major Tenant lease; (v) any Wellington Commercial Condo Major Tenant being in major non-monetary default or default as a result of a Wellington Commercial Condo Major Tenant’s failure to pay base rent or fixed rent under its lease; and (vi) the date any Wellington Commercial Condo Major Tenant fails to extend or renew its lease in accordance with the Wellington Commercial Condo Loan documents. A Wellington Commercial Condo Trigger Period will expire: with regard to clause (i), upon the cure of such event of default, if applicable; with regard to clause (ii), upon the debt service coverage ratio equaling or exceeding 1.20x for one calendar quarter; with respect to clause (iii), the Wellington Commercial Condo Major Tenant has affirmed its lease in the applicable bankruptcy jurisdiction pursuant to a final, non-appealable order of a court of competent jurisdiction or such tenant’s space has been leased pursuant to a replacement tenant in accordance with the Wellington Commercial Condo Loan documents, with regard to clause (iv), the Wellington Commercial Condo Major Tenant’s revocation of termination and affirmation of its lease being in full force and effect, or re-tenanting of such tenant’s space pursuant to a qualified replacement lease in accordance with the Wellington Commercial Condo Loan documents; with regard to clause (v), evidence that default is cured and the Wellington Commercial Condo Major Tenant is paying full, unabated rent; and with regard to clause (vi), a Wellington Commercial Condo Major Tenant extends or renews its lease on or prior to the date that is the earlier of (a) twelve months prior to the expiration of such lease or (b) the last day of the notice or renewal period permitted under such lease, or the borrower leases the designated space pursuant to one or more qualified replacement leases in accordance with the terms of the Wellington Commercial Condo Loan documents. However, no Wellington Commercial Condo Trigger Period will be deemed to exist solely with respect to clause (ii) above during any period that the Wellington Commercial Condo Collateral Cure Conditions (defined below) are satisfied.

A “Wellington Commercial Condo Major Tenant” means (a)(i) CVS and (ii) McCarton Center together with their respective affiliates providing credit support or a guaranty in connection with the major tenant lease or (b) any replacement tenant of the foregoing (provided that any replacement tenant is a tenant under (i) a lease any lease which, individually or when aggregated with all other leases at the Wellington Commercial Condo Property with the same tenant or its affiliate (and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease), demises (or would demise following exercise of all such expansion rights and/or preferential rights to lease additional space contained in such lease) any of 5,000 SF or more of the Wellington Commercial Condo Property’s gross leasable area, (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire or encumber all or any portion of the Wellington Commercial Condo Property (other than an option or right of first refusal or other similar entitlement to lease additional space at the property), (iii) any lease which is with an affiliate of the borrower or of a guarantor (but specifically excluding any space not greater

LOAN #10: WELLINGTON COMMERCIAL CONDO

than 1,000 SF for which such occupant’s sole purpose is to exclusively service the Wellington Commercial Condo Property), or (iv) any lease entered into during the continuance of an event of default under the Wellington Commercial Condo Loan documents ).

■	Property Management. The Wellington Commercial Condo Property is managed by RFR Realty LLC, a borrower-affiliated manager. The lender has the right to terminate the property management agreement and replace the property manager if: (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy action or proceeding that is not dismissed within 90 days or any voluntary bankruptcy proceeding; (ii) there exists an event of default under the Wellington Commercial Condo Loan documents which remains uncured and is continuing; (iii) gross negligence, fraud, willful misconduct or misappropriation of funds is committed by one or more members of the senior management of the property manager with respect to the Wellington Commercial Condo Property, unless the property manager promptly (but in any event within 30 days after becoming aware of such act) cures such act and removes the applicable member or members of senior management; or (iv) a default by the property manager has occurred and is continuing under the property management agreement after the expiration of all applicable notice and cure periods. The borrower has the right to replace the property manager, provided no event of default is continuing under the Wellington Commercial Condo Loan documents and the borrower provides the lender with 30 days’ notice, with (A) a property manager approved by the lender in writing (which may be conditioned upon receipt of a rating agency confirmation) or (B) one of certain designated property managers provided that no material adverse effect has occurred to the existing property manager prior to the replacement property manager taking over management of the Wellington Commercial Condo Property.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the Wellington Commercial Condo Property, plus a business interruption insurance policy that provides 24 months of business interruption coverage with an additional 6-month extended period of indemnity, with no deductible in excess of $25,000 except with respect to earthquake and windstorm/named storm coverage, which may have a deductible up to 5% the insurable value of the Wellington Commercial Condo Property, and water damage, which may have a deductible up to $50,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.